Exhibit 2.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION


In re:                                         )        Chapter 11
                                               )
Conseco, Inc., et al.,                         )
               -- --                           )
                                               )        Case No. 02-49672
Debtors.(1)                                    )        (Jointly Administered)
                                               )        Honorable Carol A. Doyle

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         DISCLOSURE STATEMENT FOR DEBTORS' JOINT PLAN OF REORGANIZATION
           PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

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                                 IMPORTANT DATES
                                 ---------------

     o    Date by which Ballots must be received: [________], 2003

     o Date by which objections to Confirmation of the Plan must be filed and served: [_______], 2003

     o    Hearing on Confirmation of the Plan: [_________], 2003

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THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF
REORGANIZATION. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE BANKRUPTCY COURT HAS APPROVED THIS DISCLOSURE STATEMENT.







                           James H.M. Sprayregen, P.C.
                                  Anne M. Huber
                                   Anup Sathy
                                KIRKLAND & ELLIS
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000

                            Counsel for the Debtors.

Dated:  January 31, 2003

-----------------

1 The Debtors are the following entities: Conseco, Inc., CIHC, Incorporated, CTIHC, Inc., Partners Health Group, Inc., Conseco Finance Corp. and Conseco Finance Servicing Corp.

     THE SECURITIES DESCRIBED HEREIN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, GENERALLY IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS WHICH ARE ATTACHED HERETO OR INCORPORATED BY REFERENCE ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.

     AS TO CONTESTED MATTER, ADVERSARY PROCEEDINGS, AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

     THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN UNLESS SO SPECIFIED. EACH HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

     NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT OR, SUBSEQUENT TO A FILING BY DEBTORS UNDER THE BANKRUPTCY CODE, BY THE BANKRUPTCY COURT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN WHICH ARE OTHER THAN OR INCONSISTENT WITH THE INFORMATION CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR EQUITY INTEREST.

     ALTHOUGH DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT FOR THE FINANCIAL STATEMENTS INCLUDED IN CONSECO'S ANNUAL REPORT ON FORM 10-K.

     THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY CONSECO'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND

ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND CONSECO'S CONTROL. CONSECO CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO CONSECO'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

     SEE ARTICLE VIII OF THIS DISCLOSURE STATEMENT, "RISK FACTORS," FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST TO ACCEPT THE PLAN.


                                TABLE OF CONTENTS
                                                                                                              Page


I. SUMMARY........................................................................................................1
II. GENERAL INFORMATION...........................................................................................9
         A.       DESCRIPTION OF CONSECO'S BUSINESS...............................................................9
                  1.       Corporate Structure....................................................................9
                  2.       The Company's Business.................................................................9
         B.       EXISTING CAPITAL STRUCTURE OF CNC AND CIHC.....................................................14
                  1.       CNC...................................................................................14
                  2.       CIHC..................................................................................16
         C.       EVENTS LEADING TO THE CHAPTER 11 CASES.........................................................17
                  1.       Background to the Restructuring.......................................................17
                  2.       Announcement of Restructuring Plan; Events of Default.................................18
                  3.       Delisting of Common Stock and Other Listed Securities.................................18
                  4.       Ratings Downgrades of CNC Securities..................................................18
                  5.       Insurance Ratings and Regulatory Issues...............................................19
                  6.       Status of CFC; Strategic Alternatives Considered......................................20
                  7.       Recent Financial Results..............................................................21
                  8.       The Prepetition Committees............................................................21
         D.       PLANNED SALE OF CFC............................................................................22
         E.       PURPOSE OF THE PLAN............................................................................24
         F.       THE BUSINESS OF REORGANIZED CNC................................................................24
         G.       TERMS OF NEW SECURITIES AND NEW BANK DEBT TO BE ISSUED PURSUANT TO THE PLAN....................24
                  1.       New CNC Common Stock..................................................................25
                  2.       New CNC Preferred Stock...............................................................26
                  3.       New CNC Warrants......................................................................27
                  4.       New Secured Notes.....................................................................28
                  5.       New CNC Credit Facility...............................................................28
         H.       EXECUTIVE OFFICERS AND BOARD OF DIRECTORS OF REORGANIZED CNC...................................30
         I.       LIQUIDATION ANALYSIS...........................................................................31
         J.       FINANCIAL PROJECTIONS AND VALUATION ANALYSIS...................................................32
                  1.       Financial Projections.................................................................32
                  2.       Valuation Methodologies...............................................................33
                  3.       Reorganization Value..................................................................34
III. INTERCOMPANY RELATIONSHIPS AND PROPOSED TREATMENT OF INTERCOMPANY CLAIMS UNDER THE PLAN.....................35
         A.       SERVICE AGREEMENTS AND ARRANGEMENTS............................................................35
         B.       Intercompany Obligations.......................................................................36
                  1.       Conseco Capital Management............................................................36
                  2.       The Insurance Subsidiaries............................................................36
         C.       SETOFF BETWEEN LIQUIDATING DEBTORS AND REORGANIZING DEBTORS....................................37
IV. SUMMARY OF OTHER DEBTORS AND REASONS FOR FILING..............................................................37
V. THE CHAPTER 11 CASES..........................................................................................38
         A.       SUMMARY OF SIGNIFICANT MOTIONS.................................................................38
                  1.       Applications for Retention of Debtors' Professionals..................................38

                                      -i-
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

                  2.       Motions to Approve Manner of Notice of the Disclosure Statement and Confirmation
                           Hearing, and to Schedule Disclosure Statement Hearing and Confirmation Hearing........38
                  3.       Motion to Continue Using Existing Bank Accounts and Business Forms....................38
                  4.       Motion to Pay Employee Wages and Associated Benefits..................................38
                  5.       Motion to Increase CFC's Manufactured Housing Securitization Servicing Fee............39
                  6.       Motions for Authority to Continue the Key Employee Retention Program..................39
                  7.       Motion for Authority to Prohibit Trading of Equity Securities.........................39
                  8.       Bar Date Order........................................................................40
                  9.       Schedules and Statements..............................................................40
                  10.      Motion for Preliminary Injunction Extending the Automatic Stay to Certain
                           Directors and Officers................................................................40
                  11.      Estimation Procedures.................................................................40
         B.       APPOINTMENT OF THE OFFICIAL COMMITTEES.........................................................40
VI. [COURT-APPROVED] SUMMARY OF THE PLAN OF REORGANIZATION.......................................................41
         A.       OVERVIEW OF CHAPTER 11.........................................................................41
         B.       OVERALL STRUCTURE OF THE PLAN..................................................................42
         C.       SUBSTANTIVE CONSOLIDATION......................................................................43
         D.       SEVERABILITY OF PLAN PROVISIONS................................................................43
         E.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS....................................43
                  1.       Summary of Claims against all Debtors.................................................43
                  2.       Summary of the Claims and Equity Interests against the Reorganizing Debtors...........44
                  3.       Summary of Claims and Equity Interests against the Liquidating Debtors................55
         F.       IMPLEMENTATION OF THE REORGANIZING SUBPLANS....................................................55
                  1.       Corporate Existence and Vesting of Assets in the Reorganizing Debtors and Old CNC.....55
                  2.       Cancellation of Claims and Equity Interests...........................................56
                  3.       Issuance of New Securities; Execution of Related Documents............................56
                  4.       Creation of Residual Trust............................................................57
                  5.       Creation of Professional Escrow Account...............................................57
                  6.       Corporate Governance, Directors and Officers, and Corporate Action....................57
                  7.       Sources of Cash for Plan Distribution.................................................58
                  8.       Retiree Benefits......................................................................58
         G.       TREATMENT OF LITIGATION AND OTHER LEGAL PROCEEDINGS............................................58
                  1.       Securities Litigation.................................................................58
                  2.       Derivative Litigation.................................................................59
                  3.       Other Litigation......................................................................59
                  4.       Other Proceedings.....................................................................61
         H.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........................................61
                  1.       Reorganizing Debtors:  Executory Contracts and Unexpired Leases.......................61
                  2.       Claims Based on Rejection of Executory Contracts or Unexpired Leases..................61
                  3.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.................62
                  4.       Indemnification of Directors, Officers and Employees..................................62
                  5.       Compensation and Benefit Programs.....................................................62
                  6.       Assumption of D&O Insurance...........................................................62


         I.       PROVISIONS GOVERNING DISTRIBUTIONS.............................................................63
                  1.       Distributions for Claims and Equity Interests Allowed as of the Effective Date........63
                  2.       Distributions by the Reorganized Debtors; Distributions with Respect to Debt
                           Securities............................................................................63
                  3.       Delivery and Distributions and Undeliverable or Unclaimed Distributions...............63
                  4.       Timing and Calculation of Amounts to be Distributed...................................64
                  5.       Minimum Distribution..................................................................64
                  6.       Setoffs...............................................................................64
                  7.       Surrender of Canceled Instruments or Securities.......................................65
                  8.       Failure to Surrender Canceled Instruments.............................................65
                  9.       Lost, Stolen, Mutilated or Destroyed Securities.......................................65
         J.       PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS..66
                  1.       Resolution of Disputed Claims.........................................................66
                  2.       Allowance of Claims and Equity Interests..............................................67
                  3.       Controversy Concerning Impairment.....................................................67
                  4.       Reserve of New CNC Common Stock.......................................................67
         K.       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN..............................67
                  1.       Conditions to Confirmation............................................................67
                  2.       Conditions Precedent to Consummation..................................................68
                  3.       Waiver of Conditions..................................................................68
                  4.       Effect of Non-Occurrence of Conditions to Consummation................................69
         L.       RELEASE, INJUNCTIVE AND RELATED PROVISIONS.....................................................69
                  1.       Compromise and Settlement.............................................................69
                  2.       Releases by the Debtors...............................................................69
                  3.       Releases by Holders of Claims.........................................................69
                  4.       Exculpation...........................................................................70
                  5.       Preservation of Rights of Action......................................................70
                  6.       Discharge of Claims and Termination of Equity Interests...............................72
                  7.       Injunction............................................................................72
         M.       RETENTION OF JURISDICTION......................................................................73
         N.       MISCELLANEOUS PROVISIONS.......................................................................73
                  1.       Modification of the Plan Supplement...................................................74
                  2.       Effectuating Documents, Further Transactions and Corporation Action...................74
                  3.       Dissolution of the Official Committees................................................74
                  4.       Payment of Statutory Fees.............................................................74
                  5.       Modification of Plan..................................................................74
                  6.       Revocation of Plan....................................................................74
                  7.       Successors and Assigns................................................................75
                  8.       Reservation of Rights.................................................................75
                  9.       Section 1146 Exemption................................................................75
                  10.      Further Assurances....................................................................75
                  11.      Service of Documents..................................................................75
                  12.      Transactions on Business Days.........................................................76
                  13.      Filing of Additional Documents........................................................76
                  14.      Term of Injunctions or Stays..........................................................76
VII. VOTING AND CONFIRMATION PROCEDURE...........................................................................76
         A.       VOTING INSTRUCTIONS............................................................................76
         B.       VOTING TABULATION..............................................................................78
         C.       VOTING PROCEDURES..............................................................................80


                  1.       Beneficial Holders....................................................................80
                  2.       Nominees..............................................................................80
         D.       THE CONFIRMATION HEARING.......................................................................81
         E.       STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN............................................81
                  1.       Best Interests of Creditors Test/Liquidation Analysis.................................82
                  2.       Financial Feasibility.................................................................83
                  3.       Acceptance by Impaired Classes........................................................83
                  4.       Confirmation Without Acceptance by All Impaired Classes...............................84
VIII. RISK FACTORS...............................................................................................84
         A.       CERTAIN BANKRUPTCY CONSIDERATIONS..............................................................85
         B.       FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN......................87
         C.       RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION..........................................89
IX. CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................................................95
         A.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS AND EQUITY INTERESTS.....96
                  1.       Consequences to Holders of Lender Claims..............................................96
                  2.       Consequences to Holders of New Notes, Secured Notes and Trust Preferred Securities....97
                  3.       Consequences to Holders of Old CNC Preferred Stock and Old CNC Common Stock..........102
                  4.       Consequences to Holders of Reorganizing Debtor General Unsecured Claims..............102
         B.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO CNC...........................................102
                  1.       G Reorganization.....................................................................102
                  2.       Cancellation of Indebtedness and Reduction of Tax Attributes.........................103
         C.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO REORGANIZED CNC...............................103
                  1.       Transfer of Assets from CNC to Reorganized CNC.......................................103
                  2.       Limitation of Net Operating Loss Carryovers and Other Tax Attributes.................104
                  3.       Application of Code Section 269 to the G Reorganization..............................105
                  4.       Information Reporting and Backup Withholding.........................................106
X. RECOMMENDATION.................................................................................................1

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


                                    EXHIBITS
Exhibit A   -     Liquidation Analysis
Exhibit B   -     Projections
Exhibit C   -     Petition Date Organizational Chart
Exhibit D   -     Post-Confirmation Organizational Chart
Exhibit E   -     New Credit Facility Term Sheet
Exhibit F   -     New CNC Preferred Stock and New CNC Warrants Term Sheet
Exhibit G   -     Retained Actions (to come)
Exhibit H   -     Executory Contracts and Unexpired Leases Rejected by the Reorganizing Debtors
Exhibit I   -     Executory Contracts and Unexpired Leases Assumed by the Reorganizing Debtors
Exhibit J   -     Intentionally Omitted
Exhibit K   -     List of Discharged Intercompany Claims


                                       I.
                                     SUMMARY

          The following summary is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement. Capitalized terms used herein but not otherwise defined herein have the meanings given to such terms in the Plan.

          Conseco, Inc. ("CNC") is the top tier holding company for our two operating businesses: insurance and finance. Our insurance business is operated through subsidiaries owned directly and indirectly by CIHC, Incorporated ("CIHC"), an intermediate holding company that is controlled by CNC. Our finance business is operated through Conseco Finance Corp. ("CFC"), a wholly-owned subsidiary of CIHC, and its subsidiaries. We sometimes collectively refer to CNC, together with its consolidated subsidiaries, as "we," "Conseco" or the "Company."

          Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance and other insurance products. Our finance business has historically provided a variety of finance products including manufactured housing and floor plan loans, home equity mortgages, home improvement and consumer product loans and private label credit cards.

          On December 17, 2002 (the "Petition Date"), CNC, CIHC, CTIHC, Inc., Partners Health Group, Inc., CFC and Conseco Finance Servicing Corp. (collectively, the "Debtors") filed petitions for reorganization and liquidation under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois. CNC, CIHC, CTIHC, Inc. and Partners Health Group, Inc. are sometimes referred to collectively as the "Reorganizing Debtors" and individually as a "Reorganizing Debtor." CFC and Conseco Finance Servicing Corp. are sometimes referred to herein collectively as the "Liquidating Debtors" and individually as a "Liquidating Debtor."

          This Disclosure Statement is being furnished by the Debtors as proponents of the Plan of Reorganization (the "Plan," a [court approved] summary of which is set forth in Section VI), pursuant to section 1125 of the Bankruptcy Code and in connection with the solicitation of votes (the "Solicitation") for the acceptance or rejection of the Plan, as it may be amended or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules. You can view a copy the Plan in its entirety at www.bmccorp.net/conseco.

          This Disclosure Statement describes certain aspects of the Plan, including the treatment of Holders of Claims against and Equity Interests in the Debtors, and also describes certain aspects of the Company's operations, the Company's projections and other related matters.

Events Leading to the Chapter 11 Cases

          Since commencing operations in 1982, CNC pursued a strategy of growth through acquisitions. Primarily as a result of these acquisitions and the funding requirements necessary to operate and expand the acquired businesses, CNC amassed outstanding indebtedness of approximately $6.0 billion as of June 30, 2002. During the past two years, we undertook a series of steps designed to reduce and extend the maturities of our parent company debt. Notwithstanding these efforts, the Company's financial position continued to deteriorate, principally due to our leveraged condition, losses experienced by our finance business and losses in the value of our investment portfolio.

          As a result of these developments, on August 9, 2002, we announced that we would seek to fundamentally restructure the Company's capital, and announced that we had retained legal and financial advisors to assist us in these efforts.

          Shortly after our August 9 announcement, the New York Stock Exchange ("NYSE") halted trading in CNC's common stock and other listed securities, and we experienced a number of ratings downgrades with respect to our outstanding securities. In addition, we experienced a further downgrade with respect to the financial strength ratings of our insurance subsidiaries and have been operating under increased scrutiny from insurance regulators in each of the states in which our insurance subsidiaries are domiciled.

          In October 2002, we announced that we had engaged financial advisors to pursue various alternatives with respect to our finance business and that CNC's board of directors had approved a plan to sell or seek new investors for our finance business. On December 19, 2002, CFC entered into an Asset Purchase Agreement with CFN Investment Holdings LLC ("CFN"), an affiliate of Fortress Investment Group LLC, J.C. Flowers & Co. LLC and Cerberus Capital Management, L.P., pursuant to which CFC would, subject to the satisfaction of certain conditions, sell all or substantially all of its assets in a sale pursuant to Section 363 of the Bankruptcy Code as part of CFC's chapter 11 proceedings. However, CFN has the right to exclude certain assets from its purchase. In accordance with section 363 of the Bankruptcy Code and the terms of the Asset Purchase Agreement, CFC is permitted and will continue to seek alternative transactions that may provide greater value to CFC and its creditors than the transactions contemplated by the Asset Purchase Agreement.

The Purpose of the Plan

          The purpose of the Plan is to provide the Company with a capital structure that can be supported by cash flows from operations. To this end, the Plan will reduce CNC's debt and Trust Preferred Securities obligations by more than $5.0 billion and its future annual interest expense and distributions on Trust Preferred Securities by approximately $380 million. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors and equity holders. If the Plan is not confirmed, the Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that the Company's unsecured creditors (including the holders of public debt) and equity holders would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims or Equity Interests. See Section II.I hereof and the Liquidation Analysis set forth in Exhibit A attached hereto.

Treatment of Claims and Equity Interests

          The Plan is comprised of several Subplans. The following tables summarize the Classes of Claims and Equity Interests under each Subplan, projected aggregate amounts of such Classes, the treatment of such Classes, and the projected recoveries of such Classes both in connection with the Plan. The amounts in the column entitled "Projected Claims/Equity Interests" represents amounts outstanding on the Petition Date.(1) The projected recoveries (if the Plan is approved) are based upon certain assumptions contained in the Valuation Analysis developed by Lazard Freres & Co. LLC set forth in Section II.J hereof.

          Pursuant to the terms of the Plan, the Lenders will receive (x) New Bank Debt, (y) New CNC Preferred Stock and (z) New CNC Warrants in respect of their claims for principal and interest through the Effective Date ("Total Bank Debt Balance"). In the context of a consensual plan, the Lenders' distribution are intended to reflect their structural seniority to creditors of CNC by virtue of their claims against CIHC, as well as contractual subordination provisions requiring the Lenders be paid in full in cash prior to any distributions in respect of any Exchanged Note Claims and other contractually subordinated Claims. In addition, certain of the Lenders' Claims are secured by various collateral, including a pledge of the stock of CIHC and certain intercompany notes, on a pari passu basis with the Secured Note Claims.

          In the context of a consensual Plan, the Holders of Claims subordinated to the Lender Claims would receive the recoveries set forth in the Plan even in the absence of the payment in full in cash of the Lender Claims on the Effective Date.

          CNC Common Stock will have a value equal to Reorganized CNC's enterprise value of approximately $3.8 million, less the Total Bank Debt Balance (the "Equity Value").

          Pursuant to the terms of the Plan, the New CNC Common Stock will be distributed to holders of (i) Class 6B Reorganizing Debtor General Unsecured Claims against CIHC, (ii) Class 5A Exchanged Note Claims (on account of such Claims and their related Class 5B Guarantee Claims), (iii) Class 6A Original Note Claims, (iv) Class 8A Reorganizing Debtor General Unsecured Claims against CNC, (v) Class 10A Trust Related Claims, (vi) Class 11A Old CNC Preferred Stock Interests, and (vii) Class 12A CNC Old Common Stock Interests. In addition, the Holders of Class 4A Secured Note Claims may receive New CNC Common Stock. As discussed below, Holders of Class 6B Claims and the Exchanged Note Claims (by virtue of their related Guarantee Claims) have Claims against CIHC which are structurally senior to all Claims against CNC. Holders of Secured Note Claims have Claims against CNC which are secured by various collateral, including a pledge of the stock of CIHC. As a result of such pledge, the Secured Note Claims are structurally senior to all other Claims solely against CNC to the extent of the value of this pledge.

          As discussed below, under the compromise embodied by the Plan, the Holders of Claims at the CNC level are receiving not only more than they would receive in a liquidation of the Debtors, they are also receiving more than they would have received pursuant to a chapter 11 plan that strictly applied contractual and structural subordination principles (the "Absolute Priority Alternative").

---------------
1 The amounts in the tables below assumes an Effective Date of June 1, 2003. Does not give effect to dilution from equity issued to management or issuance of New CNC Warrants.

          Under the Plan, Holders of Class 6B Claims (Reorganizing Debtor General Unsecured Claims against CIHC) will receive shares of Reorganized CNC Common Stock representing their pro rata share of the Equity Value. The holders of Secured Note Claims will receive either New Secured Notes or New CNC Common Stock having an Equity Value equal to the Allowed amount of such Secured Note Claims.

          Holders of Exchanged Note Claims, by virtue of their Class 5B Guarantee Claims, under an Absolute Priority Alternative would be entitled to receive property equal in value to the full amount of their Allowed Claims before any value would be distributed to CNC (or any Holders of Claims against CNC) as a result of CNC's equity ownership of CIHC. However, under the Plan, Holders of Exchange Claims and the related Class 5B Guarantee Claims would allow value to be distributed to Holders of Claims against CNC in an amount that is significantly greater than the value to what such CNC Claims would be entitled in an Absolute Priority Alternative. Such incremental value is being provided to the Holders of Claims against CNC to ensure that the Debtors' reorganization efforts are completed consensually and as expeditiously as possible. In addition, such incremental recovery is also being provided to the Holders of Claims against CNC in full and complete settlement of any claims or Causes of Actions that may exist with respect to the Claims against CIHC (including, without limitation, any claims or causes of action related to the Class 5B Guarantee).

          Specifically, under the Plan, instead of the Exchange Note Claims being paid in full prior to any distribution to the Holders of Claims against CNC, the Exchange Note Claims will share the recovery they would be entitled to on a pro rata basis at the CIHC level, together with any remaining Equity Value, with the Original Note Claims, and the Reorganized Debtors General Unsecured Claims against CNC on a pro rata basis; provided that for purposes of such pro rata allocation the amount of the Exchange Note Claims will be increased by a multiple of 1.7 to partially reflect their structural seniority. In addition, the distributions to the Holders of the Exchange Note Claims and the Original Note Claims reflects the benefit of the contractual subordination to which such Claims are entitled with respect to the Trust Related Claims. Specifically, under the Plan, the Total Bank Debt Balance upon which Holders of Lender Claims receive their distributions includes post-petition interest. The subordination language with respect to the Exchange Notes provides that Holders of the Lender Claims will receive postpetition interest. The amount of postpetition interest paid to the Lenders proportionally reduces the recovery to the Exchanged Notes and Holders of Claims against CNC (a significant portion of whose recovery is being provided as a result of the consent of Holders of the Exchange Notes). The recoveries by Holders of Class 6B (Reorganized Debtors General Unsecured Claims against CIHC) and Senior Notes will not be affected by the payment of post-petition interest paid to the Banks.

          The formulation above results in a significantly higher recovery to Holders of Claims against CNC than such Holders would receive in an Absolute Priority Alternative. As set forth in table below, in an Absolute Priority Alternative, Holders of (w) the Exchange Note Claims would receive a recovery of approximately __%, (x) Original Note Claims would receive a recovery of approximately __%, (y) Reorganized Debtors General Unsecured Claims would receive a recovery of approximately __%, (z) Trust Related Claims would receive a recovery of approximately 0%. As set forth in table __ below, under the Plan, Holders of (i) the Exchanged Note Claims receive a recovery of approximately __%, (ii) Original Note Claims receive a recovery of approximately __%, (iii) Reorganized Debtors General Unsecured Claims would receive a recovery of approximately __%, (iv) Trust Related Claims would receive a recovery of approximately __%


          Claims against all of the Debtors
          ---------------------------------

-------------------------- ------------------------ ------------------------ ------------------------
Class/Type of Claim or     Projected                Plan Treatment of Class  Projected Recovery
Equity Interest            Claims/Equity Interests                           under the Plan
-------------------------- ------------------------ ------------------------ ------------------------
-------------------------- ------------------------ ------------------------ ------------------------
Administrative Claims      De minimis               Paid in full             100%
-------------------------- ------------------------ ------------------------ ------------------------
-------------------------- ------------------------ ------------------------ ------------------------
Priority Tax Claims        De minimis               Paid in full             100%
-------------------------- ------------------------ ------------------------ ------------------------


          CNC Subplan
          -----------

------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or          Projected             Plan Treatment of         Projected Recovery
EquityInterest                  Claims/Equity         Class                     under Plan
                                Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  1A  -  Other   Priority  De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class   2A  -  Other   Secured  De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class    3A    -    Reinstated  $0                    Reinstated                100%
Intercompany Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 4A - Secured Note Claims  $93.8 million         Each Holder will          100%
                                                      receive a pro rata
                                                      share of the 93/94
                                                      Senior Notes
                                                      Distribution
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 5A                        $2.029 billion plus   Each Holder will          100%
Subclass 5A-1                   postpetition          receive its pro rata
Subclass 5A-2                   interest as set       share of (i) New
                                forth in the Plan     Tranche A Bank
                                                      Debt ; (ii) New Tranche B
                                                      Bank Debt; (iii) New CNC
                                                      Preferred Stock and (iv)
                                                      New CNC Warrants.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  6A  -  Exchanged   Note  $1.371 billion        Each Holder will          68.8%
Claims against CNC                                    receive its pro rata
                                                      share of the Exchanged
                                                      Note Distribution.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  7A  -   Original   Note  $1.243 billion        Each Holder will          40.5%
Claims                                                receive its pro rata
                                                      share of the Original
                                                      Note Distribution.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class   8A   -    Reorganizing  $140 million          Each Holder will its      26.4%
Debtor    General    Unsecured                        pro rata share of the
Claims                                                CNC Unsecured
                                                      Distribution.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 9A -  Convenience  Class  De minimis            Each Holder will          100%
Claims                                                receive cash equal to
                                                      the lesser of (i)
                                                      $5,000 or (ii) the
                                                      amount of the Allowed
                                                      Class 9A Claim
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  10A  -  Trust   Related  $1.980 billion        If Class 10A accepts      Portion   of  1.25%  of
Claims                                                the Plan, each Holder     New CNC Stock
                                                      will receive a portion
                                                      of the Junior Recovery
                                                      to be allocated by the
                                                      Debtors.  If Class 10A
                                                      does not accept the
                                                      Plan, then Class 10A
                                                      will not receive a
                                                      distribution under the
                                                      Plan.



------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or          Projected             Plan Treatment of         Projected Recovery
EquityInterest                  Claims/Equity         Class                     under Plan
                                Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 11A - Old CNC Preferred   $500 million          If Class 10A and Class,   Portion   of  1.25%  of
Interests                                             11A accept the Plan,      New CNC Stock
Subclass 11A-1                                        each Holder will
Subclass 11A-2                                        receive a portion of
                                                      the Junior Recovery to be
                                                      allocated by the Debtors.
                                                      If Class 10A and Class 11A
                                                      do not accept the Plan,
                                                      then Class 11A will not
                                                      receive a distribution
                                                      under the Plan.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  12A  - Old  CNC  Common  348.4 million shares  If Class 10A, Class,      Portion   of  1.25%  of
Stock Interests                                       11A and Class 12A         New CNC Stock
                                                      accept the Plan, each
                                                      Holder will receive a
                                                      portion of the Junior
                                                      Recovery to be allocated
                                                      by the Debtors. If Class
                                                      10A, Class 11A and Class
                                                      12A do not accept the
                                                      Plan, then Class 12A will
                                                      not receive a distribution
                                                      under the Plan.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class    13A   -    Discharged  $901,432,456          Not entitled to receive   0%
Intercompany Claims                                   any distribution or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 14A - Securities Claims   Unknown               Not entitled to receive   0%
                                                      any distribution or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------

          CIHC Subplan
          ------------

------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or Equity   Projected             Plan Treatment of Class   Projected Recovery
Interest                        Claims/Equity                                   under Plan
                                Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  1B  -  Other   Priority  De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class   2B  -  Other   Secured  De minimis            Paid in full              100%
Claims


------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or Equity   Projected             Plan Treatment of Class   Projected Recovery
Interest                        Claims/Equity                                   under Plan
                                Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class    3B    -    Reinstated  $926,639,976          Paid in full              100%
Intercompany Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 4B - Lender Claims        $2.029 billion  plus  Each Holder will          100%
Subclass 4B-1                   postpetition          receive its pro rata
Subclass 4B-2                   interest as set       share of (i) New
                                forth in the Plan     Tranche A Bank
                                                      Debt of Reorganized CNC;
                                                      (ii) New Tranche B Bank
                                                      Debt of Reorganized CNC;
                                                      (iii) New CNC Preferred
                                                      Stock and (iv) New CNC
                                                      Warrants
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  5B  -  Exchange   Notes  $1.371 billion        Each Holder will          68.8%
Claims                                                receive its pro rata
                                                      share of the Exchanged
                                                      Note Distribution.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 6B - Reorganized  Debtor  $94.5 million         Each Holder will          100%
General Unsecured Claims                              receive its pro rata
                                                      share of the CIHC
                                                      Unsecured Distribution.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 7B -  Convenience  Class  De minimis            Each Holder will          100%
Claims                                                receive cash equal to
                                                      the lesser of (i)
                                                      $5,000 or (ii) the
                                                      Allowed Class 6B Claim
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  8B  -  Reinstated  CIHC  All stock             Reinstated                100%
Preferred Stock Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  9B -  Old  CIHC  Common  All stock             Reinstated                100%
Stock Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class    10B   -    Discharged  $572,820,030          Not  entitled to receive  0%
Intercompany Claims                                   any    distribution   or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 11B - Securities Claims   Unknown               Not  entitled to receive  0%
                                                      any distribution or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------



          CTIHC Subplan
          -------------

------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or Equity   Projected             Plan Treatment of Class   Projected Recovery
Interest                        Claims/Equity                                   under Plan
                                Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  1C  -  Other   Priority  De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class   2C  -  Other   Secured  De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class   3C   -    Reorganizing  Unknown               If there are any          Unknown  (will  receive
Debtor    General    Unsecured                        Allowed Class 3C          stock     if     claims
Claims                                                Claims, Holders thereof   allowed)
                                                      will receive a pro rata
                                                      share of the Old CTIHC
                                                      Common Stock.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  4C - Old  CTIHC  Common  All stock             Class 4C Interests will   Unknown (will  maintain
Stock Interests                                       be allocated to the       stock  if  no   allowed
                                                      Holders of Class 3C       claims)
                                                      Claims, if any,
                                                      and if none, shall be held
                                                      by Reorganized CNC.
------------------------------- --------------------- ------------------------- ------------------------


         PHG Subplan
         -----------

------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or Equity   Projected             Plan Treatment of Class   Projected Recovery
Interest                        Claims/Equity                                   under Plan
                                Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  1D  -  Other   Priority  De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class   2D  -  Other   Secured  De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class   3D   -    Reorganizing  $105.955              Not entitled to receive   0%
Debtor    General    Unsecured                        any distribution or
Claims                                                retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class  4D  -  Old  PHG  Common  All stock             The Old PHG Common        0%
Stock Interests                                       Stock will be
                                                      transferred to the
                                                      Residual Trust.
------------------------------- --------------------- ------------------------- ------------------------



          Liquidating Debtor Subplans
          ---------------------------

          The Liquidating Debtors currently anticipate selling substantially all of their assets pursuant to an Asset Purchase Agreement and a motion pending before the Bankruptcy Court. The hearing to consider approval of the Asset Purchase Agreement is currently scheduled for March 5, 2003. The Debtors reserve their right to amend the Plan to provide for the distribution of sale proceeds and any residual assets.

Voting and Confirmation

          Each Holder of a Claim or Equity Interest in Classes 4A, 5A-1, 5A-2, 6A, 7A, 8A, 10A, 11A-1, 11A-2, 12A, 4B-1, 4B-2, 5B and 6B is entitled to vote either to accept or reject the Plan. Classes 4A, 5A-1, 5A-2, 6A, 7A, 8A, 10A, 4B-1, 4B-2, 5B and 6B shall have accepted the Plan if (i) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in each such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class have voted to accept the Plan. Classes 11A-1, 11A-2 and 12A shall be deemed to have accepted the Plan if the Holders of at least two-thirds of the shares of Allowed Equity Interests actually voting in such Class have voted to accept the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at the Confirmation Hearing (as defined in Article VII.D herein) scheduled for __________, 2003, before the Bankruptcy Court. Notwithstanding the foregoing, the Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to the Impaired Classes presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class.

          Article VII of this Disclosure Statement specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and the applicable standards for tabulating Ballots. The Bankruptcy Court has established ________, 2003 (the "Voting Record Date") as the date for determining, in the case of registered securities, which Holders of Claims and Equity Interests are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims or Equity Interests as of the Voting Record Date that are entitled to vote to accept or reject the Plan. An appropriate return envelope will be included with your Ballot, if necessary. Beneficial Holders of Claims or Equity Interests who receive a return envelope addressed to their bank, brokerage firm or other nominee (or its agent) (each, a "Nominee") should allow sufficient time for their votes to be received by the Nominee and processed on a Master Ballot before the Voting Deadline, as defined below.

          The Debtors have engaged the Solicitation Agent to assist in the voting process. The Solicitation Agent will answer questions, provide additional copies of all materials and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The Solicitation Agent is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, CA 90245, (888) 909-0100 (toll free).

          TO BE COUNTED, YOUR BALLOT (OR MASTER BALLOT OF YOUR NOMINEE HOLDER) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE SOLICITATION AGENT NO LATER THAN 4:00 P.M., CENTRAL TIME, ON ___________, 2003 (THE "VOTING DEADLINE"), UNLESS THE DEBTORS, IN THEIR SOLE DISCRETION, EXTEND OR WAIVE THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE DEBTORS, IN WHICH CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS OR EQUITY INTERESTS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED IN THE DISCRETION OF THE DEBTORS.

          THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL CREDITORS AND EQUITY INTEREST HOLDERS. THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS AGAINST [AND EQUITY INTERESTS IN] THE DEBTORS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN.

Consummation of the Plan

          Following Confirmation of the Plan, the Plan will be consummated on the date selected by the Debtors which is a business day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions to consummation of the Plan have been (i) satisfied or (ii) waived (the "Effective Date"). Distributions to be made under the Plan will be made on or as soon after the Effective Date as practicable.

Risk Factors

          Prior to deciding whether and how to vote on the Plan, each Holder of Impaired Claims and Impaired Equity Interests should consider carefully all of the information in this Disclosure Statement, especially the Risk Factors contained in Article VIII hereof.

                                      II.
                               GENERAL INFORMATION

A.        DESCRIPTION OF CONSECO'S BUSINESS

          1.   Corporate Structure

          CNC is the top tier holding company for our two operating businesses: insurance and finance. Our insurance business is operated through subsidiaries owned directly and indirectly by CIHC, an intermediate holding company that is controlled by CNC. Our finance business is operated through CFC, a wholly-owned subsidiary of CIHC, and its subsidiaries. An organizational chart of CNC and its subsidiaries as of the Petition Date is attached hereto as Exhibit C.

          2.   The Company's Business

Insurance Business
------------------

          Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance and other insurance products. We sell these products through three primary distribution channels: career agents, professional independent producers and direct marketing. We had over $5.4 billion of annual premium and asset accumulation product collections during 2001 and $3.7 billion of collections during the nine months ended September 30, 2002.

          Supplemental health products include Medicare supplement, long-term care and specified-disease insurance products. During 2001, we collected Medicare supplement premiums of $975.1 million, long-term care premiums of $888.3 million, specified-disease premiums of $371.8 million, and other supplemental health premiums of $109.3 million. During the nine months ended September 30, 2002, we collected Medicare supplement premiums of $759.0 million, long-term care premiums of $680.4 million, specified-disease premiums of $276.4 million, and other supplemental health premiums of $78.6 million. Supplemental health premiums represented 49% of our total premiums collected from continuing lines of business in 2001 and 54% of our total premiums collected from continuing lines of business during the first nine months of 2002.

          Annuity products include equity-indexed annuity, traditional fixed rate annuity and market value-adjusted annuity products. During 2001, we collected annuity premiums of $1,223.7 million, or 26% of our total premiums collected from continuing lines of business. During the nine months ended September 30, 2002, we collected annuity premiums of $804.1 million, or 24% of our total premiums collected from continuing lines of business.

          Life products include traditional life, universal life and other life insurance products. During 2001, we collected life product premiums of $839.6 million, or 18% of our total premiums collected from continuing lines of business. During the nine months ended September 30, 2002, we collected life product premiums of $483.9 million, or 15% of our total premiums collected from continuing lines of business.

          Conseco Capital Management, Inc. ("CCM"), a registered investment adviser and wholly owned subsidiary of CNC, manages the investment portfolios of our insurance subsidiaries. CCM had approximately $26.8 billion of assets (at fair value) under management at September 30, 2002, of which $22.0 billion were assets of Conseco's subsidiaries, $3.9 billion were assets held by registered and structured products and $0.9 billion were assets owned by other parties. Our investment philosophy is to maintain a largely investment-grade fixed-income portfolio, provide adequate liquidity for expected liability durations and other requirements and maximize total return through active investment management. As of September 30, 2002, the average yield of our portfolio of fixed maturity securities, computed on the cost basis, was approximately 6.9%. We are subject to the risk that our investments will decline in value. This has occurred in the past and may occur again. During the first nine months of 2002, we recognized net realized investment losses of $524.9 million, compared to net realized investment losses of $302.7 million during the comparable period of 2001. The net realized investment losses during the first nine months of 2002 included:
(i) $489.8 million of writedowns of fixed maturity investments, equity securities and other invested assets as a result of conditions which caused us to conclude a decline in fair value of the investment was other than temporary and (ii) $35.1 million of net losses from the sales of investments (primarily fixed maturities) which generated proceeds of $15.6 billion.

          In the fourth quarter of 2002, we sold Conseco Variable Insurance Company, a company engaged in the variable annuity business. During 2001, we decided to discontinue a large block of major medical business by non-renewal of policies. Unless otherwise noted, the foregoing financial information and other financial information in this Disclosure Statement excludes amounts related to the business of Conseco Variable Insurance Company and the Company's major medical line of business that is in run-off.

Finance Business
----------------

          Our finance business has historically provided a variety of finance products, including manufactured housing and floor plan loans, home equity mortgages, home improvement and consumer product loans and private label credit cards. At September 30, 2002, we had managed receivables of $38.2 billion.

          CFC has historically provided financing for consumer purchases of manufactured housing and floor plan loans to manufactured housing dealers. A manufactured home is a structure, transportable in one or more sections, designed to be a dwelling with or without a permanent foundation. During 2001, we originated $2.5 billion of consumer contracts for manufactured housing purchases, or 22% of our total finance company originations, and $2.1 billion of floor plan loans. At September 30, 2002, our managed receivables included $23.9 billion of contracts for manufactured housing purchases, or 63% of total managed receivables, and $0.2 billion of floor plan loans. On November 25, 2002, CFC discontinued the origination of manufactured housing loans as a result of CFC's recent funding constraints and the unprofitable nature of these loans under CFC's current financial condition and prevailing market conditions.

          Mortgage services products include home equity and home improvement loans. During 2001, we originated $3.0 billion of contracts for these products, or 27% of our total originations. At September 30, 2002, our managed receivables included $10.0 billion of contracts for home equity and home improvement loans, or 26% of total managed receivables. During 2001, we originated $3.6 billion of private label credit card receivables, primarily through our bank subsidiaries, or 32% of our total originations. At September 30, 2002, our managed receivables included $2.9 billion of contracts for credit card loans, or 7% of total managed receivables. Private label credit card programs are offered to select retailers with a core focus on the home improvement industry. We offer consumer finance products through 90 home equity offices, approximately 1,280 home improvement dealers and approximately 3,700 private label retail outlets.

          As described in "Planned Sale of CFC," we have agreed to sell all or substantial portions of our finance business.

Government Regulation
---------------------

          Our insurance and finance subsidiaries are subject to extensive regulation and supervision in the jurisdictions in which they operate. This regulation and supervision is primarily for the benefit and protection of our customers and policyholders, and not for the benefit of our investors or creditors.

          Insurance

          State laws generally establish supervisory agencies with broad regulatory authority, including the power to: (i) grant and revoke business licenses; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms;
(vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; (x) perform financial, market conduct and other examinations; (xi) define acceptable accounting principles; (xii) regulate the type and amount of permitted investments; and (xiii) limit the amount of dividends and surplus debenture payments that can be paid without obtaining regulatory approval.

          Since the August 9, 2002 announcement of our restructuring efforts, we have been working closely with insurance regulators in each of the states in which our insurance subsidiaries are domiciled (Arizona, Illinois, Indiana, New York, Pennsylvania and Texas) in connection with their monitoring of the operations and financial status of our insurance subsidiaries. The Commissioner of Insurance for the State of Texas has acted as the lead regulator among these states and has coordinated the oversight and monitoring efforts associated with our financial restructuring.

          On October 30, 2002, Bankers National Life Insurance Company and Conseco Life Insurance Company of Texas (on behalf of itself and its subsidiaries), our two insurance subsidiaries domiciled in Texas, each entered into consent orders with the Commissioner of Insurance for the State of Texas. See "Events Leading to the Chapter 11 Cases -- Insurance Ratings and Regulatory Issues" for a more complete discussion of the heightened regulatory scrutiny we have experienced in connection with our restructuring.

          In addition to the limitations imposed by the laws described above and the Texas consent orders, most states have also enacted laws or regulations with respect to the activities of insurance holding company systems, including payment of ordinary and extraordinary dividends by insurance companies, the terms of transactions between insurance companies and their affiliates, and other related matters. Various notice and reporting requirements generally apply to transactions between insurance companies and their affiliates within an insurance holding company system, depending on the size and nature of the transactions. These requirements may include prior regulatory approval or prior notice for certain material transactions. Currently, the Company and its insurance subsidiaries have registered as holding company systems pursuant to such laws and regulations in the domiciliary states of the insurance subsidiaries, and they routinely report to other jurisdictions.

          Most states have also enacted legislation or adopted administrative regulations that affect the acquisition (or sale) of control of insurance companies. The nature and extent of such legislation and regulations vary from state to state. Generally, these regulations require an acquirer of control to file detailed information concerning such acquirer and the plan of acquisition, and to obtain administrative approval prior to the acquisition of control. "Control" is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is rebuttably presumed to exist if a person or group of affiliated persons directly or indirectly owns or controls 10% or more of the voting securities of another person.

          The affiliated party transaction and change of control laws and regulations described in the preceding two paragraphs may require notices to and/or prior approvals by certain of our insurance regulators before the Plan of Reorganization may be consummated. The specific required filings, notices and approvals have not yet been determined, but are expected to be made or obtained concurrently with the other voting and confirmation procedures required for the Plan of Reorganization. See "Voting and Confirmation Procedure."

          On the basis of statutory financial statements filed with state regulators annually, the National Association of Insurance Commissioners ("NAIC") calculates certain financial ratios to assist state regulators in monitoring the financial condition of insurance companies. A "usual range" of results for each ratio is used as a benchmark. In the past, variances in certain ratios of our insurance subsidiaries have resulted in inquiries from insurance departments, to which we have responded. Such inquiries did not lead to any restrictions affecting our operations.

          In addition, the NAIC issues model laws and regulations, many of which have been adopted by state insurance regulators, relating to: (i) investment reserve requirements; (ii) risk-based capital ("RBC") standards; (iii) codification of insurance accounting principles; (iv) additional investment restrictions; (v) restrictions on an insurance company's ability to pay dividends; and (vi) product illustrations. The RBC Model Act provides for different levels of regulatory attention based on the ratio of an insurance company's total adjusted capital (defined as the total of its statutory capital, surplus, asset valuation reserve and certain other adjustments) to its required RBC (such ratio is referred to herein as the "RBC ratio"). RBC standards are designed to help identify insurance companies which are undercapitalized and require specific regulatory actions in the event an insurer's RBC ratio falls below specified levels.

          Most states mandate minimum benefit standards and loss ratios for accident and health insurance policies. We are generally required to maintain, with respect to our individual long-term care policies, minimum anticipated loss ratios over the entire period of coverage of not less than 60 percent. With respect to our Medicare supplement policies, we are generally required to attain and maintain an actual loss ratio, after three years, of not less than 65 percent. We provide to the insurance departments of all states in which we conduct business annual calculations that demonstrate compliance with required minimum loss ratios for both long-term care and Medicare supplement insurance. These calculations are prepared utilizing statutory lapse and interest rate assumptions. In the event that we fail to maintain minimum mandated loss ratios, our insurance subsidiaries could be required to provide retrospective refunds and/or prospective rate reductions. We believe that our insurance subsidiaries currently comply with all applicable mandated minimum loss ratios.

          During recent years, the health insurance industry has experienced substantial changes, including those caused by healthcare legislation. Recent federal and state legislation and legislative proposals relating to healthcare reform contain features that could severely limit or eliminate our ability to vary our pricing terms or apply medical underwriting standards with respect to individuals which could have the effect of increasing our loss ratios and adversely affecting our financial results. In particular, Medicare reform and legislation concerning prescription drugs could affect our ability to price or sell our products.

          In addition, proposals currently pending in Congress and some state legislatures may also affect our financial results. These proposals include the implementation of minimum consumer protection standards for inclusion in all long-term care policies, including: guaranteed premium rates; protection against inflation; limitations on waiting periods for pre-existing conditions; setting standards for sales practices for long-term care insurance; and guaranteed consumer access to information about insurers, including lapse and replacement rates for policies and the percentage of claims denied. Enactment of any of these proposals could affect our financial results.

          The United States Department of Health and Human Services has issued regulations under the Health Insurance Portability and Accountability Act ("HIPAA") relating to standardized electronic transaction formats, code sets and the privacy of member health information. These regulations and any corresponding state legislation will affect the Company's administration of health insurance.

          A number of states have passed or are considering legislation that would limit the differentials in rates that insurers could charge for health care coverages between new business and renewal business for similar demographic groups. State legislation has also been adopted or is being considered that would make health insurance available to all small groups by requiring coverage of all employees and their dependents, by limiting the applicability of pre-existing conditions exclusions, by requiring insurers to offer a basic plan exempt from certain benefits as well as a standard plan, or by establishing a mechanism to spread the risk of high risk employees to all small group insurers. Congress and various state legislators have from time to time proposed changes to the health care system that could affect the relationship between health insurers and their customers, including external review. We cannot predict with certainty the effect that any proposals, if adopted, or legislative developments could have on our insurance business.

          The asset management activities of CCM are subject to federal and state securities, fiduciary (including ERISA) and other laws and regulations. The Securities and Exchange Commission, the National Association of Securities Dealers, state securities commissions and the Department of Labor are the principal regulators of our asset management operations.

          Finance

          Our finance operations are subject to regulation by certain federal and state regulatory authorities. A substantial portion of our consumer loans and assigned sales contracts are originated or purchased by finance subsidiaries licensed under applicable state law. The licensed entities are subject to examination by, and reporting requirements of, the state administrative agencies issuing these licenses. Our finance subsidiaries are subject to state laws and regulations, which in certain states: (i) limit the amount, duration and charges for such loans and contracts; (ii) require disclosure of certain loan terms and regulate the content of documentation; (iii) place limitations on collection practices; and (iv) govern creditor remedies.

The licenses granted are renewable and may be subject to revocation by the respective issuing authority for violation of such state's laws and regulations. Some states have adopted or are considering the adoption of consumer protection laws or regulations that impose requirements or restrictions on lenders who make certain types of loans secured by real estate.

          In addition to the finance companies licensed under state law, Mill Creek Bank, Inc. ("Mill Creek Bank", formerly known as Conseco Bank, Inc.) and Green Tree Retail Services Bank, Inc. ("Retail Bank"), both of which are wholly owned subsidiaries of CFC, are regulated and subject to examination by the Federal Deposit Insurance Corporation. Mill Creek Bank is also regulated and examined by the Utah Department of Financial Institutions. Retail Bank is also supervised and examined by the South Dakota Department of Banking. The ownership of these entities does not subject the Company to regulation by the Federal Reserve Board as a bank holding company. Mill Creek Bank has the authority to engage generally in the banking business and may accept all types of deposits, other than demand deposits. Retail Bank is limited by its charter to engage in the credit card business and may issue only certificates of deposit in denominations of $100,000 or greater. Mill Creek Bank and Retail Bank are subject to regulations relating to capital adequacy, leverage, loans, loss reserves, deposits, consumer protection, community reinvestment, payment of dividends and transactions with affiliates.

          A number of states have usury and other consumer protection laws which may place limitations on the amount of interest and other charges and fees charged on loans originated in such state. Generally, state law has been preempted by federal law under the Depositary Institutions Deregulation and Monetary Control Act of 1980 (the "DIDA") which deregulates the rate of interest, discount points and finance charges with respect to first lien residential loans, including manufactured home loans and real estate secured mortgage loans. As permitted under the DIDA, a number of states enacted legislation timely opting out of coverage of either or both of the interest rate and/or finance charge provisions of the DIDA. States may no longer opt out of the interest rate provisions of the DIDA, but could in the future opt out of the finance charge provisions. To be eligible for federal preemption for manufactured home loans, our licensed finance companies must comply with certain restrictions providing protection to consumers.

          Our finance operations are subject to regulation under other applicable federal laws and regulations, the more significant of which include: the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement and Procedures Act, the Home Mortgage Disclosure Act, the Home Owner Equity Protection Act, and certain rules and regulations of the Federal Trade Commission.

          Our commercial lending operations are not subject to material regulation in most states, although certain states do require licensing. In addition, certain provisions of the Equal Credit Opportunity Act apply to commercial loans to small businesses.

          We have internal controls designed to manage the risks associated with our finance activities. However, there is a risk that one or more employees may circumvent these controls, as has occurred at other financial institutions.

Competition
-----------

          Each of the markets in which we operate is highly competitive, and our highly leveraged position has had a material adverse impact on our ability to compete in these markets. The financial services industry consists of a large number of companies, some of which are larger and have greater capital, technological and marketing resources, access to capital and other sources of liquidity at a lower cost, broader and more diversified product lines and larger staffs than Conseco. An expanding number of banks, securities brokerage firms and other financial intermediaries also market insurance products or offer competing products, such as mutual fund products, traditional bank investments and other investment and retirement funding alternatives. We also compete with many of these companies and others in providing services for fees. In most areas, competition is based on a number of factors, including pricing, service provided to distributors and policyholders and ratings. Conseco's subsidiaries must also compete with their competitors to attract and retain the allegiance of dealers, vendors, contractors, manufacturers, retailers and agents.

          An important competitive factor for life insurance companies is the ratings they receive from nationally recognized rating organizations. Agents, insurance brokers and marketing companies who market our products and prospective purchasers of our products use the ratings of our insurance subsidiaries as one factor in determining which insurer's products to market or purchase. Ratings have the most impact on our annuity and interest-sensitive life insurance products. Insurance financial strength ratings are opinions regarding an insurance company's financial capacity to meet the obligations of its insurance policies in accordance with their terms. They are not directed toward the protection of investors, and such ratings are not recommendations to buy, sell or hold securities.

          In July 2002, A.M. Best Company, a nationally recognized insurance company ratings organization, lowered the financial strength ratings of our primary insurance subsidiaries from "A- (excellent)" to "B++ (very good)" and placed the ratings "under review with negative implications." In August 2002, A.M. Best further downgraded the financial strength ratings of our primary insurance subsidiaries to "B (fair)". These ratings downgrades caused sales of our insurance products to decline and policyholder redemptions and lapses to increase, which had a material adverse impact on our financial results. In some cases, the ratings downgrades also caused defections among our sales force of agents and/or increases in the commissions we had to pay to retain them. The effect of these ratings downgrades is further discussed in "Events Leading to the Chapter 11 Cases - Insurance Ratings and Regulatory Issues."

          Conseco's leveraged condition and liquidity difficulties also have severely impacted the operations of our finance business. For a more complete discussion of the effect of our leveraged condition and liquidity difficulties on our finance business, see "Events Leading to the Chapter 11 Cases - Status of CFC; Strategic Alternatives Considered."

Employees
---------

          At December 31, 2002, CNC and its subsidiaries had approximately 10,100 employees, including: (i) 4,300 employees supporting our insurance operations; (ii) 5,400 employees supporting our finance operations; and (iii) 400 employees supporting our holding company and shared services. None of our employees is covered by a collective bargaining agreement.

          For additional information about the Company's business operations, refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. These filings are available by visiting the Securities and Exchange Commission's website at www.sec.gov.

B.        EXISTING CAPITAL STRUCTURE OF CNC AND CIHC

          1.   CNC

               (a)  Bank Debt

          CNC has a $1.5 billion credit facility (the "Senior Credit Facility") with Bank of America, N.A., as administrative agent, and various other lending institutions (the "Bank Group"). The Senior Credit Facility was scheduled to mature on December 31, 2003 and is currently fully drawn. Approximately $38 million of accrued and unpaid interest was added to the outstanding principal amount of the Senior Credit Facility pursuant to a waiver dated September 8, 2002. In addition, as of the Petition Date, there was an aggregate of approximately $6.1 million of unpaid interest on the Senior Credit Facility.

               (b)  Guarantee of D&O Facilities

          Beginning in 1996, certain officers and directors of Conseco borrowed money to purchase common stock of CNC under credit facilities provided by Bank of America, N.A., JP Morgan Chase Bank and various other lending institutions (individually, a "D&O Facility", and collectively, the "D&O Facilities"). Until the fall of 2000, there were three D&O Facilities: the $245 million D&O Facility entered into in 1997 (which included the original purchasers in 1996 plus new purchasers in 1997); the $181 million D&O Facility entered into in 1998; and the $144 million D&O Facility entered into in 1999.

The aggregate amount of the D&O Facilities guaranteed as of the Petition Date was approximately $481.3 million. In addition, as of the Petition Date, CNC owed approximately $4.0 million of waiver consideration and approximately $9.6 million in interest with respect to the D&O Facilities.

          In May 2000, the 1999 D&O Facility was refinanced to add additional collateral in the form of pledges of stock of CIHC, CFC and CCM and certain intercompany notes. In the fall of 2000, most of the borrowers refinanced the existing facilities to extend the maturity date of the obligations to December 31, 2003 (the scheduled maturity date of the Senior Credit Facility). Certain of the officers and directors who are borrowers under the 1998 D&O Facility chose not to refinance (by not signing the agreement), thereby creating, in effect, an additional tranche: the 1998 non-refinanced facility.

               (c)  The Secured Notes

          In 1993, CNC issued $200,000,000 of 8.125% senior notes due February 15, 2003 (the "8.125% Secured Notes"). In 1994, CCP Insurance, Inc. ("CCP") issued $200,000,000 of 10.5% senior notes due December 15, 2004 (the "10.5% Secured Notes"). CNC acquired CCP by merger on August 31, 1995 and assumed CCP's obligations under the 10.5% Secured Notes in connection with the merger.

          We sometimes refer to the 8.125% Secured Notes and the 10.5% Secured Notes collectively as the "Secured Notes." The Secured Notes are secured by the stock of CIHC, CCM, CFC and certain of its subsidiaries and certain intercompany notes. It is anticipated that substantially all of CFC's assets will be sold in connection with the Company's reorganization. If certain of these assets have been pledged to the holders of the Secured Notes, and if proceeds of these pledged assets are used to pay the Secured Notes, then CFC may assert, by subrogation, the rights of such holders against the Reorganizing Debtors. As of the Petition Date, the aggregate outstanding principal amount of the Secured Notes was approximately $88 million and there was an aggregate of approximately $5.7 million of unpaid interest on the Secured Notes.

               (d)  The Original Notes

          Between 1998 and 2001, CNC issued the following series of senior notes: (i) $450,000,000 of 8.5% senior notes due October 15, 2002 (the "8.5% Original Notes"); (ii) $250,000,000 of 6.4% senior notes due February 10, 2003 (the "6.4% Original Notes"); (iii) $800,000,000 of 8.75% senior notes due February 9, 2004 (the "8.75% Original Notes"); (iv) $250,000,000 of 6.8% senior notes due June 15, 2005 (the "6.8% Original Notes"); (v) $550,000,000 of 9.0%
senior notes due October 15, 2006 (the "9.0% Original Notes"); and (vi) $400,000,000 of 10.75% senior notes due June 15, 2008 (the "10.75% Original
Notes").

          We sometimes refer to the foregoing series of senior notes collectively as the "Original Notes." As of the Petition Date, the aggregate outstanding principal amount of the Original Notes was approximately $1.17 billion, and there was an aggregate of approximately $72.2 million of unpaid interest on the Original Notes.

               (e)  The Exchange Notes

          In connection with an exchange offer completed in April 2002, CNC issued: (i) $991,000 of 8.5% senior notes due October 15, 2003, in exchange for an equal amount of 8.5% Original Notes due October 15, 2002 (the "8.5% Exchange Notes"); (ii) $14,936,000 of 6.4% senior notes due February 10, 2004 in exchange for an equal amount of 6.4% Original Notes due February 10, 2003 (the "6.4% Exchange Notes"); (iii) $364,294,000 of 8.75% senior notes due August 9, 2006 in exchange for an equal amount of 8.75% Original Notes due February 9, 2004 (the "8.75% Exchange Notes"); (iv) $150,783,000 of 6.8% senior notes due June 15, 2007 in exchange for an equal amount of 6.8% Original Notes due June 15, 2005 (the "6.8% Exchange Notes"); (v) $399,200,000 of 9.0% senior notes due April 15, 2008 in exchange for an equal amount of 9.0% Original Notes due October 15, 2006 (the "9.0% Exchange Notes"); and (vi) $362,433,000 of 10.75% senior notes due June 15, 2009 in exchange for an equal amount of 10.75% Original Notes due June 15, 2008 (the "10.75% Exchange Notes").

          We sometimes refer to the foregoing series of senior notes collectively as the "Exchange Notes." The Exchange Notes are guaranteed by CIHC and are otherwise identical to the corresponding series of Original Notes in all material respects but for the fact that they bear a CIHC guarantee and their respective maturity dates. As of the Petition Date, the aggregate outstanding principal amount of the Exchange Notes was approximately $1.29 billion, and there was an aggregate of approximately $78.3 million of unpaid interest on the Exchange Notes.

               (f)  Trust Preferred Securities and Subordinated Debentures

          The following securities have been issued by subsidiary trusts of CNC:
9.16% Trust Originated Preferred Securities (the "9.16% TOPrS"); 8.70% Trust Pass-Through Securities (the "8.70% TRuPS"); 8.796% Capital Securities (the "8.796% Capital Securities"); 6.75% Trust Originated Preferred Securities (the "6.75% TOPrS"); 8.70% Trust Originated Preferred Securities (the "8.70% TOPrS"); 9% Trust Originated Preferred Securities (the "9% TOPrS"); and 9.44% Trust Originated Preferred Securities (the "9.44% TOPrS"). We sometimes refer to the 9.16% TOPrS, 8.70% TRuPS, 8.796% Capital Securities, 6.75% TOPrS, 8.70% TOPrS, 9.00% TOPrS and 9.44% TOPrS collectively as the "Trust Preferred Securities."

          Each trust used the proceeds from the issuance of the Trust Preferred Securities to purchase subordinated debentures from CNC (the "Subordinated Debentures"). The interest rate and other terms of each series of Trust Preferred Securities mirror the terms of the applicable underlying Subordinated Debentures issued by CNC. The holders of the Trust Preferred Securities are entitled to preferred dividend payments from the trust, payable from the interest payments received from CNC on the underlying Subordinated Debentures. CNC provides a guarantee to the holders of the Trust Preferred Securities of the amounts due on such Trust Preferred Securities, but only to the extent that the trust has received interest payments on the Subordinated Debentures. As of the Petition Date, the aggregate outstanding principal amount of the Subordinated Debentures was approximately $1.9 billion, and there was an aggregate of approximately $89.1 million of unpaid interest on the Subordinated Debentures.

               (g)  Preferred Stock and Common Stock

          CNC has two outstanding series of preferred stock, Series E Preferred Stock and Series F Common-Linked Convertible Preferred Stock, and has committed to authorize a third series of preferred stock, Series G Preferred Stock. As of December 31, 2002, there were: (i) 90,000 shares of Series E Preferred Stock, $10,000 stated value per share, issued and outstanding (the "Series E Preferred Stock"); (ii) 2,855,502 shares of Series F Common-Linked Convertible Preferred Stock, $192.50 stated value per share, issued and outstanding (the "Series F Preferred Stock"); and (iii) no shares of Series G Preferred Stock issued and outstanding (the "Series G Preferred Stock").

          As of December 31, 2002, CNC had 346.0 million shares of common stock, no par value, issued and outstanding. The common stock (and all other listed securities of CNC) was delisted from the NYSE effective September 25, 2002. See "Events Leading to the Chapter 11 Cases - Delisting of Common Stock and Other Listed Securities."

          2.   CIHC

               (a)  Guarantees of CNC and CFC Debt

          Although CIHC has no outstanding indebtedness for borrowed money (other than for intercompany notes), it is the guarantor of CNC's Senior Credit Facility. The Senior Credit Facility currently fully drawn, and approximately $38 million of accrued and unpaid interest has been added to the outstanding principal amount of the Senior Credit Facility pursuant to a waiver dated September 8, 2002. As of the Petition Date, there was an aggregate of approximately $6.1 million of unpaid interest on the Senior Credit Facility. CIHC is the guarantor of an aggregate principal amount of $125 million in respect of CFC's residual and warehouse facilities with Lehman Brothers, Inc. and certain of its affiliates ("Lehman"). CIHC is the guarantor of an aggregate principal amount of $125 million in respect of CFC's swingline debt and cash management facility with U.S. Bank National Association ("U.S. Bank"). CIHC is the secondary guarantor on an aggregate principal amount of approximately $481.3 million in respect of the D&O Facilities, for which CNC is the primary guarantor. CIHC is the guarantor of an aggregate principal amount of $1.29 billion of Exchange Notes issued by CNC.

               (b)  Preferred Stock and Common Stock

          CIHC has authorized three series of preferred stock: (i) 1994 Series Preferred Stock, $1,000 stated value per share (the "1994 Series Preferred Stock"); (ii) $2.32 Redeemable Cumulative Preferred Stock, $0.01 stated value per share (the "$2.32 Preferred Stock"); and (iii) 1998 Series Redeemable Preferred Stock, $1,000 stated value per share (the "1998 Series Preferred Stock"). As of December 31, 2002, there were 151,531.319 shares of 1994 Series Preferred Stock, 1,200,000 shares of $2.32 Preferred Stock and 90,000 shares of 1998 Series Preferred Stock issued and outstanding.

          As of December 31, 2002, CIHC had 1,001.041 shares of common stock, par value $1.00 per share, issued and outstanding, 1,000 shares of which were held by CNC and 1.041 shares of which were held by Conseco Annuity Assurance Company, an indirect wholly owned subsidiary of CIHC.

C.        EVENTS LEADING TO THE CHAPTER 11 CASES

          1.   Background to the Restructuring

          Conseco commenced operations in 1982 and grew rapidly through acquisitions, including the acquisition of 19 separate insurance groups and related businesses and the acquisition of Green Tree Financial Corporation in 1998. The acquisition of Green Tree (renamed "Conseco Finance Corp.") served as the platform for Conseco's entry into the consumer finance business.

          In order to fund these acquisitions and grow its businesses, CNC, our parent holding company, incurred substantial indebtedness through borrowings under bank credit facilities and the issuance of securities in public capital markets. CIHC, our intermediate holding company, also incurred significant indebtedness in the form of guarantees. See "Existing Capital Structure of CNC and CIHC." Between 1998 and 2000, CNC incurred $3.6 billion in new debt and trust preferred obligations, primarily to fund the business of CFC following its acquisition. In addition to increased indebtedness levels, we also began to recognize impairment charges because the actual performance of CFC's securitized loan portfolios did not meet the assumptions that were used in establishing the value of the interest-only securities and servicing rights.

          During the past two years, we undertook efforts to reduce our parent company debt. These efforts primarily focused on the sale of non-strategic assets to meet principal and interest payment obligations. We also took a number of other actions designed to reduce parent company debt and increase the efficiency of our business operations. The actions with respect to our finance business included: (i) the sale, closing or runoff of several business units (including asset-based lending, vendor leasing, bankcards, transportation, park construction and floorplan lending); (ii) monetization of certain on-balance sheet financial assets through sales or as collateral for additional borrowings;
(iii) cost savings and restructuring of ongoing businesses such as streamlining of credit origination operations in the manufactured housing and home equity divisions; and (iv) substantial decreases in the origination of certain lines of products in certain business segments, particularly in the manufactured housing segment. The actions with respect to our insurance business included: (i) the sale of our variable annuity business; (ii) reinsurance transactions of various insurance blocks; and (iii) the division of our insurance segment into two, more efficient, operating groups.

          In addition to these measures, in April 2002, we extended the maturities of approximately $1.29 billion in principal amount of our senior notes by one year to two and one-half years through an exchange offer in an effort to improve our financial flexibility and enhance our ability to refinance our public debt.

          Notwithstanding these initiatives, the Company's financial position continued to deteriorate. For the six months ended June 30, 2002, CNC suffered a net loss applicable to common stock of $4,380.1 million, including the cumulative effect of an accounting charge for a goodwill impairment of $2,949.2 million and the establishment of a deferred tax valuation reserve of $1,003.0 million. This loss reduced CNC's shareholders' equity to $533.0 million. The reduction in shareholders' equity negatively impacted the financial strength ratings of our insurance subsidiaries and the capital market ratings of our outstanding parent company securities, and effectively precluded us from raising significant amounts of additional capital in the public markets. The net loss for the second quarter, including the establishment of a deferred tax valuation reserve, resulted in a breach of the debt to capitalization ratio covenant in the Senior Credit Facility, although we did obtain temporary waivers from the relevant lenders. These developments also made it significantly more difficult to obtain regulatory approvals of dividend payments from our insurance subsidiaries.

          2.   Announcement of Restructuring Plan; Events of Default

          As a result of these developments, on August 9, 2002, we announced that we had engaged legal and financial advisors to begin discussions with creditors in order to effectuate a fundamental restructuring of the Company's capital structure. We also announced that we did not make the August 2002 interest payments on the 6.4% Original Notes, 6.4% Exchange Notes, 8.75% Original Notes and 8.75% Exchange Notes. Since the August 9, 2002 announcement, we have not made any interest or principal payments on any of our direct corporate obligations, nor have we made any distributions on our Trust Preferred Securities. The failure to make the interest payments on these notes within the 30-day grace period constituted an event of default under the notes, which gave the holders of the notes the right to accelerate the maturity of all principal and past due interest. We did not pay the $224.9 million of principal (plus accrued interest) that was due on October 15, 2002 under the 8.5% Original Notes. Our default with respect to the payment of principal on these notes also resulted in defaults under approximately $4.0 billion principal amount of debt obligations, approximately $481.3 million of obligations under the D&O Facilities and approximately $1.9 billion of Subordinated Indentures (and the corresponding Trust Preferred Securities) through cross-default provisions contained in the respective governing instruments. If the holders of such indebtedness or preferred securities had exercised their rights to accelerate the maturity of all principal and interest due, we would not have been able to satisfy these obligations.

          On September 9, 2002, Conseco received temporary waivers of the covenant violations with respect to the Senior Credit Facility and the D&O Facilities from the relevant lenders. These waivers expired on October 17, 2002. On that date, Conseco obtained forbearance agreements from the relevant lenders pursuant to which the lenders agreed to temporarily refrain from exercising default-related remedies with respect to certain specified events of default under the Senior Credit Facility and the guarantees of the D&O Facilities. These forbearance agreements were scheduled to expire on November 27, 2002, but were extended on that date to January 11, 2003, subject to various conditions. Upon filing of the Chapter 11 Cases, the forbearance agreements terminated and were superseded by the automatic stay provisions under section 362 of the Bankruptcy Code.

          3.   Delisting of Common Stock and Other Listed Securities

          After the issuance of our press release on August 9, 2002, the NYSE halted trading in CNC's common stock and other listed securities. On August 12, 2002, the NYSE issued a public announcement of the suspension of trading. The Securities and Exchange Commission subsequently granted the NYSE's application for removal from listing and registration with respect to the following CNC securities: (i) common stock, (ii) 8 1/8% Secured Notes, (iii) 10 1/2% Secured Notes, (iv) 9.16% TOPrS, (v) 8.70% TOPrS, (vi) 9% TOPrS and (vii) 9.44% TOPrS, effective on the opening of the trading session on September 25, 2002.

          4.   Ratings Downgrades of CNC Securities

          As a result of the events leading up to our August 9, 2002 announcement and subsequent events, we have experienced a number of ratings downgrades with respect to our outstanding securities. On September 9, 2002, our senior debt ratings were lowered from "C" to "D" by Fitch IBCA. Fitch employs a system of 12 national ratings, ranging from "AAA" to "D" with pluses and minuses used to indicate the relative position of a credit within a ratings category.

          On October 4, 2002, Standard & Poor's lowered our senior debt rating from "CC" to "D". Standard & Poor's maintains 10 ratings categories, ranging from "AAA (Extremely strong)" to "D (Defaulted)" with pluses and minuses used to indicate relative positions within each category.

          On October 25, 2002, the credit rating for our senior notes was downgraded to "Ca" by Moody's, which said its ratings outlook for us is developing. Moody's employs a system of nine national ratings, ranging from "Aaa" to "C" with modifiers 1, 2 and 3 to indicate the relative strength or weakness within each rating. "Ca" is the eighth best rating out of nine. In its October 25, 2002 release, Moody's stated that "the Ca senior unsecured rating reflects the heightened uncertainty surrounding Conseco's liquidity and financial flexibility, and the residual value of the company, a key determinant of the recovery value for debtholders."

          Immediately prior to the filing of the Chapter 11 Cases, our Trust Preferred Securities were rated "D" by Standard & Poor's, "D" by Fitch and "C" by Moody's. The ratings of our securities made it impossible for Conseco to issue additional securities in the public markets.

          5.   Insurance Ratings and Regulatory Issues

          An important competitive factor for our insurance subsidiaries is the ratings they receive from nationally recognized rating organizations. See "Description of Conseco's Business - The Company's Business - Competition". In July 2002, A.M. Best downgraded the financial strength ratings of our primary insurance subsidiaries to "B++ (Very Good)" and placed the ratings "under review with negative implications." On August 14, 2002, A.M. Best further lowered the financial strength ratings of our primary insurance subsidiaries from "B++ (very good)" to "B (fair)." A.M. Best ratings for the industry currently range from "A++ (Superior)" to "F (In Liquidation)" and some companies are not rated. An "A++" ranking indicates superior overall performance and a strong ability to meet obligations to policyholders over a long period of time. The "B" rating is assigned to companies which have, on balance, fair balance sheet strength, operating performance and business profile, when compared to the standards established by A.M. Best, and have an ability in A.M. Best's opinion to meet their current obligations to policyholders, but their financial strength is vulnerable to adverse changes in underwriting and economic conditions. The rating reflects A.M. Best's view of the uncertainty surrounding our restructuring initiatives and the potential adverse financial impact on the subsidiaries if negotiations are protracted and execution of the restructuring plan is delayed. Standard & Poor's has given our insurance subsidiaries a financial strength rating of "B+". Rating categories from "BB" to "CCC" are classified as "vulnerable," and pluses and minuses show the relative standing within a category. In Standard & Poor's view, an insurer rated "B" has the capacity to meet its financial commitments but adverse business conditions could lead to insufficient ability to meet financial commitments.

          These ratings downgrades caused sales of our insurance products to decline and policyholder redemptions and lapses to increase. In some cases, the downgrades also caused defections among our independent agent sales force and increases in the commissions we had to pay to retain them. These events have had a material adverse effect on our financial results. Further downgrades by A.M. Best or Standard & Poor's would likely have further material and adverse effects on our financial results and liquidity.

          Since the announcement of our restructuring efforts on August 9, 2002, we have been working closely with insurance regulators in each of the states in which our insurance subsidiaries are domiciled (Arizona, Illinois, Indiana, New York, Pennsylvania and Texas) in connection with their monitoring of the operations and financial status of our insurance subsidiaries. The Commissioner of Insurance for the State of Texas has acted as the lead regulator among these states and has principally coordinated the oversight and monitoring efforts associated with our financial restructuring.

          On October 30, 2002, Bankers National Life Insurance Company and Conseco Life Insurance Company of Texas (on behalf of itself and its subsidiaries), our two insurance subsidiaries domiciled in Texas, each entered into consent orders with the Commissioner of Insurance for the State of Texas whereby they agreed: (i) not to request any dividends or other distributions before January 1, 2003 and, thereafter, not to pay any dividends or other distributions to parent companies outside of the insurance system without the prior approval of the Texas Insurance Commissioner; (ii) to continue to maintain sufficient capitalization and reserves as required by the Texas Insurance Code; (iii) to request approval from the Texas Insurance Commissioner before making any disbursements not in the ordinary course of business; (iv) to complete any pending transactions previously reported to the proper insurance regulatory officials prior to and during Conseco's restructuring, unless not approved by the Texas Insurance Commissioner; (v) to obtain a commitment from CNC and CIHC to maintain their infrastructure, employees, systems and physical facilities prior to and during Conseco's restructuring; and (vi) to continue to permit the Texas Insurance Commissioner to examine its books, papers, accounts, records and affairs. The consent orders do not prohibit the payment of fees in the ordinary course of business pursuant to existing administrative, investment management and marketing agreements with our non-insurance subsidiaries.

          6.   Status of CFC; Strategic Alternatives Considered

          During the course of the recent economic slowdown, loans originated by our finance subsidiaries have suffered a sustained period of increased delinquencies, foreclosures and losses and our finance subsidiaries have incurred increased costs in servicing these loans, all of which have had a material adverse effect on our financial condition and results of operations. These conditions, coupled with our leveraged condition and liquidity difficulties, have severely impacted the operations of CFC, and eliminated CFC's access to the securitization markets. The securitization markets historically have been CFC's main source of funding. The loss of access to the securitization markets has severely affected CFC's ability to originate, purchase and sell loans. It has also affected the value of the retained interests CFC holds in securitization manufactured housing trusts, since CFC relied on the securitization markets to finance the sale of repossessed manufactured housing units owned by those trusts, which often helped to minimize the loss on defaulted loans (compared to liquidating those assets through a manufactured housing wholesale channel).

          On October 22, 2002, CNC announced that its board of directors approved a plan to sell or seek new investors for the finance businesses and that the investment banking firms of Lazard Freres & Co., LLC and Credit Suisse First Boston had been engaged to pursue various alternatives, including securing new investors and/or selling CFC's three lines of business: (i) manufactured housing; (ii) mortgage and home equity services; and (iii) consumer finance (including a potential sale, joint venture or similar transaction with respect to CFC's servicing platforms). For a discussion of the sale process, see "Planned Sale of CFC."

          As of the Petition Date, CFC's remaining liquidity sources were a warehouse facility (the "Warehouse Facility") and a residual facility ("Residual Facility") with Lehman and a bank credit facility with U.S. Bank (the "U.S. Bank Facility," and together with the Warehouse Facility and Residual Facility, the "CFC Facilities"). The direct borrower under (i) the Warehouse Facility is CFC's non-debtor subsidiary Green Tree Finance Corp. - Five ("GTFC"), and (ii) the Residual Facility is CFC's non-debtor subsidiary Green Tree Residual Finance Corp. I ("GTRFC"). The Warehouse Facility and the Residual Facility are fully guaranteed by CFC and, up to an aggregate of $125 million, by CIHC. CFC was the direct borrower under the U.S. Bank Facility, which was also guaranteed by CIHC up to an aggregate of $125 million.

          Prior to the Petition Date, CFC was in default under the CFC Facilities as a result of (i) cross-defaults triggered by CNC's defaulting on its debt obligations, (ii) cross-defaults among the U.S. Bank Facility, the Warehouse Facility and the Residual Facility, (iii) failure to make payment of guarantees on the B-2 securities issued in connection with securitizations of manufactured housing receivables; and (iv) breaches of several financial covenants under the CFC Facilities. CFC entered into forbearance agreements with Lehman with respect to the Warehouse Facility and Residual Facility and with U.S. Bank with respect to U.S. Bank Facility, pursuant to which Lehman and U.S. Bank agreed to temporarily refrain from exercising any rights arising from events of default that occurred under each CFC Facility prior to the Petition Date.

          The Warehouse Facility is a repurchase facility under which primarily newly originated manufactured housing, home equity, home improvement and recreational vehicle loans originated by CFC or affiliates of CFC and transferred to GTFC are sold by GTFC to Lehman with an agreement to repurchase those loans at a later date and at a higher price. The price differential reflects the cost of financing. The

Warehouse Facility provides funding to CFC for new loan origination. The Warehouse Facility and the Residual Facility are cross-collateralized.

          The Residual Facility is collateralized by retained interests in securitizations. CFC is required to maintain collateral based on current estimated fair values in accordance with the terms of such facility. Due to the decrease in the estimated fair value of its retained interests, CFC's collateral was $128.9 million deficient at September 30, 2002 (as calculated in accordance with the relevant transaction documents). Pursuant to the forbearance agreement entered into with Lehman on December 20, 2002, Lehman agreed not to accelerate the repayment of the Residual Facility based on the collateral deficiency through June 1, 2003. Under the terms of this forbearance agreement, Lehman retains the cash flows from CFC's retained interests pledged under this facility and applies those cash flows to the margin deficit. As mentioned above, this forbearance agreement is subject to a number of conditions that may cause it to terminate prior to June 1, 2003.

          The filing by CNC, CIHC and CFC of a Chapter 11 petition triggered additional defaults under the CFC Facilities.

          On December 19, 2002, shortly after the filing of the Chapter 11 Cases, the U.S. Bank Facility was paid-off with the approval of the Bankruptcy Court with a portion of the proceeds of the debtor-in-possession ("DIP") financing provided by U.S. Bank and FPS DIP LLC, an affiliate of Fortress Investment Group LLC ("Fortress"), J.C. Flowers & Co. LLC. ("Flowers") and Cerberus Capital Management, L.P. ("Cerberus"). The DIP financing is for up to $125,000,000. The DIP financing motion was granted by the Bankruptcy Court on January 14, 2003.

          On December 20, 2002, CFC, GTFC, and GTRFC, entered into several agreements with Lehman: (i) providing that Lehman temporarily refrain from exercising any rights arising from events of default that occurred under each relevant CFC Facility (including, but not limited to, those arising out of CNC, CIHC and CFC filing for chapter 11 relief) until June 1, 2003; (ii) indirectly providing CFC with up to $25,000,000 in post-petition financing by allowing GTFC to provide intercompany loans to CFC with cash flows obtained from the Warehouse Facility; (iii) decreasing the capacity of the Warehouse Facility to a maximum of $250,000,000; and (iv) otherwise amending the Warehouse Facility and the Residual Facility. These agreements are subject to a number of conditions that may cause them to terminate prior to June 1, 2003.

          As a result of CFC's defaults and the agreements entered into with Lehman on December 20, 2002, CFC may not draw funds from the Residual Facility.

          7.   Recent Financial Results

          On November 19, 2002, CNC reported a net loss of $1,769.2 million for the three months ended September 30, 2002. This loss was primarily the result of: (i) impairment charges related to our interest-only securities and servicing rights held by our finance subsidiary of $701.3 million; (ii) impairment charges related to goodwill of $500.0 million; (iii) realized investment losses related to our investment portfolio of $271.7 million; (iv) an increase to our reserves with respect to long-term care insurance products for changes in estimates of $110.0 million; and (v) a loss on the sale of Conseco Variable Insurance Company of $139.9 million. As a result of this loss, CNC's shareholders' deficit was $811.8 million at September 30, 2002.

          8.   The Prepetition Committees

          In the fall of 2002, we commenced discussions with a committee representing the Bank Group with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Bank Committee"). The members of the Prepetition Bank Committee, as of the Petition Date, were Bank of America, N.A., JP Morgan Chase Bank and Angelo, Gordon & Co. Bank of America, as administrative agent for the Senior Credit Facility and some of the D&O Facilities, retained Davis Polk & Wardwell as its legal advisor and Ernst & Young and Greenhill & Co., LLC as its financial advisors.

          In August 2002, the Debtors commenced discussions with certain holders of the Secured Notes, Original Notes and Exchange Notes with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Noteholder Committee"). The members of the Prepetition Noteholder Committee, as of the Petition Date, were Metropolitan West Asset Management LLC, First Pacific Advisors, Appaloosa Management Company, Barclays Bank, PLC, Calvert Group, Ltd., HSBC Bank USA (as indenture trustee) and Whippoorwill Associates, Inc. The Prepetition Noteholder Committee retained Fried, Frank, Harris, Shriver & Jacobson as its legal advisor and Houlihan Lokey Howard & Zukin LLP as its financial advisor.

          In October 2002, the Debtors commenced discussions with certain holders of the Trust Preferred Securities with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Trust Preferred Securities Committee"). The members of the Prepetition Trust Preferred Securities Committee, as of the Petition Date, were Oppenheimer Capital, United Capital Markets, Marion Polk Real Estate and Smith Hayes Financial. The Prepetition Trust Preferred Securities Committee retained Saul Ewing LLP as its legal advisor and Raymond James as its financial advisor.

          The Debtors entered into extensive arms' length negotiations with the Prepetition Bank Committee, Prepetition Noteholder Committee and the Prepetition Trust Preferred Securities Committee regarding the terms of a consensual restructuring of the Debtors. Shortly before the Petition Date, the Debtors reached a non-binding agreement in principle with respect to the general terms of a restructuring with the Prepetition Bank Committee and Prepetition Noteholder Committee.(1) The Debtors, and not the members of any of the foregoing committees, are the proponents of the Plan.

D.        PLANNED SALE OF CFC

          On December 19, 2002, CFC and certain of its subsidiaries entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with CFN, an affiliate of Fortress, Flowers and Cerberus, pursuant to which CFC has agreed to sell substantially all of its businesses and assets (the "CFC Assets") in a sale pursuant to Section 363 of the Bankruptcy Code. In addition to other conditions customary to transactions of this kind, the Asset Purchase Agreement is subject to the following conditions: (i) CFN shall be the servicer or successor servicer with respect to all of CFC's servicing rights; (ii) the servicing fees that CFC receives as servicer of the securitized pools of manufactured housing receivables must have been (A) increased to at least 125 basis points per annum of each relevant pool and (B) granted seniority in payment priority in the related securitization payment waterfalls; (iii) the Bankruptcy Court shall have entered an order authorizing and approving the sale of the CFC Assets, which order shall (A) provide (among other things) that the buyer is entitled to the protections provided to a good faith purchaser under Section 363(m) of the Bankruptcy Code, (B) provide that (except as expressly permitted by the Asset Purchase Agreement) all persons and entities holding interests or claims of any kind and nature with respect to the CFC Assets shall be enjoined from asserting, prosecuting or otherwise pursuing such interests and claims of any kind and nature against CFN, its successors or assigns, or the CFC Assets, and (C) exempt the sale of the CFC Assets from the imposition and payment of any and all recording taxes, stamp taxes, transfer taxes, or similar taxes pursuant to section 1146(c) of the Bankruptcy Code; and (iv) the outstanding amount of the indebtedness with Lehman shall not exceed $975 million during any time from the execution of the Asset Purchase Agreement until the date of the closing of the sale of the CFC Assets ("Closing Date").

          The CFC Assets do not include any businesses or assets that CFN identifies as excluded businesses or assets during the period prior to the Closing Date. With certain limited exceptions, such exclusions would not result in a purchase price adjustment. However, in accordance with the terms of the Asset Purchase Agreement, CFN has given irrevocable notice to CFC that, subject to the satisfaction of the conditions precedent set forth above, it will acquire CFC's Manufactured Housing business (including, without limitation, the Manufactured Housing servicing platform).

---------------
1 The Official Committee continues to review the Plan and this Disclosure Statement to ensure that they accurately reflect the agreement in principal. Without limiting the generality of the foregoing, the Official Committee has advised the Debtors that it does not support the release and indemnification provisions in the current form.

          The purchase price for the CFC Assets will be the sum of (i) the amount owed by CFC under the Warehouse Facility and the Residual Facility to Lehman; (ii) the outstanding amount under CFC's DIP facility as of the Closing Date up to a maximum of $125 million; and (iii) certain liabilities assumed by CFN. The purchase price is subject to adjustment if CFN elects to exclude the stock of Mill Creek Bank from the transaction.

          The Debtors believe that, considering all surrounding facts and circumstances, the transactions contemplated by the Asset Purchase Agreement maximize the value obtainable from the CFC Assets for all relevant constituencies. However, there can be no assurance that these transactions will be completed, or if completed, that they will satisfy the Debtors' expectations. Even assuming that the sale of the CFC Assets is completed and CFC receives the proceeds from the sale of the CFC Assets in the amount and as otherwise set forth in the Asset Purchase Agreement, such proceeds will be applied entirely to satisfy CFC's existing creditors, and, accordingly, such proceeds will not be available to Reorganized CNC through its ownership of CFC's equity or to Holders of Claims against or Equity Interests in Reorganized CNC. In accordance with section 363 of the Bankruptcy Code and the terms of the Asset Purchase Agreement, CFC is permitted and will continue to seek alternative transactions that may provide greater value to CFC and its creditors than the transactions contemplated by the Asset Purchase Agreement. Accordingly, CFN may be entitled to receive certain termination fees and expense reimbursements under certain circumstances pursuant to the Asset Purchase Agreement.

          CFC is also undertaking efforts to restructure its manufactured housing business by reducing the negative cash flows that currently result from this portfolio by: (i) increasing the amount and payment priority of the servicing fee (the "MH Servicing Fee") it receives as compensation for servicing the securitized manufactured housing portfolios (which, as explained above, is a condition precedent for the transactions contemplated in the Asset Purchase Agreement), and (ii) restructuring the guarantees on the B-2 securities issued in connection with securitizations of manufactured housing receivables. CFC has not made any such guarantee payments due on or after November 15, 2002.

          On December 18, 2002, the Bankruptcy Court entered an interim order granting the joint motion of CFC, Conseco Finance Servicing Corp. ("CFSC") and U.S. Bank, as trustee for CFC's securitization trusts (the "Trustee"), providing, for 30 business days, (i) for an increase of the MH Servicing Fee to 125 basis points per annum (the "Revised Servicing Fee") of the principal amount outstanding of each manufactured housing securitization trust where the Trustee acts as trustee; (ii) that the MH Servicing Fee be paid as an expense prior to the distribution of any amounts in respect of certificates issued by each such securitization trust; and (iii) for a senior security interest in CFC's Manufactured Housing servicing platform and a junior security interest in CFC's other assets in favor of the Trustee for the benefit of itself and the corresponding certificateholders, to secure (a) the continued payment of certain of the Trustee's fees and expenses; (b) the amount, if any, by which the Revised Servicing Fee exceeds the original servicing fee at the contractual level of priority during the period of the interim order; and (c) any losses to the securitization trusts relating to manufactured housing, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer.

          A hearing seeking final resolution of the matters covered by this joint motion was held on January 29, 2003. The Trustee, the Official Committee of Unsecured Creditors of CFC and CFSC and the Ad Hoc Securitization Holders' Committee in advance of the hearing filed objections or otherwise requested that the hearing be continued to a later date to allow the relevant parties to reach a consensual solution to the issues regarding the MH Servicing Fee. This hearing has been rescheduled for February 12, 2003. See "Summary of Significant Motions
- Motion to Increase CFC's Manufactured Housing Securitization Servicing Fee."

          Overall, CFC intends to maximize the value obtainable from all restructuring transactions it contemplates as part of its chapter 11 filing. However, there can be no assurance that any transaction in connection therewith will be completed, or if completed, that any proceeds resulting therefrom will be available to satisfy any creditors other than creditors of CFC or parties with a security interest in CFC's assets.

E.        PURPOSE OF THE PLAN

          The purpose of the Plan is to provide the Debtors with a capital structure that can be supported by cash flows from operations. To that end, the Plan will reduce CNC's debt and Trust Preferred Securities obligations by more than $5.0 billion and its future annual interest expense and distributions on Trust Preferred Securities by approximately $380 million. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors and equity holders. If the Plan is not confirmed, the Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that their creditors would realize a less favorable distribution of value, or in certain cases, no value at all, for their claims and equity interests. See the Liquidation Analysis set forth in Exhibit A.

F.        THE BUSINESS OF REORGANIZED CNC

          As a result of our efforts to divest our finance operations, we expect that upon emergence from bankruptcy, or soon thereafter, we will be engaged exclusively in the insurance business. For a description of our insurance operations, see "Description of Conseco's Business -- The Company's Business."

          Following confirmation of the Plan, Reorganized CNC intends to operate two distinct and separate insurance businesses, Conseco Insurance Group ("CIG") and Bankers Life and Casualty Company ("Bankers Life").

          CIG combines the unique strengths of several insurance companies that serve over 3 million policyholders. CIG offers a complete portfolio of supplemental health insurance (long term care, Medicare supplement, specified disease and group disability), life, and annuity solutions in three of the highest growth customer markets: senior citizens, the Hispanic community and employer sponsored voluntary benefits programs. CIG intends to grow by expanding its products and services, and its 20,000 independent agent distribution network, as well as its 750 captive agent distribution network in these target markets. Additionally, CIG is moving forward on a path to achieve a low cost, high performance service platform through consolidation and simplification of its processes.

          Bankers Life is a 120-year-old health, life and annuity company primarily focused on the needs of middle income senior citizens, the fastest growing market segment in the U.S. Bankers Life offers this market a comprehensive insurance product portfolio including long term care, Medicare supplement, senior life and fixed annuities. Bankers Life distributes its products through an exclusive career agency sales force of more than 3,500 agents and sales managers. Bankers Life is committed to become the nation's leading provider of financial security for seniors. Its growth strategy is based on leveraging its two well known highly regarded brands (Bankers Life and Colonial Penn), increasing the productivity and size of its well-established, broad-based career distribution organization, leveraging its core product offerings by building or insourcing additional senior market insurance and non-insurance products, and implementing key strategic technologies to increase efficiency and productivity.

          We also expect that by virtue of certain reorganization transactions described below in the section entitled "Certain U.S. Federal Income Tax Consequences to CNC - Transfer of Assets to Reorganized CNC," our corporate structure will be simplified upon confirmation of the Plan. An organization chart depicting the anticipated corporate structure of Reorganized CNC and its subsidiaries as of the Confirmation Date is attached hereto as Exhibit D.

G.        TERMS OF NEW SECURITIES AND NEW BANK DEBT TO BE ISSUED PURSUANT TO THE
          PLAN

          On the Effective Date, Reorganized CNC will issue for distribution, in accordance with the provisions of the Plan, (i) the New CNC Common Stock, (ii) the New CNC Preferred Stock, (iii) the New CNC Warrants and (iv) the New Secured Notes (collectively, the "New CNC Securities"). Reorganized CNC will also enter into a new senior secured credit facility with Bank of America, N.A., as agent, and the other lenders party thereto (the "New Credit Facility"), on the Effective Date. For purposes of determining the accrual of interest, dividends or rights in respect of any other payment from and after the Effective

Date, the New CNC Securities and the New Credit Facility shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or distributed; provided that the Reorganized CNC shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

          Summarized below are the material provisions of the New CNC Securities and the New Credit Facility. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation and By-laws of Reorganized CNC, the New CNC Warrant Agreement, the indenture governing the New Secured Notes (if any) and the credit agreement governing the New Credit Facility. A term sheet more completely setting forth the anticipated terms of the New Credit Facility is attached hereto as Exhibit
E. Any inconsistency between the following summary of the New Credit Facility and the terms set forth in Exhibit E will be resolved in favor of the terms set forth in Exhibit E. A term sheet more completely setting forth the anticipated terms of the New CNC Preferred Stock and the New CNC Warrants is attached hereto as Exhibit F. Any inconsistency between the following summaries of the New CNC Preferred Stock and the New CNC Warrants and the terms set forth in Exhibit F will be resolved in favor of the terms set forth in Exhibit F.

          1.   New CNC Common Stock

          The principal terms of the New CNC Common Stock to be issued by Reorganized CNC under the Plan will be as follows:

Authorization:                ___ million shares.

Initial Issuance:             ___ million fully-paid and non-assessable shares
                              (excluding shares to be issued in connection
                              with management incentive plans).

Par Value:                    $___ per share.

Voting Rights:                One vote per share on all matters submitted to a
                              vote of holders of New CNC Common Stock, subject
                              to the voting restrictions described below.

Voting Restrictions:          In the event that any Person or group of
                              affiliated Persons obtains direct or indirect
                              beneficial ownership of shares of capital
                              stock of Reorganized CNC providing such Person(s)
                              in excess of 10% of the voting power with respect
                              to a particular stockholder vote, such Person(s)
                              will be entitled to vote only such number of
                              shares of capital stock as do not in the aggregate
                              equal or exceed 10% of the voting power with
                              respect to that stockholder vote, unless, prior to
                              that stockholder vote, the acquisition, ownership
                              and voting of such shares of capital stock by such
                              Person(s) in excess of 10% has been approved, or
                              exempted from approval, pursuant to all applicable
                              insurance regulatory requirements.

Dividends:                    Holders entitled to receive proportionately such
                              dividends as may from time to time be declared by
                              the board of directors of Reorganized CNC in
                              respect of New CNC Common Stock out of funds
                              legally available for the payment of dividends.

Liquidation, Dissolution,
or Winding-Up:                In the event of liquidation, dissolution or
                              winding-up, holders of shares of New CNC
                              Common Stock would be entitled to share
                              proportionately in all of Reorganized CNC's assets
                              available for distribution after payment of
                              liabilities and liquidation preference on any
                              outstanding preferred stock of Reorganized CNC.

Preemptive Rights:            None.

                                      -25-

Redemption:                   None.


          2.   New CNC Preferred Stock

          The principal terms of the New CNC Preferred Stock to be issued by Reorganized CNC under the Plan will be as follows:


Par Value:                    $___ per share.

Aggregate Liquidation
Preference:                   $[750] million plus accrued and unpaid dividends.

Liquidation  Preference Per
Share:                        $___, plus accrued and unpaid dividends.

Voting Rights:                Holders of New CNC Preferred Stock will
                              vote as a class on each of the following events or
                              transactions, unless all of the New CNC Preferred
                              Stock will be redeemed concurrently with such
                              event or transaction: (i) sale of all or
                              substantially all of Reorganized CNC's assets;
                              (ii) merger or consolidation of Reorganized CNC;
                              (iii) liquidation or dissolution of Reorganized
                              CNC; (iv) issuances of subsidiary preferred stock
                              to a third party; (v) issuances of debt (with
                              certain exceptions) or senior equity securities
                              (unless the proceeds are used to pay down debt
                              under the New Credit Facility, subject to certain
                              limitations); (vi) issuances of pari passu
                              securities unless the proceeds are used to pay
                              down debt under the New Credit Facility or to
                              redeem New CNC Preferred Stock (subject to certain
                              limitations); (vii) charter amendments that
                              adversely change the rights or preferences of the
                              New CNC Preferred Stock; and (viii) redemptions of
                              and payment of cash dividends on pari passu and
                              junior securities (subject to exceptions).

                              Following the occurrence of a Trigger Event
                              (defined to include, (i) reduction in certain A.M.
                              Best ratings, (ii) any payment default under the New Credit Facility, (iii) any material adverse regulatory event affecting any material insurance subsidiary, (iv) conversion rights under the New
                              CNC Preferred Stock becoming exercisable, (v) failure to comply with minimum EBITDA requirement and (vi) failure to maintain certain minimum RBC ratios), the holders of New CNC Preferred Stock will have the right to vote on an as-converted basis on all corporate matters on which holders of New CNC Common Stock have the right to vote and will have the right to call a shareholders meeting for the election of directors and nominate directors to serve on the board of directors
                              (subject to Reorganized CNC having a right to cure certain Trigger Events until the first anniversary of the Effective Date).

Voting Restrictions:          In the event that any Person or group of
                              affiliated Persons obtains direct or indirect
                              beneficial ownership of shares of capital
                              stock of Reorganized CNC providing such Person(s)
                              in excess of 10% of the voting power with respect
                              to a particular stockholder vote, such Person(s)
                              will be entitled to vote only such number of
                              shares of capital stock as do not in the aggregate
                              equal or exceed 10% of the voting power with
                              respect to that stockholder vote, unless, prior to
                              that stockholder vote, the acquisition, ownership
                              and voting of such shares of capital stock by such
                              Person(s) in excess of 10% has been approved, or
                              exempted from approval, pursuant to all applicable
                              insurance regulatory requirements.

Dividends:                    10.50% per annum through the second anniversary of
                              the Effective Date and 11% per annum thereafter,
                              payable semi-annually in additional shares of New

                              CNC Preferred Stock until the later of (i) the second anniversary of the Effective Date and (ii) the next fiscal quarter after the date that the principal insurance subsidiaries of Reorganized
                              CNC achieve any "A" category financial strength rating by A.M. Best; thereafter, payable semi-annually in cash at the option of Reorganized
                              CNC out of funds legally available for the payment of dividends or in additional shares of New CNC
                              Preferred Stock. No dividends may be paid on any other class of capital stock unless full cumulative dividends have been paid on the New CNC
                              Preferred Stock (subject to a to be agreed upon cap on the aggregate maximum amount of dividends that can be paid in additional shares).

Ranking:                      Senior to all classes and series of Reorganized
                              CNC's capital stock in respect of dividends and amounts distributable upon liquidation, dissolution or winding-up, and junior to all indebtedness of Reorganized CNC.

Optional Redemption           By Reorganized CNC, in whole or in part, at any
Rights:                       time, at liquidation preference.

Conversion Rights:            Convertible by holders at any time on or after
                              September 30, 2005 into shares of New CNC
                              Common Stock at a conversion price, to be measured
                              on the 120th calendar day following the Effective
                              Date, equal to the average of the volume weighted
                              average prices of New CNC Common Stock for the
                              immediately preceding 60 calendar days.

Exchange Rights:              On and after the tenth anniversary of the
                              Effective Date, exchangeable, at the holder's
                              option, into shares of New CNC Common Stock having
                              a fair market value on the exchange date equal to
                              the liquidation preference, subject to a maximum
                              number of shares, to be determined. At Reorganized
                              CNC's option, Reorganized CNC may pay cash in an
                              amount equal to the liquidation preference in lieu
                              of delivering shares of New CNC Common Stock upon
                              exchange.

Preemptive Rights:            None.

Anti-Dilution:                Customary anti-dilution protection.

Registration Rights:          To be set forth in Registration Rights Agreement.


          3.   New CNC Warrants

          The principal terms of the New CNC Warrants to be issued by Reorganized CNC under the Plan will be as follows:

Initial Issuance:             Exercisable  for 5% of the New CNC  Common  Stock
                              (which  may be  subject  to certain dilution)

Exercise Price:               The exercise price of warrants for 2.5% of
                              the New CNC Common Stock will be based on a $3
                              billion enterprise valuation of Reorganized CNC
                              ("Tranche A Warrants") and the exercise price of
                              warrants for 2.5% of the New CNC Common Stock will
                              be based on a $3.85 billion enterprise valuation
                              of Reorganized CNC ("Tranche B Warrants"). The
                              exercise price of warrants will be equal to the
                              applicable equity value divided by the number of
                              shares of New CNC Common Stock outstanding on a
                              fully diluted basis (to be defined) and will be
                              determined pursuant to a formula to be agreed
                              upon.

Term:                         Tranche A Warrants: 6 years
                              Tranche B Warrants: 7 years


Anti-dilution:                Customary anti-dilution protection.

Registration Rights:          To be set forth in Registration Rights Agreement.


          4.   New Secured Notes

          The principal terms of the New Secured Notes (if any) to be issued by Reorganized CNC under the Plan will be set forth in the Plan Supplement.

          5.   New CNC Credit Facility

          The principal terms of the New Credit Facility to be entered into on the Effective Date will be as follows:

Issuer:                       Reorganized CNC.

Guarantors:                   Reorganized CIHC and each of Reorganized CNC's
                              other current and future domestic subsidiaries
                              other than the insurance subsidiaries and
                              immaterial subsidiaries (to be defined)
                              (collectively, the "Guarantors").

Principal Amount:(2)          New Tranche A Bank Debt ("Tranche A"):
                              $1,000,000,000
                              New Tranche B Bank Debt ("Tranche B"):
                              $300,000,000

Collateral:                   Secured by first-priority liens (subject to
                              customary exceptions) on substantially all assets
                              of Reorganized CNC and the Guarantors, including
                              all outstanding capital stock of each direct
                              subsidiary of Reorganized CNC and the Guarantors
                              (but not more than 65% of the voting stock of any
                              foreign subsidiary).

Maturity:                     Tranche A: 6 years from Effective Date
                              Tranche B: 7 years from Effective Date




Amortization:                                               Tranche A      Tranche B
                                                            ---------      ---------


                              June 30, 2004               $50,000,000     $3,000,000


                              June 30, 2005               $50,000,000     $3,000,000


                              June 30, 2006               $50,000,000     $1,500,000


                              December 31, 2006           $50,000,000     $1,500,000


                              June 30, 2007               $75,000,000     $1,500,000


                              December 31, 2007           $75,000,000     $1,500,000


                              June 30, 2008               $75,000,000     $1,500,000


                              December 31, 2008           $75,000,000     $1,500,000


                              Tranche A Maturity Date    $500,000,000

                              June 30, 2009                               $1,500,000

                              December 31, 2009                           $1,500,000

                              Tranche B Maturity Date                   $282,000,000

-----------------
2 Subject to increase based upon the form of recovery to Holders of Secured Note Claims.



                                      -28-

Pricing:                      To be agreed.

Representations and
Warranties:                   Customary for secured financing transactions of
                              this type.

Financial and Ratings
Covenants:                    The New Credit Facility will contain covenants
                              relating to Reorganized CNC's financial condition
                              and the insurance ratings, the minimum capital and
                              the investment portfolios of its insurance
                              subsidiaries, including: (i) maximum ratio of debt
                              to total capitalization, (ii) minimum interest
                              coverage ratio, (iii) minimum EBITDA, (iv) minimum
                              risk-based capital ratio for all insurance
                              subsidiaries, (v) minimum risk-based capital ratio
                              for specified insurance subsidiaries, (v) minimum
                              combined statutory capital and surplus level,
                              (vii) minimum investment portfolio requirements,
                              and (viii) minimum A.M. Best rating for certain
                              insurance subsidiaries.

Other Affirmative
Covenants:                    In addition to the financial and ratings covenants
                              listed above, the New Credit Facility will contain
                              certain additional affirmative covenants (which
                              covenants generally apply to Reorganized CNC and
                              its subsidiaries) including the following: (i)
                              delivery of financial and other information, (ii)
                              maintenance of corporate existence and material
                              rights and privileges, (iii) maintenance of
                              customary insurance, (iv) payment of obligations,
                              including material taxes and material
                              indebtedness, (v) material compliance with laws,
                              including ERISA, (vi) maintenance of books and
                              records in conformity with GAAP or SAP, as
                              applicable, (vii) rights of lenders to inspect
                              property and books and records, (viii) continued
                              retention of a financial advisor to review the
                              financial condition and performance of Reorganized
                              CNC on behalf of the lenders until each Active
                              Material Insurance Subsidiary (defined to include
                              a select group of existing subsidiaries (and other
                              subsidiaries on a going forward basis that have in
                              excess of a percentage of new annualized
                              premiums)) has achieved an A.M. Best rating of at
                              least "A-", (ix) retention of an investment banker
                              to explore strategic alternatives upon a downgrade
                              of the Reorganized CNC insurance group rating by
                              A.M. Best below the initial A.M. Best rating, (x)
                              additional domestic subsidiaries (other than
                              insurance subsidiaries and immaterial
                              subsidiaries) to become guarantors, (xi) further
                              assurances regarding collateral, (xii) creation of
                              a security interest in cash accounts for deposits
                              of Reorganized CNC and the Guarantors, and (xiii)
                              maintenance of customary director and officer
                              liability insurance.

Negative Covenants:           The New Credit Facility will contain certain
                              material negative covenants including the
                              following: (i) prohibition on additional
                              indebtedness (other than certain permitted
                              indebtedness), (ii) prohibition on the issuance of
                              certain types of capital stock by Reorganized CNC
                              and its subsidiaries, (iii) prohibition on liens
                              (other than certain permitted liens), (iv)
                              prohibition on dispositions (other than certain
                              permitted dispositions), (v) prohibition on
                              transactions with affiliates (other than certain
                              permitted transactions), (vi) prohibition on
                              fundamental changes in the type of business
                              engaged in by Reorganized CNC and its
                              subsidiaries, (vii) prohibition on certain
                              mergers, consolidations and substantial asset
                              sales, (viii) prohibition on certain dividends and
                              other distributions, (ix) prohibition on
                              acquisitions (other than certain permitted
                              acquisitions) until each Active Material Insurance
                              Subsidiary has been rated by A.M. Best at least
                              "A-" for a period of 12 consecutive months, (x)
                              prohibition on investments, loans and advances
                              (other than certain permitted investments, loans
                              and advances), (xi) prohibition on prepayments of
                              indebtedness (other than certain permitted
                              prepayments), (xii) prohibition on modifications
                              to

                                      -29-


                              Reorganized CNC's constitutive documents and indebtedness instruments that would adversely affect the lenders, (xiii) prohibition on synthetic purchase agreements, (xiv) prohibition on other agreements that restrict Reorganized
                              CNC's or its subsidiaries' ability to incur liens or certain debt or pay dividends (other than certain permitted exceptions), and (xv) prohibition on swap or other hedging transactions, other than in the ordinary course of business.


Events of Default:            The occurrence of a any event of default will
                              entitle the agent (or oblige the agent on the
                              instructions of an instructing group of lenders):
                              (a) to require the immediate repayment of all
                              amounts outstanding under the New Credit Facility,
                              and/or (b) to declare all such amounts due and
                              payable on demand and/or (c) to enforce or direct
                              the enforcement of the security. Such events of
                              default include: (i) failure to pay principal,
                              interest or fees, (ii) material breaches of
                              representations or warranties, (iii) breaches of
                              covenants, (iv) cross defaults to material
                              indebtedness of Reorganized CNC and its
                              subsidiaries, (v) bankruptcy or insolvency, (vi)
                              ERISA or judgment defaults above certain
                              thresholds, (vii) certain changes of control of
                              Reorganized CNC, (viii) occurrence of a material
                              adverse regulatory event with respect to a
                              Material Insurance Subsidiary (defined to include
                              the Active Material Insurance Subsidiaries and
                              other subsidiaries above a percentage to be agreed
                              upon of total statutory assets), (ix) inability of
                              any insurance subsidiary to make payments on
                              surplus notes, pays fees to affiliates or make
                              distributions to its stockholders as a result of
                              regulatory action, (x) invalidity or
                              unenforceability of guarantees, (xi) loss of lien
                              perfection or priority, (xii) downgrade by A.M.
                              Best on or after a Rating Testing Date (defined to
                              include each date when any portion of preferred
                              stock is disqualified as permanent equity or
                              Reorganized CNC takes a charge to write off any
                              goodwill, provided that in each case no event of
                              default will be deemed to have occurred until the
                              first date on which Reorganized CNC would not have
                              been in compliance with the debt to total
                              capitalization ratio or the minimum EBITDA
                              covenant).

Mandatory Prepayments:        Reorganized CNC is required to make prepayments
                              under the New Credit Facility with all or a
                              portion of the proceeds from the following
                              transactions or events: (i) incurrence of certain
                              indebtedness, (ii) issuance of equity interests by
                              Reorganized CNC or its subsidiaries, (iii) certain
                              asset sales by Reorganized CNC or its
                              subsidiaries, (iv) recovery of collateral by
                              Reorganized CNC or its subsidiaries securing
                              certain existing indebtedness, (v) repayments of
                              the D&O Facilities, and (vi) receipt of cash flows
                              above certain levels. The priority and order of
                              application of such prepayments will be as set
                              forth in the credit agreement governing the New
                              Credit Facility.


H.        EXECUTIVE OFFICERS AND BOARD OF DIRECTORS OF REORGANIZED CNC

          It is anticipated that the board of directors of Reorganized CNC will consist of seven members, including two members from senior management and five outside members selected by the Conseco Creditors Committee. The board of directors of Reorganized CNC will appoint the board of directors of Reorganized CIHC. In accordance with section 1129(a)(5) of the Bankruptcy Code, the Debtors will file and serve a notice setting forth the officers and Directors of the Reorganized Debtors no later than ten (10) calendar days before the Confirmation Date. The Debtors will serve the notice upon: (i) the US Trustee, (ii) the Core Group (as defined in the then current Case Management Procedures approved by the Bankruptcy Court, and (iii) parties who have requested notice pursuant to Rule 2002 of the Bankruptcy Rules. Notice will be served in the manner set forth in the then current Case Management Procedures.

I.        LIQUIDATION ANALYSIS

          Pursuant to section 1129(a)(7) of the Bankruptcy Code (sometimes called the "Best Interests Test"), each Holder of an Impaired Claim or Impaired Equity Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the proceeds that would be generated from the hypothetical liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. This "liquidation value" would consist primarily of the proceeds from a forced sale of the Debtors' assets by a chapter 7 trustee. The gross amount of cash and cash equivalents ("Cash") available would be the sum of the proceeds from the disposition of the Debtors' assets and the Cash held by the Debtors at the time of the commencement of the chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' business and the use of chapter 7 for the purposes of a hypothetical liquidation. Any remaining net Cash would be allocated to creditors and stockholders in strict priority in accordance with section 726 of the Bankruptcy Code.

          The Debtors believe that the Plan will produce a greater recovery for Holders of Claims and Equity Interests than would be achieved in a chapter 7 liquidation. The Company has prepared a liquidation analysis (the "Liquidation Analysis"), set forth in Exhibit A attached hereto, to assist Holders of Claims and Equity Interests to reach a determination as to whether to accept or reject the Plan. This Liquidation Analysis estimates the proceeds to be realized if CNC were to be liquidated under chapter 7 of the Bankruptcy Code. This Liquidation Analysis does not take into account CFC or include estimated proceeds, if any, from a sale or liquidation of the Company's investment in CFC. The Liquidation Analysis is based upon projected assets and liabilities of CNC as of June 1, 2003 and incorporates estimates and assumptions developed by CNC which are subject to potentially material changes with respect to economic and business conditions, as well as uncertainties not within its control.

          As noted above, the Company believes that under the Plan each holder of Impaired Claims and Equity Interests will receive distributions with a value not less than the value such holder would receive in a liquidation under chapter 7 of the Bankruptcy Code. This belief is based primarily upon (i) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors including, but not limited to, (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter 7 trustee and advisors to the trustee, (b) any erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail,
(c) any adverse effects on the Company's businesses as a result of the likely departure of key employees, (d) any reduction of value associated with a chapter 7 trustee's operation of the Company's businesses, and (e) any substantial delay in distributions to Holders in connection with a chapter 7 liquidation, and (ii) the Liquidation Analysis. Holders of Impaired Claims and Interests should note that the Liquidation Analysis does not reflect any delay in distributions to creditors in a liquidation scenario, which, if considered, would only further reduce the present value of any liquidation proceeds. Insurance regulatory authorities have broad regulatory and supervisory powers over CNC's insurance subsidiaries, including their operations and transactions with affiliates. This regulation and supervision is primarily for the benefit and protection of policyholders, and it includes the authority to take control of these assets if deemed necessary to protect policyholders. In such an event, the existing claimants of CNC may not receive any recovery on their Claims or Equity Interests or may experience significant time delays in receiving a recovery.

          The Debtors believe that any liquidation analysis is speculative because such an analysis is necessarily premised upon assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which would be beyond their control. Thus, there can be no assurance as to values that would actually be realized or that a sale could, in fact, be consummated in a chapter 7 liquidation, nor can there be any assurance that the Bankruptcy Court would accept the conclusions set forth in the Liquidation Analysis or concur with assumptions made therein for purposes of section 1129(a)(7) of the Bankruptcy Code. For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. This estimate is based solely upon the a review of the Company's books and records and estimates as to additional Claims, if any, that may be filed in the Chapter 11 Case(s) or that would arise in the event of a conversion of the case(s) from chapter 11 to chapter 7. No order or finding has been entered by the Bankruptcy Court fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Company has projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims or Interests under the Plan. The Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical chapter 7 liquidation of CNC, subject to the assumptions set forth therein.

          To the extent that confirmation of the Plan requires the establishment of amounts for the chapter 7 liquidation value of CNC, funds available to pay Claims, and the reorganization value of CNC, the Bankruptcy Court will determine those amounts at the Confirmation Hearing. Accordingly, the annexed Liquidation Analysis is provided solely to disclose to Holders the effects of a hypothetical chapter 7 liquidation of CNC, subject to the assumptions set forth therein.

          The Liquidation Analysis set forth in Exhibit A attached hereto does not speculate as to the outcome of any potential causes of action the Debtors or Holders of Claims may have nor does it, therefore, include any estimate of the necessary expenses to litigate such claims.

J.        FINANCIAL PROJECTIONS AND VALUATION ANALYSIS

          In conjunction with the allocation of distributions under the Plan, the Company determined that it was necessary to estimate post-confirmation reorganization values of Reorganized CNC to provide for equitable distribution among Holders of Allowed Claims and Equity Interests. Accordingly, the Company's management developed a set of financial projections, summarized below and in Exhibit B attached hereto (the "Projections"). The Company has also directed Lazard to prepare a valuation analysis of Reorganized CNC. The Projections, prepared by the Company's management as set forth in Exhibit B and the valuation set forth below are based on a number of significant assumptions, including, among other things, the successful reorganization of the Company, the successful sale or liquidation of the Company's investment in CFC, an assumed Effective Date of June 1, 2003, the Company's ability to achieve the operating and financial results set forth in the Projections, the Company's ability to obtain satisfactory ratings for its insurance subsidiaries from A.M. Best, and the assumption that capital and equity market conditions remain consistent with current conditions.

          THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY SIGNIFICANTLY FROM THE PROJECTIONS.

          1. Financial Projections

          As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, the Bankruptcy Court to determine that confirmation is not likely to be followed by liquidation or the need for further reorganization of the debtor. In connection with the development of the Plan and for purposes of determining whether the Plan satisfies this feasibility standard, the Company's management, together with Lazard, has analyzed (taking into account the Projections) the ability of Reorganized CNC to meet its obligations under the Plan to maintain sufficient liquidity and capital resources to conduct its business. The Projections were also prepared by the Company's management to assist each Holder of an Allowed Claim or Equity Interest in determining whether to accept or reject the Plan.

          The Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth herein and in Exhibit B, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in Conseco's

Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Conseco's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002, the full texts of which are incorporated herein by reference. The Projections were prepared in good faith based upon estimates and assumptions believed to be reasonable. The Projections were prepared by the Company's management in December 2002, and were based in part on economic, competitive and general business conditions prevailing at that time. Any future changes in these conditions may materially impact the ability of the Company to achieve the Projections.

          THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLIANCE WITH GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE COMPANY'S INDEPENDENT AUDITOR HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

          THE COMPANY DOES NOT, AS A MATTER OF COURSE, PUBLISH ITS Projections. ACCORDINGLY, NEITHER THE Debtors NOR REORGANIZED debtors INTEND TO, AND EACH DISCLAIMS ANY OBLIGATION TO, (I) FURNISH UPDATED PROJECTIONS TO HOLDERS OF ALLOWED CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW preferred stock, NEW COMMON STOCK or NEW CNC WARRANTS OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (II) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR
(III) OTHERWISE MAKE SUCH UPDATED INFORMATION AVAILABLE.

          The projections provided in this disclosure statement and the exhibits hereto have been prepared exclusively by the company's management. These projections, while presented with numerical specificity, are necessarily based on a variety of estimates and assumptions which, though considered reasonable by management, may not be realized, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the company's control. The company cautions that no representations can be made as to the accuracy of these projections and related information or as to the Company's ability to achieve the projected results. Some assumptions may not materialize and events and circumstances occurring subsequent to the date on which these projections were prepared may be different from those assumed or may be unanticipated, and thus may affect financial results in a material and possibly adverse manner. The projections and related information, therefore, may not be relied upon as a guaranty or other assurance of the actual results that will occur.

          Finally, the projections include assumptions as to the enterprise value of reorganized CNC, the fair value of its assets and its liabilities as of the effective date. reorganized cnc will be required to make such estimations as of the effective date. Such determination will be based upon the fair values as of that date, which could be materially greater or lower than the values assumed in the estimates contained herein.

2.        Valuation Methodologies

          The value range for Reorganized CNC was estimated using certain financial analyses including: Selected Comparable Companies Analysis and Actuarial Analysis. In preparing the valuation of Reorganized CNC, Lazard performed a variety of analyses and considered a variety of factors. The Selected Comparable Companies Analysis, performed by Lazard, calculates certain financial information, ratios and public market multiples relating to a group of publicly traded companies engaged in businesses generally similar to those conducted by the Company and compares them to certain financial information and ratios relating to Reorganized CNC. The Actuarial Analysis, which was developed by the Company's actuaries and outside consulting actuaries, Milliman USA, derives a value based on the adjusted net worth and the discounted projected future cash flows of Reorganized CNC's underlying insurance businesses. The actuarial appraisal of the insurance company subsidiaries of CNC, prepared by the Company's outside consulting actuaries, is available for viewing at www.bmccorp.net. In order to fully comprehend this report, any user of this report should be advised by an actuary with a substantial level of expertise in areas relevant to this analysis to appreciate the significance of the underlying assumptions and the impact of those assumptions on the illustrated results. This report must be read in its entirety to be understood.

3.        Reorganization Value

          THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY LAZARD REPRESENT THE HYPOTHETICAL REORGANIZATION ENTERPRISE VALUE OF REORGANIZED CNC. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF REORGANIZED CNC THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

          The Company has been advised by Lazard, its financial advisor, with respect to the reorganization value of Reorganized CNC on a going concern basis. Solely for purposes of the Plan, the estimated range of enterprise value of Reorganized CNC was assumed to be approximately $3,700 million to $3,900 million (with a midpoint value of $3,800 million) as of an assumed Effective Date of June 1, 2003. After deducting from Reorganized CNC's enterprise value the assumed long-term indebtedness of Reorganized CNC at the assumed Effective Date, consisting of $1,388 million of new long-term indebtedness, the estimated range of total equity value of Reorganized CNC was assumed to be approximately $2,312 million to $2,512 million (with a midpoint value of $2,412 million). After deducting from Reorganized CNC's total equity value the assumed value of the New CNC Preferred Stock at the assumed Effective Date of $808 million (which amount gives effect to accrued interest on the Senior Credit Facility and the 1999 D&O Facility through the assumed Effective Date that would be satisfied in the form of New CNC Preferred Stock), the estimated range of common equity value of Reorganized CNC was assumed to be approximately $1,504 million to $1,704 million (with a midpoint value of $1,604 million). This analysis assumes that the approximately $88 million of Secured Note Claims will be reinstated as long-term indebtedness; in the event that the Secured Notes receive equity in satisfaction of their claims versus debt, the assumed equity value ranges assumed herein would increase accordingly. This analysis also does not take into account the Company's investment in CFC, which the Company intends to sell or liquidate, or include estimated proceeds, if any, from such sale or liquidation. Additionally, this analysis does not take into account the value of the New CNC Warrants that are to be issued under the Plan.

          The assumed range of the reorganization value as of an assumed Effective Date of June 1, 2003, reflects work performed by Lazard on the basis of information with respect to the business and certain assets and liabilities of Reorganized CNC available to Lazard as of December 2002. Lazard does not have any obligation to update, revise or reaffirm its analysis or its estimated total enterprise value for Reorganized CNC.

          Lazard's analyses did not address any other aspect of the proposed restructuring or any related transactions or constitute a recommendation to any holder of outstanding securities of the Debtors as to how such security holder should vote or act on any matter relating to the restructuring or any related transaction. In addition, neither Lazard's valuation analysis nor its estimated total enterprise value for Reorganized CNC constitute an opinion as to the fairness to holders of outstanding securities of the Debtors from a financial point of view of the consideration to be received by such security holders pursuant to the Plan.

          In preparing its analyses, Lazard, among other things: (i) reviewed certain historical financial information of the Company for the recent years and interim periods; (ii) reviewed certain internal financial and operating data of the Company including financial projections prepared and provided by the Company's management relating to its business and its prospects; (iii) met with certain members of senior management of the Company to discuss the Company's operations and future prospects; (iv) reviewed certain publicly available financial data and considered the market value of certain public companies believed to be generally comparable to Reorganized CNC in one or more respects;
(v) considered certain economic and industry information relevant to the operating business; and (vi) reviewed such other information and conducted such other studies, analyses, inquiries, and investigations as Lazard deemed appropriate. Although Lazard conducted a review and analysis of the Company's business, operating assets and liabilities and Reorganized CNC's business plans, it assumed and relied on the accuracy and completeness of all: (i) financial and other information furnished to it by or on behalf of the Company, including without limitation, information provided by the Company's actuaries and outside consulting actuaries; and (ii) publicly available information. In addition, Lazard assumed and relied upon the reasonableness and accuracy of management's projections, and no independent valuations or appraisals of the Company were sought or obtained in connection herewith. In addition, Lazard is not an actuary and Lazard's services and analyses referenced herein do not constitute actuarial determinations or evaluations or any evaluation of actuarial assumptions. In addition, and not withstanding the foregoing, the Company's outside consulting actuaries would only provide its materials to Lazard on the condition that Lazard agree not to rely upon them in a manner that created a legal duty from the outside consulting actuaries to Lazard or bring any claim against the outside consulting actuaries. As a result, there can be no assurance with respect to any actuarial information or information derived therefrom.

          The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict, and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimate of the range of the reorganization enterprise value of Reorganized CNC set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Since such estimates are inherently subject to uncertainties, neither the Company, Lazard, nor any other person assumes responsibility for their accuracy. In addition, the valuation of newly-issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Reorganized CNC intends to apply to list the New CNC Preferred Stock, the New CNC Common Stock and the New CNC Warrants on a national securities exchange or NASDAQ. There can be no assurance, however, that these securities will be so listed and, if so listed, that an active trading market would develop. Actual market prices of these securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities.



                                      III.
        INTERCOMPANY RELATIONSHIPS AND PROPOSED TREATMENT OF INTERCOMPANY
                             CLAIMS UNDER THE PLAN

          The Debtors have a number of intercompany arrangements and relationships, including the following:

A.        SERVICE AGREEMENTS AND ARRANGEMENTS

          Conseco Services, LLC, an affiliate of the Reorganizing Debtors ("Conseco Services"), provides the Reorganizing Debtors with administrative services under various service agreements (the "Service Agreements"). Pursuant to the Service Agreements, Conseco Services provides the Reorganizing Debtors with administrative services needed for the conduct of the Debtors' businesses and incurs expenses and costs associated therewith, including, among others, salaries, bonuses, payroll and other taxes, employee benefits, reimbursements, consulting and professional fees, vendor payments and insurance premiums. The Reorganizing Debtors pay Conseco Services an amount equal to such costs and expenses plus a 10%
service fee. The Reorganizing Debtors advance Conseco Services approximately $2 million per month in the aggregate under the Service Agreements. Conseco Services provides certain benefits to employees of the Liquidating Debtors and services to the Liquidating Debtors. Any claims between Conseco Services and the Liquidating Debtors would be resolved under the setoff provision of the Plan.

B.        Intercompany Obligations

          Unless otherwise indicated, all intercompany amounts owed by the Debtors to other Debtors or non-Debtors in respect of loans, notes, and intercompany cash transfers will be cancelled under the Plan. The intercompany claims that will be reinstated under the Plan are set forth on Exhibit L attached hereto. See "The Plan of Reorganization - Classification and Treatment of Claims and Equity Interests."

          The Company's insurance subsidiaries and CCM must maintain minimum capitalization levels under various regulatory requirements. Accordingly, certain intercompany amounts owing to the insurance subsidiaries and CCM by the Debtors will not be cancelled. The intercompany claims that will be cancelled under the Plan are set forth on Exhibit K attached hereto. Specifically, the Debtors will not cancel the intercompany amounts they owe to the following entities:

          1. Conseco Capital Management

          CCM is the primary manager of the assets and investments of CNC's insurance subsidiaries. As such, it is critical that CCM continue to qualify as a "qualified professional asset manager" (a "QPAM") under U.S. Department of Labor's Prohibited Transaction Class Exemption 84-14, which allows CCM to engage in transactions on account of its benefit plan clients that would otherwise be prohibited by ERISA. One requirement of such exemption is that CCM must either
(i) have in excess of $750,000 in shareholders or partners equity as of the last day of its most recent fiscal year or (ii) have all of its obligations unconditionally guaranteed by an affiliate that has in excess of $750,000 in shareholders or partners equity as of the last day of its most recent fiscal year.

          As of December 31, 2002, CNC owed approximately $20.8 million to CCM on account of cash previously distributed from CCM to CNC (the "CCM Receivable"), net of amounts payable to CNC pursuant to a tax sharing agreement. The CCM Receivable is valued as an asset on the balance sheet of CCM. Without the CCM Receivable, CCM would have shareholder's equity of approximately $1.2 million. Accordingly, the CCM Receivable will be reinstated as an obligation of CNC in order to ensure CCM's continued compliance with QPAM restrictions and requirements.

          2. The Insurance Subsidiaries

          CNC and CIHC owe intercompany obligations to five insurance company subsidiaries: Conseco Life Insurance Company ("Conseco Life"), Conseco Annuity Assurance Company ("Conseco Annuity"), Bankers Life, Bankers National Life Insurance Company ("Bankers National") and Washington National Insurance Company ("Washington National") (collectively, the "Insurance Subsidiaries").

          As described in the Section entitled "General Information - Description of Conseco's Business - Government Regulation," insurance companies are subject to extensive regulation. CNC and CIHC have issued the Insurance Subsidiaries several series of preferred stock, some of which positively affects the Insurance Subsidiaries' RBC ratios and capitalization.

          CNC has issued $900 million principal amount Series E Preferred Stock to Bankers National. Because the Series E Preferred Stock is not listed as an admitted asset on the statutory balance sheet of Bankers National, this stock will be cancelled under the Plan.

          CIHC has issued three series of preferred stock to the Insurance
Subsidiaries: (i) the 1994 Series Preferred Stock, held by Bankers Life, Conseco Annuity and Conseco Life; (ii) the 1998 Series Preferred Stock, held by Bankers Life, Conseco Life, and Washington National; and (iii) the $2.32 Preferred Stock, held by Conseco Life. The foregoing series of preferred stock are collectively referred to herein as the "Regulated CIHC Preferred Stock". The Regulated CIHC Preferred Stock constitutes admitted assets on the statutory balance sheets of each Insurance Subsidiary holding such stock. Accordingly, this stock together with any accrued and unpaid dividends in respect of this stock, will be reinstated under the Plan with the same admitted values as existed immediately prior to the Petition Date.

C.        SETOFF BETWEEN LIQUIDATING DEBTORS AND REORGANIZING DEBTORS

          As of the Petition Date, CFC owed CIHC $277,376,671 (the "CFC/CIHC Intercompany Note"), and CIHC owed CFC $315,030,986 (the "CIHC/CFC Intercompany Note").

          Except as expressly provided for herein, each Reorganizing Debtor and Reorganized Debtor may, as the case may be, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant hereto on account of such Allowed Claim or Equity Interest (before any distribution is made on account of such Claim or Equity Interest), any Claims, Equity Interests, rights and Causes of Action of any nature that such Reorganizing Debtor or Reorganized Debtor as the case may be, may hold against the Holder of such Allowed Claim or Equity Interest to the extent the Claims, Equity Interests, rights or Causes of Action against such Holder have not been compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that, neither the failure to effect such a setoff nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by such Reorganizing Debtor or Reorganized Debtor of any such Claims, Equity Interests, rights and Causes of Action that such Reorganizing Debtor or Reorganized Debtor may possess against such Holder.

          Without limiting the generality of the foregoing, on the Effective Date, prior to effectuating the distribution contemplated by this Plan, the CIHC/CFC Intercompany Note shall be offset against (i) the CFC/CIHC Intercompany Note, (ii) all other prepetition amounts owed by CFC and (iii) all postpetition amounts owed by CFC that are not repaid in full in Cash by CFC, including, without limitation, health and welfare benefits, insurance, other direct CFC expenses and an appropriate allocation of the postpetition professional fees paid by CIHC. Any balance of the CIHC/CFC Intercompany Note remaining after giving effect to all the setoffs in the preceding sentence will be Class 6B Claims.

          In addition, without limiting the generality of the foregoing, each of the Reorganizing Debtors shall offset against Claims by any of the Liquidating Debtors all (x) prepetition Claims owing by the Liquidating Debtors to the Reorganizing Debtors, including without limitation, (i) amounts owing under the prepetition tax sharing payments, (ii) amounts owing as a result of payments made on behalf of the Liquidating Debtors to ExlServices.com, Inc. ("Exl"),
(iii) an appropriate allocation of prepetition professional fees incurred by the Debtors in connection with restructuring of the Debtors and the preparation for these Chapter 11 Cases, (iv) prepetition amounts owing by the Liquidating Debtors to Conseco Services, LLC or CIHC, and (y) postpetition amounts owing by the Liquidating Debtors to the Reorganizing Debtors that are not repaid in full in Cash, including without limitation, (i) postpetition tax sharing payments owed by the Liquidating Debtors, (ii) an appropriate allocation of the postpetition professional fees incurred by the Reorganizing Debtors during these Chapter 11 Cases, (iii) any postpetition payments by the Reorganizing Debtors to Exl pursuant to the guarantee by CNC of a transition services agreement between Exl and CFC, and (iv) postpetition amounts owed by the Liquidating Debtors to Conseco Services or CIHC.

                                      IV.
                 SUMMARY OF OTHER DEBTORS AND REASONS FOR FILING

          In addition to CNC and CIHC, certain of their affiliates filed for chapter 11 on the Petition Date. CTIHC, Inc. and Partners Health Group, Inc. filed for chapter 11 to address certain liabilities against them. In addition, CFC and Conseco Finance Servicing Corp. ("CFSC") also filed chapter 11 petitions. CFC and CFSC filed for chapter 11 to (i) facilitate the sale of substantially all of their assets and (ii) liquidate any remaining assets, in each case under the supervision of the Bankruptcy Court.

                                       V.
                              THE CHAPTER 11 CASES

          On December 17, 2002 (the "Petition Date"), the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. At such time, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors were stayed under section 362 of the Bankruptcy Code. The Debtors will continue to conduct their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

A.        SUMMARY OF SIGNIFICANT MOTIONS

          The following summarizes significant motions that have been filed in the Chapter 11 Cases. You can view these motions at www.bmccorp.net/conseco.

          1.   Applications for Retention of Debtors' Professionals

          On January 14, 2003, the Bankruptcy Court approved the Debtors' request to retain certain professionals to represent and assist them in connection with the Chapter 11 Cases. These professionals were intimately involved with the negotiation and development of the Plan. These professionals include, among others: (a) Kirkland & Ellis, as counsel for the Debtors, (b) Lazard Freres & Co., LLC as financial advisor for the Debtors, (c) Bankruptcy Management Corporation, as notice agent for the Debtors and (d) Bridge Associates, LLC as crisis managers for the Liquidating Debtors. The Bankruptcy Court also approved the Debtors' request to retain other professionals to assist them in other ongoing matters. These professionals include, but are not limited to: (i) Baker Botts, LLC as special SEC counsel to the Debtors; (ii) PricewaterhouseCoopers LLP, as accountants to the Debtors; (iii) Gregory P. Joseph Law Offices, LLC as special litigation counsel to the Debtors; (iv) Milliman USA Inc. to provide actuarial and valuation services to the Reorganizing Debtors, (v) Baker & Daniels, as special corporate counsel to the Reorganizing Debtors and (vi) Dorsey & Whitney LLP, as special corporate and securitization counsel to the Liquidating Debtors.

          2. Motions to Approve Manner of Notice of the Disclosure Statement and Confirmation Hearing, and to Schedule Disclosure Statement Hearing and Confirmation Hearing

          The Bankruptcy Court scheduled a hearing on this Disclosure Statement for March 5, 2003 at 2:00 p.m. (prevailing central time). In addition, the Bankruptcy Court scheduled a Confirmation Hearing on the Plan for _________, 2003. On January 31, 2003, the Debtors filed a motion to establish solicitation procedures, which will be heard on March 5, 2003.

          3.   Motion to Continue Using Existing Bank Accounts and Business
               Forms

          The Bankruptcy Court has authorized the Debtors' continued use of their respective bank accounts. Additionally, the Reorganizing Debtors have historically received services from their subsidiary Conseco Services pursuant to the Service Agreements. Pursuant to the Service Agreements, Conseco Services provides the Reorganizing Debtors with administrative services needed for the conduct of the Reorganizing Debtors' businesses and incurs expenses and costs including salaries, bonuses, payroll and other taxes, employee benefits, reimbursements, consulting and professional fees, vendor payments and insurance premiums. The Reorganizing Debtors pay Conseco Services an amount equal to such costs and expenses plus a 10% service fee. The Bankruptcy Court has authorized the Reorganizing Debtors to continue using Conseco Services in this manner.

          4.   Motion to Pay Employee Wages and Associated Benefits

          The Debtors believe that their employees are a valuable asset and that any delay in paying prepetition or postpetition compensation or benefits to their employees would destroy the Debtors' relationship with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of the Debtors' employees is most critical. The Bankruptcy Court granted the

Reorganizing Debtors' request for authority to pay all compensation and benefits owed to employees through Conseco Services. In addition, the Bankruptcy Court granted the Liquidating Debtors' request for authority to pay all compensation and benefits to their employees. The authority granted allows the Debtors to compensate their employees for obligations payable as of the Petition Date, as well as obligations that come due after the Petition Date.

          5. Motion to Increase CFC's Manufactured Housing Securitization Servicing Fee

          The Debtors filed this motion jointly with U.S. Bank, as trustee ("Trustee") for certain manufactured housing securitization trusts (the "MH Securitization Trusts"), on the Petition Date. The joint motion requested the Bankruptcy Court to order a temporary increase, for a period of thirty (30) business days, in the amount of the monthly servicing fee paid to CFC or CFSC as servicers of the MH Securitization Trusts to 1/12 of 125 basis points per annum and the priority of such payments (the "Revised Servicing Fee") as an expense prior to the distribution of any amounts in respect of certificates issued by the MH Securitization Trusts.

          Pursuant to the joint motion, CFC and CFSC have granted a senior security interest in CFC's Manufactured Housing platform and a junior security interest in CFC's other assets in favor of the Trustee for the benefit of itself and the corresponding certificateholders, to secure (i) the continued payment of certain of the Trustee's fees and expenses; (ii) the amount, if any, by which the Revised Servicing Fee exceeds the original servicing fee at the contractual level of priority during the period of the requested interim order; and (iii) any losses to the securitization trusts relating to manufactured housing, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer.

          The Bankruptcy Court entered an interim order granting the requested relief, with the final hearing scheduled for February 12, 2003.

          6.   Motions for Authority to Continue the Key Employee Retention
               Program

          The Debtors believe that it is imperative to stabilize their workforce at this critical juncture of the Chapter 11 Cases to ensure that the necessary complement of employees required to proceed with the Debtors' reorganization are in place. On January 14, 2003 (with respect to the Liquidating Debtors and on January 29, 2003 (with respect to the Reorganizing Debtors), the Bankruptcy Court granted the Debtors' request for authority to continue, and approved the terms of, an enhanced key employee retention program. In addition, on or about January 31, 2003, the Reorganizing Debtors filed a motion to implement a key employee retention program for their senior management (the "Senior Management KERP"). The Senior Management KERP requests authority for the Reorganizing Debtors to implement a key employee retention program for certain senior management that has two components: (i) an annual incentive bonus and (ii) severance.

          7.   Motion for Authority to Prohibit Trading of Equity Securities

          The Reorganizing Debtors filed this motion on the Petition Date, requesting the Bankruptcy Court institute procedures to prohibit, without the consent of the Reorganizing Debtors or the Bankruptcy Court, sales and other transfers of equity securities of CNC by holders of the outstanding CNC common stock on a fully diluted basis (a "Substantial Equityholder"), to prohibit, without the consent of the Reorganizing Debtors or the Bankruptcy Court, the acquisition of CNC equity securities by Substantial Equityholders or by persons who would become a Substantial Equityholder as a result of that acquisition, and to impose certain notification requirements on persons who are or become Substantial Equityholders. The Reorganizing Debtors requested this relief in order to guard against an unplanned change in control for purposes of section 382 of the Internal Revenue Code, which could limit the Reorganizing Debtors' ability to use net operating losses in the future. Such equity interest trading could also adversely impact the Reorganizing Debtors by resulting in inadvertent "changes in control" under state insurance regulations. The Bankruptcy Court granted this motion and entered an amended final order on January 21, 2003.

          8.   Bar Date Order

          The Bankruptcy Court set a claims bar date of February 21, 2003 for all creditors holding Claims against the Reorganizing Debtors. The Bankruptcy Court also set June 17, 2003 as the bar date for governmental entities. If creditors and governmental entities do not file any claims by the bar date, they will be barred from asserting any claims against the Reorganizing Debtors or receiving distributions under the Plan.

          9.   Schedules and Statements

          The Reorganizing Debtors filed their respective schedules of assets and liabilities and statement of financial affairs (the "Schedules") with the Bankruptcy Court. The Schedules can be reviewed at the office of the Clerk of the Bankruptcy Court for the Northern District of Illinois, Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604, or can be obtained on the website www.bmccorp.net/conseco. The Liquidating Debtors will file their respective schedules of assets and liabilities and statement of financial affairs no later than February 3, 2003.

          10. Motion for Preliminary Injunction Extending the Automatic Stay to Certain Directors and Officers

          Conseco, Inc. v. Carolyn Porter, et al. In this adversary action, CNC is seeking an injunction barring plaintiffs in nine actions from pursuing claims against certain current and former directors and officers of CNC, as well as its non-debtor subsidiary, Conseco Services. On January 6, 2003, the Bankruptcy Court entered an order staying all nine actions until April 6, 2003. The court ruled that the automatic stay would not bar the plaintiffs in several of the actions from perfecting the consolidation of those actions and selecting lead counsel and a lead plaintiff. The action has been continued until the next omnibus hearing after April 2, 2003. The stay in this action also has been applied by stipulation to Roderick Russell, et al. v. Conseco, Inc., et al., an adversary action involving claims against CNC, certain current and former directors and officers of CNC, and Conseco Services.

          Conseco, Inc. v. Royal Insurance Company, et al. In this adversary action, CNC is seeking a declaration that an action pending in Indiana state court is subject to the automatic stay, as well as an injunction barring further proceedings in that action. CNC's motion for a preliminary injunction was set for hearing on January 6, 2003, but was carried over until January 14, 2003 at 11:00 a.m. On January 14, 2003, the Bankruptcy Court ordered the parties to engage in additional briefing and suggested a ruling would be forthcoming.

          11.  Estimation Procedures

          On February 19, 2003, the Bankruptcy Court will hear the Reorganizing Debtors' request for an order instituting procedures whereby claims against the Reorganizing Debtors (other than claims relating to securities or shareholder derivative litigation) may be estimated. Estimation of disputed claims is required in order to establish appropriate reserves under the Plan.

B.        APPOINTMENT OF THE OFFICIAL COMMITTEES

          On January 3, 2003, the Office of the United States Trustee appointed three official committees in the Chapter 11 Cases (collectively, the "Official Committees"): (i) Official Committee of the Reorganizing Debtors (the "Conseco Creditors Committee"); (ii) Official Committee of the Liquidating Debtors (the "CFC Creditors Committee") and (iii) Official Committee of the Trust Preferred Securities (the "TOPrS Creditors Committee").

          The members of the Conseco Creditors Committee are The Bank of New York, Bank of America, N.A., Angelo, Gordon & Co., L.P., Appaloosa Mgmt., L.P., HSBC Bank USA, Metropolitan West Asset Management LLC and First Pacific Advisors, Inc. The Conseco Creditors Committee retained Fried, Frank, Harris, Shriver & Jacobson and Mayer, Brown, Rowe & Maw as its legal advisors and Houlihan Lokey Howard & Zukin LLP and Greenhill & Co, LLC as its financial advisors.

          The members of the CFC Creditors Committee are U.S. Bank National Association, Millenium Partners, L.P., Prudential Insurance Company, Commonwealth Advisors, Inc., Deutsche Asset Management, Jefferson Pilot Financial Insurance Company and Morgan Keegan. The CFC Creditors Committee retained Becker & Poliakoff and Greenberg Traurig as its legal advisors and Huron Consulting Group LLC as its financial advisors.

          The members of the TOPrS Creditors Committee are Paul Floto, United Capital Markets, Inc. and Oppenheimer Capital. The TOPrS Creditors Committee retained Saul Ewing LLP and Jenner & Block as its legal advisors and Raymond James as its financial advisors.

          Since the formation of the Official Committees, the Debtors have consulted with the Official Committees concerning the administration of the Chapter 11 Cases. The Debtors have kept the Official Committees informed about the Debtors' operations and have sought the concurrence of the Official Committees to the extent their respective constituencies would be affected by actions and transactions taken outside of the ordinary course of the Debtors' businesses. The Official Committees have participated actively, together with the Debtors' management and professionals, in among other things, reviewing the Debtors' business plan and operations. The Debtors and their respective professionals have met with the Official Committees and their respective professionals on numerous occasions in connection with the negotiation of the Plan.

                                      VI.
             [COURT-APPROVED] SUMMARY OF THE PLAN OF REORGANIZATION

A.        OVERVIEW OF CHAPTER 11

          Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and interest holders. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

          The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

          The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

          A chapter 11 plan may specify that the legal, contractual and equitable right of the holders of claim or interests in classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not "unimpaired" will be solicited to vote to accept or reject the plan.

          Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class. The Debtors also are required, as discussed above, under section 1122 of the Bankruptcy Code, to classify Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

          The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys), the Unofficial Noteholders' Committee, the Unofficial Lenders' Committee, and the Official Committees, and each of the members of such committees (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN)

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THE DEBTORS' ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

B.        OVERALL STRUCTURE OF THE PLAN

          The Plan places the six Debtors into two categories. CNC, CIHC, CTIHC, Inc. and Partners Health Group, Inc. are referred to herein as the "Reorganizing Debtors." CFC and CFSC are referred to herein as the "Liquidating Debtors." There is a separate Subplan for each Reorganized Debtor. There is a separate Subplan for each Liquidating Debtor. The Subplans are designated by the following letters:


------------------------------------------------------- -----------------------------------------------------
Debtor                                                  Subplan
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Conseco, Inc.                                           A
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
CIHC, Incorporated                                      B
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
CTIHC, Inc.                                             C
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Partners Health Group Inc.                              D
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Conseco Finance Corp.                                   E
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Conseco Finance Servicing Corp.                         F
------------------------------------------------------- -----------------------------------------------------

          The Debtors believe that the Plan provides the best and most prompt possible recovery to Holders of Claims and Equity Interests. Under the Plan, Claims against and Equity Interests in the Debtors are divided into different classes. Under the Bankruptcy Code, claims and equity interests are classified beyond mere "creditors" or "shareholders" because such entities may hold claims or equity interests in more than one class. For purposes of this Disclosure Statement, the term Holder refers to the holder of a Claim or Equity Interest in a particular Class under the Plan. If the Plan is confirmed by the Bankruptcy Court and consummated, on the Effective Date or as soon as practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Equity Interests as provided in the Plan. The Classes of Claims against and Equity Interests in the Debtors created under the Plan, the treatment of those Classes under the Plan and distributions to be made under the Plan are described below.

C.        SUBSTANTIVE CONSOLIDATION

          The estates of the Debtors have not been substantively consolidated. The Claims held solely against one of the Debtors will be satisfied solely from the cash and assets of such Debtor except as provided in the Plan. Except as specifically set forth herein, nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor. Except as provided in the Plan, the Claims of Creditors that hold Claims against multiple Debtors will be treated as separate Claims with respect to each Debtor's estate for all purposes (including, but not limited to, distributions and voting), and such Claims will be administered as provided in the Plan. Any Claims against the Debtors will be satisfied according to the terms of the Plan.

D.        SEVERABILITY OF PLAN PROVISIONS

          The Plan is comprised of a number of Subplans of reorganization, one for each Reorganizing Debtor and one for each Liquidating Debtor. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Subplan. If any Subplan(s) is not confirmed, then the Debtors reserve the right, with the prior written consent of the Official Unsecured Committee, to either (a) request that the other Subplans be confirmed or (b) withdraw some or all Subplans; provided that (i) the Subplan for CIHC may not be confirmed unless the Subplan for CNC is confirmed and (ii) the Subplan for CNC may not be confirmed unless the Subplan for CIHC is confirmed. Subject to the preceding provision, the Debtors' inability to confirm or election to withdraw any Subplan(s) shall not impair the confirmation of any other Subplan(s).

E.        CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

          1.   Summary of Claims against all Debtors

               (a)  Administrative Claims

          Administrative Claims are Claims for costs and expenses of administration of the Chapter 11 Cases that are entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code. Such Claims include (1) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services, leased equipment and premises), and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date) and (2) all fees and charges assessed against the Debtors' Estates under Section 1930, Chapter 123 of Title 28, United States Code.

          Subject to sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon thereafter as is practicable, (ii) or if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed, or as soon thereafter as is practicable, or (iii) upon such other terms as may be agreed upon by such Holder and the respective Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the respective Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. The Reorganizing Debtors (and the Reorganized Debtors) are not obliged to pay Administrative Claims on behalf of any Liquidating Debtors.

               (b)  Priority Tax Claims

          Priority Tax Claims are Claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Debtor, (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or (b) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a rate of [__%] per annum or such other rate as may be required by the Bankruptcy Code. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (z) not be discharged pursuant to section 1141 of the Bankruptcy Code. Reorganizing Debtors (and the Reorganized Debtors) are not obliged to pay Priority Tax Claims Allowed against any Liquidating Debtor.

          2. Summary of the Claims and Equity Interests against the Reorganizing Debtors

          The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. Any default with respect to any Allowed Claim that existed immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

               (a) Classification and Treatment of Claims and Equity Interests against CNC under its Subplan


         ----------- ------------------------------------------------- ---------------- --------------------
         Class       Claim                                             Status           Voting Right

         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         1A          Other Priority Claims                             Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------

                                      -44-


         ----------- ------------------------------------------------- ---------------- --------------------
         2A          Other Secured Claims                              Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         3A          Reinstated Intercompany Claims                    Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         4A          Secured Note Claims                               Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         5A          Lender Claims
                     Subclass 5A-1                                     Impaired         Entitled to vote
                     Subclass 5A-2                                     Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         6A          Exchange Notes Claims                             Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         7A          Original Note Claims                              Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         8A          Reorganizing Debtor General Unsecured Claims      Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         9A          Convenience Class Claims                          Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         10A         Trust Related Claims                              Impaired         Entitled to Vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         11A         Old CNC Preferred Stock Interests
                     Subclass 11A-1                                    Impaired         Entitled to Vote
                     Subclass 11A-2                                    Impaired         Entitled to Vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         12A         Old CNC Common Stock Interests                    Impaired         Entitled to Vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         13A         Discharged Intercompany Claims                    Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         14A         Securities Claims                                 Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------


               (i) Class 1A--Other Priority Claims (Unimpaired)

          An Other Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and CNC, each Holder of an Allowed Class 1A Claim shall receive, in full and final satisfaction of such Allowed Class 1A Claim, one of the following treatments, in the sole discretion of CNC:

               (a) The Distribution Agent will pay the Allowed Class 1A Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class 1A Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1A Claims become due and owing in the ordinary course of business; or

               (b) The Distribution Agent will treat such Claim in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 1A is not impaired and the Holders of Class 1A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1A Claims are not entitled to vote to accept or reject the Plan.

               (ii) Class 2A--Other Secured Claims (Unimpaired)

               (b) Other CNC Secured Claims are Claims that are secured by a lien on property in which CNC has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in CNC's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Class 2A Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2A Claim and CNC, each Holder of an Allowed Class 2A Claim shall receive, in full and final satisfaction of such Allowed Class 2A Claim, one of the following treatments, in the sole discretion of CNC:

               (a) the Allowed Class 2A Claims shall be reinstated as an obligation of Reorganized CNC;

               (b) CNC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against CNC or Reorganized CNC; provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (c) such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

         Class 2A is unimpaired and the Holders of Class 2A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2A are not entitled to vote to accept or reject the Plan.

               (ii) Class 3A--Reinstated Intercompany Claims (Unimpaired)

          Reinstated Intercompany Claims are those intercompany claims which, from a regulatory perspective, cannot be cancelled or otherwise impaired under the Plan. A list of such Reinstated Intercompany Claims is attached hereto as Exhibit L. The legal, equitable and contractual rights of the Holders of Allowed Class 3A Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of such Claim and CNC, each Allowed Class 3A Claim shall be reinstated by Reorganized CNC in full and final satisfaction of such Class 3A Claim.

          Class 3A is unimpaired and the Holders of Class 3A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126 (f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3A are not entitled to vote to accept or reject the Plan.

               (iii) Class 4A--Secured Note Claims (Impaired)

          Class 4A consists of any Claim against CNC for principal or interest through the Petition Date under the Secured Senior Notes. On or as soon as practicable after the Effective Date, each Holder of a Class 4A Claim will receive in respect of its Allowed Class 4A Claim, in full and final satisfaction of all such Allowed Class 4A Claims, a Pro Rata share of the 93/94 Senior Notes Distribution. In addition, immediately prior to the Effective Date, but subject in all respects to the immediate occurrence of the Effective Date, the Holders of Class 4A Claims shall be deemed to release all pre-petition liens on, and all security interests they may have held in or against the Debtors or any of the Debtors' Subsidiaries as of the Petition Date, including, but not limited to their security interests in the CFC/CIHC Intercompany Note.

          Class 4A is Impaired under the Plan. The Holders of Claims in Class 4A are entitled to vote to accept or reject the Plan.

               (iv) Class 5A--Lender Claims (Impaired)

          Class 5A consists of two subclasses of the Lender Claims against CNC:
Lender Claims under or derived from the 1999 D&O Credit Facility (Class 5A-1), which are partially Secured Claims, and all other

Lender Claims (Class 5A-2). The respective Class 5A Claims are Allowed for all purposes of the Chapter 11 Cases, without the need to File proofs of claim in the amount of the Allowed Lender Claims, but due to the contractual subordination of certain other Allowed Claims, distributions will be made on account of the Total Bank Debt Balance, and such Allowed Class 5A Claims and the distributions under the Plan in respect thereof shall not be subject to offset, reduction or counterclaim in any respect.

          On or as soon as practicable after the Effective Date, (x) each Holder of an Allowed Class 5A-1 Claim shall receive on account of its Allowed Class 5A-1 Claim and its related Allowed Class 4B-1 Claim, the treatment as set forth for Class 4B-1 in Article III.C.4 of the Plan and (y) each Holder of an Allowed Class 5A-2 Claim shall receive on account of its Allowed Class 5A-2 Claim and its related Allowed Class 4B-2 Claim, the treatment as set forth for Class 4B-2 set forth below. Such treatments shall be in full and final satisfaction of all Class 5A Claims. In addition, immediately prior to the Effective Date, but subject in all respects to the immediate occurrence of the Effective Date, the Holders of Class 5A Claims shall be deemed to release all pre-petition liens on and security interests in the CFC/CIHC Intercompany Note. Classes 5A-1 and 5A-2 are Impaired Classes and Holders of Class 5A-1 and 5A-2 Claims are entitled to vote separately to accept or reject the Plan.

               (v) Class 6A--Exchange Notes Claims Against CNC (Impaired)

          Class 6A consists of the Exchange Notes Claims against CNC. The Class 6A Claims are Allowed for all purposes under the Plan, without the need to file proofs of claim, in the amounts as set forth in the Plan Supplement, and such Allowed Class 6A Claims and the distributions under the Plan in respect thereof shall not be subject to offset, reduction or counterclaim in any respect. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 6A Claim shall receive in full and final satisfaction of all such Allowed Class 6A Claims, in respect of its Allowed Class 6A Claim and its related Allowed Class 5B Claim, the treatment set forth for Class 5B in Article III.B.5 of the Plan.

               (vi) Class 7A--Original Note Claims (Impaired)

          Class 7A consists of Original Note Claims against CNC. The Class 7A Claims are Allowed for all purposes under the Plan, without the need to file Proofs of Claim, in the amounts as set forth in the Plan Supplement, and such Allowed Class 7A Claims and the distributions under the Plan in respect thereof shall not be subject to offset, reduction or counterclaim in any respect. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7A Claim shall receive, in full and final satisfaction of all such Allowed Class 7A Claims, its pro rata share of the Original Note Distribution. Class 7A is Impaired and Holders of Class 7A Claims are entitled to vote to accept or reject the Plan.

               (vii) Class 8A--Reorganizing Debtor General Unsecured Claims
                     (Impaired)

          Class 8A consists of the Reorganizing Debtor General Unsecured Claims against CNC. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 8A Claim will receive, in full and final satisfaction of all such Allowed Class 8A Claims, its Pro Rata share of the CNC Unsecured Distribution. Class 8A is Impaired and Holders of Class 8A Claims are entitled to vote to accept or reject the Plan.

               (viii) Class 9A--Convenience Class Claims (Unimpaired)

          Class 9A consists of the Convenience Class Claims against CNC. CNC will treat such Allowed Class 9A Claims in a manner that will render such Claims Unimpaired by the Bankruptcy Code. Each holder of an Allowed Class 8A Claim may elect to be treated as a Holder of an Allowed Class 9A Convenience Class Claim. Any such election must be made on the Ballot, and no Creditor can elect Class 9A Claim treatment after the Voting Deadline. Each Holder of an allowed Class 9A Claim shall receive the lesser of (a) $5,000 or (b) the amount of their Allowed Class 8A Claim. Any Allowed Class 8A Claim that exceeds $5,000, but whose Holder elects to be treated as a Class 9A Claim shall be automatically reduced in complete satisfaction of such Class 8A Claim to the amount of distribution made on account of such Convenience Class Claim. Class 9A is Unimpaired and the Holders of Class 9A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. However, the votes of Holders of Claims in Class 8A who have elected to be treated as Holders of Class 9A Claims shall be solicited in case such elections to be treated as a Class 9A Claim are cancelled as set forth in the Plan (in which case such votes shall be attributed to such Claim's original Class).

               (ix) Class 10A--Trust Related Claims (Impaired)

          Class 10A consists of the Trust Related Claims. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 10A Claim shall receive, in full and final satisfaction of all such Allowed Trust Related Claims, a portion of the Junior Recovery to be allocated by the Debtors. Pursuant to its terms, the CNC Guarantee of the Subordinated Debenture Claims is limited to the extent the Trusts have funds available for distribution. As of the Petition Date, the Trusts had no funds available for distribution and, therefore, the CNC Guarantee of Trust Originated Preferred Instrument Claims are Allowed in the amount of $0.

          Restriction on recovery: The Junior Recovery being provided to Class 10A is subject to contractual subordination between the Holders of the Subordinated Debenture Claims and the Lender Claims and the Senior Notes Claims and is being provided by the Holders of the Lender Claims and the Senior Notes in order to facilitate a consensual Plan. The Junior Recovery is being provided with the consent of the Holders of the Lender Claims and the Senior Notes Claims. If Class 10A fails to accept the Plan, Holders of Class 10A, 11A and 12A Claims or Interests will not receive a distribution under the Plan, and the distributions that are reserved for Class 10A under this paragraph shall instead be included in the Senior Notes CNC Distribution. The Debtors reserve the right
(i) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (ii) to modify the Plan in accordance with the terms hereof.

          Class 10A is Impaired and Holders of Class 10A Claims are entitled to vote to accept or reject the Plan.

               (x)  Class 11A--Old CNC Preferred Stock Interests (Impaired)

          Class 11A consists of the two subclasses of Old CNC Preferred Stock
Interests: Old CNC Series F Preferred Stock Interests (Class 11A-1) and Old CNC Other Preferred Stock Interests (Class 11A-2). On or as soon as practicable after the Effective Date, (a) each Holder of an Allowed Class 11A-1 Interest shall receive, in full and final satisfaction of such Allowed Class 11A Claim, a portion of the Junior Recovery to be allocated by the Debtors and (b) each Holder of an Allowed Class 11A-2 Interest shall receive, in full and final satisfaction of such Allowed Interest, a portion of the Junior Recovery to be allocated by the Debtors.

          Restriction on recovery: If Class 11A-1 or 11A-2 fails to accept the Plan, Holders of Class 11A and 12A Interests will not receive a distribution under the Plan, and the distributions that are reserved for Class 11A under this paragraph shall instead be included in the Senior Notes CNC Distribution. The Debtors reserve the right (i) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (ii) to modify the Plan in accordance with the terms hereof.

          Class 11A is Impaired and is entitled to vote to accept or reject the Plan.

               (xi) Class 12A--Old CNC Common Stock Interests (Impaired)

          Class 12A consists of the Allowed Old CNC Common Stock Interests. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 12A Interest shall receive, in full and final satisfaction of such Allowed Interest, a portion of the Junior Recovery to be allocated by the Debtors.

          Restriction on recovery: If Class 12A fails to accept the Plan, Holders of Class 12A Interests will not receive a distribution under the Plan, and the distributions that are reserved for Class 12A under this paragraph shall instead be included in the Senior Notes CNC Distribution. The Debtors reserve the right (i) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (ii) to modify the Plan in accordance with the term hereof.

          Class 12A is Impaired and is entitled to vote to accept or reject the Plan.

               (xii) Class 13A--Discharged Intercompany Claims (Impaired)

          Class 13A consists of Discharged Intercompany Claims against CNC. A list of such Discharged Intercompany Claims is attached hereto as Exhibit K. Class 13A Claims will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Claims. Class 13A is Impaired and is conclusively deemed to reject the Plan under section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 13A Claims are not entitled to vote to accept or reject the Plan.

               (xiii) Class 14A - Securities Claims (Impaired)

          Class 14A consists of Securities Claims against CNC. Class 14A Claims will be cancelled and Holders thereof will not receive a distribution under the Plan. Class 14A is Impaired and is conclusively deemed to reject the Plan under section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 14A Claims are not entitled to vote to accept or reject the Plan.

               (c) Classification and Treatment of Claims and Equity Interests against CIHC pursuant its Subplan


         ----------- --------------------------------------------- -------------------- --------------------
         Class       Claim                                         Status               Voting Right
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------

         1B          Other Priority Claims                         Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         2B          Other Secured Claims                          Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         3B          Reinstated Intercompany Claims                Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         4B          Lender Claims
                     Subclass 4B-1                                 Impaired             Entitled to vote
                     Subclass 4B-2                                 Impaired             Entitled to vote
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         5B          Exchanged Note Claims
                     Subclass 5B-1                                 Impaired             Entitled to vote
                     Subclass 5B-2                                 Impaired             Entitled to vote
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         6B          Reorganizing Debtor General Unsecured Claims  Impaired             Entitled to vote
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         7B          Convenience Class Claims                      Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         8B          Reinstated CIHC Preferred Stock Interests     Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         9B          Old CIHC Common Stock Interests               Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         10B         Discharged Intercompany Claims                Impaired             Deemed to Reject
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         11B         Securities Claims                             Impaired             Deemed to Reject
         ----------- --------------------------------------------- -------------------- --------------------


               (i) Class 1B--Other Priority Claims (Unimpaired)

               (d) An Other Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy

Code. The legal, equitable and contractual rights of the Holders of Allowed Class 1B Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and CIHC, each Holder of an Allowed Class 1B Claim shall receive, in full and final satisfaction of such Allowed Class 1B Claim, one of the following treatments, in the sole discretion of CIHC:

               (a) The Distribution Agent will pay the Allowed Class 1B Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class 1B Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Claim becomes due and owing in the ordinary course of business;

               (b) such Claim will otherwise be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 1B is not impaired and the Holders of Class 1B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1B Claims are not entitled to vote to accept or reject the Plan.

               (ii) Class 2B--Secured Claims (Unimpaired)

               (e) Other Secured Claims are Claims that are secured by a lien on property in which CIHC has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in CIHC's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Class 2B Claims are Unimpaired by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2B Claim and CIHC, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, one of the following treatments, in the sole discretion of CIHC:

               (a) the Allowed Class 2B Claims shall be reinstated as an obligation of Reorganized CIHC;

               (b) CIHC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against CIHC or Reorganized CIHC provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (c) such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 2A is unimpaired and the Holders of Class 2B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2A are not entitled to vote to accept or reject the Plan.

               (ii) Class 3B--Reinstated Intercompany Claims (Unimpaired)

          Reinstated Intercompany Claims are those intercompany claims which, from a regulatory perspective, cannot be cancelled or otherwise impaired under the Plan. A list of such Reinstated Intercompany Claims is attached hereto as Exhibit L. The legal, equitable and contractual rights of the Holders of Allowed Class 3B Claims are Unimpaired by the Plan. Unless otherwise agreed to by the Holder of such Claim and CIHC, each Allowed Class 3B Claim shall be reinstated by Reorganized CIHC in full and final satisfaction of such Class 3B Claim. Class 3B is Unimpaired and the Holders of Class 3B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3B are not entitled to vote to accept or reject the Plan.

               (iii) Class 4B--Lender Claims (Impaired)

          Class 4B consists of two subclasses of the Lender Claims against CIHC:
Lender Claims under or derived from the 1999 D&O Credit Facility (Class 4B-1), which are partially Secured Claims, and all other Lender Claims (Class 4B-2). The Class 4B Claims are deemed Allowed for all purposes of the Chapter 11 Cases, without the need to File proofs of claims, in the amount of the Allowed Lender Claims, but due to the contractual subordination of certain other Allowed Claims, distributions will be made on account of the Total Bank Debt Balance, and such Allowed Class 4B Claims and the distributions in the Plan in respect of Class 4B Claims shall not be subject to offset, reduction or counterclaim in any respect.

          Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 4B Claim shall receive on account of its Allowed Class 4B Claim and its related Allowed Class 5A Claim, its Pro Rata share of the: (i) New Tranche A Bank Debt ; (ii) New Tranche B Bank Debt; (iii) New CNC Preferred Stock; and (iv) New CNC Warrants. CIHC will guaranty the New Tranche A Bank Debt and the New Tranche B Bank Debt and the obligations in respect thereof will be secured as contemplated by the New Credit Facility. Such treatment shall be in full and final satisfaction of all Class 4B Claims and Class 5A Claims, and of any rights to contractual subordination of other Allowed Claims for the benefit of Class 4B Claims and Class 5A Claims. In addition, immediately prior to the Effective Date, but subject in all respects to the immediate occurrence of the Effective Date, the Holders of Class 4B Claims and Class 5A Claims shall be deemed to release all pre-petition liens on and security interests in the CFC/CIHC Intercompany Note. In addition, the Lenders' Agents and each of the Lenders shall receive in Cash on the Effective Date an amount equal to all of its fees and expenses (including, without limitation, all fees and expenses of counsel and financial advisors) incurred in connection with the Senior Credit Facility or the D&O Credit Facilities, as the case may be, including, without limitation, in connection with the Chapter 11 Cases, the Plan, the implementation of the Plan or any documentation relating thereto. The New Tranche A Bank Debt and New Tranche B Bank Debt shall be issued in separate tranches as follows: (i) to Holders of Claims under the Senior Credit Facility,
(ii) to Holders of Claims under or derived from the 1999 D&O Facility and (iii) to Holders of Claims under or derived from the other D&O Credit Facilities. The Lenders under the respective D&O Credit Facilities shall be deemed to have transferred to Reorganized CNC all loans made to the individual borrowers under the D&O Credit Facilities and all rights and remedies in respect thereof to Reorganized CNC, and all amounts paid by such borrowers shall be applied to the loans under the New Credit Facility as set forth in the New Credit Facility. As of the Date of the Disclosure Statement, the Lender Subcommittee, the Note Subcommittee and the Debtors have not agreed on the scope of the Lender's involvement with respect to such loans after the transfer to the Reorganized Debtors.

          Classes 4B-1 and 4B-2 are Impaired Classes and Holders of Class 4B-1 and 4B-2 Claims are entitled to vote to separately accept or reject the Plan.

               (iv) Class 5B--Exchange Notes Claims (Impaired)

          Class 5B consists of Exchange Note Claims against CIHC. Notwithstanding any provision to the contrary contained in the Plan, the Class 5B Claims shall be deemed Allowed Class 5B Claims for all purposes under the Chapter 11 Cases, without the need to File proofs of claim, in the amounts as set forth in the Plan Supplement. On or as soon as practicable after the Effective Date, Holders of Allowed Class 5B Claims will receive in full and final satisfaction of all such Allowed Class 6A and Class 5B Claims its Pro Rata share of the Exchanged Note Distribution. In addition, the professionals of the Unofficial Noteholders Committee will be paid on the Effective Date in Cash the unpaid fees and expenses (whether incurred prior to or after the Petition Date) in accordance with their prepetition engagement letters. Class 5B is Impaired and is entitled to vote to accept or reject the Plan.

               (v) Class 6B--Reorganizing Debtor General Unsecured Claims (Impaired)

         Under the Plan, Class 6B consists of any Reorganizing Debtor Unsecured Claim against CIHC, including the CFC Subsidiary Guaranty Claims and the CIHC/CFC Intercompany Note. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class 6B Claim will receive its Pro

Rata share of the CIHC Unsecured Distribution. Class 6B is Impaired and is entitled to vote to accept or reject the Plan.

               (vi) Class 7B--Convenience Class Claims (Impaired)

          Class 7B consists of the Convenience Class Claims against CIHC. CIHC will treat such Allowed 7B Claims in a manner that will render such Claims Unimpaired under the Bankruptcy Code. Each Holder of an Allowed Class 6B General Unsecured Claim may elect to be treated as a Holder of an Allowed Class 7B Convenience Class Claim. Any such election must be made on the Ballot, and no Creditor can elect Class 7B Claim treatment after the Voting Deadline. Each Holder of an Allowed Class 7B Claim shall receive the lesser of (a) $5,000 or
(b) the amount of their Allowed Class 6B Claim. Any Allowed Class 6B Claim that exceeds $5,000 but whose Holder elects to be treated as a Class 7B Claim shall be automatically reduced in complete satisfaction of such Class 6B Claim to the amount of distribution made on account of such Convenience Class Claim. Class 7B is Unimpaired and the Holders of Class 7B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. However, the Holders of Claims in Class 6B who have elected to be treated as Holders of Class 7B Claims shall be solicited in case the election to be treated as a Class 7B Claim were cancelled in accordance with the Plan (in which case such values shall be attributed to such Claims' original Class).

               (vii) Class 8B--Reinstated CIHC Preferred Stock Interests
                    (Unimpaired)

          Class 8B consists of Interests relating to the Reinstated CIHC Preferred Stock Interests. Reorganized CIHC will reinstate the Allowed Reinstated CIHC Preferred Stock Interests. Class 8B is Unimpaired and the Holders of Class 8B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 8B are not entitled to vote to accept or reject the Plan.

               (viii) Class 9B--Old CIHC Common Stock Interests (Unimpaired)

          Class 9B consists of Interests relating to the Old CIHC Common Stock. Reorganized CIHC will reinstate the Allowed Old CIHC Common Stock Interests. Class 9B is Unimpaired and the Holders of Class 9B Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 9B Interests are not entitled to vote to accept or reject the Plan.

               (ix) Class 10B--Discharged Intercompany Claims (Impaired)

          Class 10B consists of the Discharged Intercompany Claims against CIHC. A list of such Discharged Intercompany Claims is attached hereto as Exhibit K. Class 10B Claims will not receive a distribution under the Plan. Class 10B is Impaired and is deemed to reject the Plan under 1126(g) of the Bankruptcy Code. Class 10B is not entitled to vote to accept or reject the Plan.

               (x) Class 11B--Securities Claims (Impaired)

          Class 11B consists of any Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities, whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, in law or equity or otherwise arising from rescission of a purchase or sale of a security of CIHC for damages arising from the purchase, sale or holding of such securities, or for reimbursement, indemnification (except as set forth in Article __ of the Plan) or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim. Class 11B will not receive a distribution under the Plan. Class 11B is conclusively deemed to reject the Plan. Holders of Class 11B Claims will not be entitled to vote to accept or reject the Plan.

               (f) Classification and Treatment of Claims and Equity Interests against CTIHC pursuant its Subplan


         ----------- ------------------------------------------------- ---------------- --------------------
         Class       Claim                                             Status           Voting Right
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------

         1C          Other Priority Claims                             Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         2C          Other Secured Claims                              Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         3C          Reorganizing Debtor General Unsecured Claims      Impaired         Entitled to Vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         4C          Old CTIHC Common Stock Interests                  Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------

               (i) Class 1C--Other Priority Claims (Unimpaired)

          An Other Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Allowed Class 1C Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and CTIHC, each Holder of an Allowed Class 1C Claim shall receive, in full and final satisfaction of such Allowed Class 1C Claim, one of the following treatments, in the sole discretion of CTIHC:

               (a) The Distribution Agent will pay the Allowed Class 1C Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, provided that, Class 1C Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1C Claims become due and owing in the ordinary course of business;

               (b) such Claim will otherwise be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 1C is not impaired and the Holders of Class 1C Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1C Claims are not entitled to vote to accept or reject the Plan.

               (ii) Class 2C--Secured Claims (Unimpaired)

          Other Secured Claims are Claims that are secured by a lien on property in which CTIHC has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in CTIHC's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Class 2C Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2C Claim and CTIHC, each Holder of an Allowed Class 2C Claim shall receive, in full and final satisfaction of such Allowed Class 2C Claim, one of the following treatments, in the sole discretion of CTIHC:

               (a) the Allowed Class 2C Claims shall be reinstated as an obligation of Reorganized CTIHC;

               (b) CTIHC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against CTIHC or Reorganized CTIHC, provided that, such surrender must render such Claim Unimpaired pursuant to
                    Section 1124 of the Bankruptcy Code; or

               (c) such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 2C is unimpaired and the Holders of Class 2C Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2C are not entitled to vote to accept or reject the Plan.

              (iii) Class 3C--Reorganizing Debtor General Unsecured Claims
                    (Impaired)

          Class 3C consists of the Reorganizing Debtor General Unsecured Claims against CTIHC. If there are any Allowed Class 3C Claims, Holders thereof will receive a pro rata share of the Old CTIHC Common Stock. Class 3C Claims are Impaired. Holders of Allowed Class 3C Claims are entitled to vote to accept or reject the Plan.

               (iv) Class 4C--Old CTIHC Common Stock Interests (Impaired)

          Class 4C consists of the Interests in CTIHC. Under the Plan, Class 4C Interests will be allocated to the Holders of Allowed Class 3C Claims, if any, and if none, shall be held by Reorganized CIHC. Class 4C Interests are Impaired and are conclusively deemed to reject the Plan under section 1126(g) of the Bankruptcy Code. Holders of Allowed Class 4C Interests are not entitled to vote to accept or reject the Plan.

               (g) Classification and Treatment of Claims and Equity Interests against Partners Health Group, Inc. pursuant to its Subplan:

         ----------- ------------------------------------------------- ---------------- --------------------
         Class       Claim                                             Status           Voting Right
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------

         1D          Other Priority Claims                             Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         2D          Other Secured Claims                              Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         3D          Reorganizing Debtor General Unsecured Claims      Impaired         Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         4D          Old PHG Common Stock Interests                    Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------


               (i) Class 1D--Other Priority Claims (Unimpaired)

          An Other Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Allowed Class 1D Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and PHG, each Holder of an Allowed Class 1D Claim shall receive, in full and final satisfaction of such Allowed Class 1D Claim, one of the following alternative treatments, in the sole discretion of PHG:

               (a) The Distribution Agent will pay the Allowed Class 1D Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, provided that, Class 1D Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1D Claims become due and owing in the ordinary course of business;

               (b) such Claim will otherwise be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 1D is unimpaired and the Holders of Class 1D Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1D are not entitled to vote to accept or reject the Plan.

               (ii) Class 2D--Other Secured Claims (Unimpaired)

          Other Secured Claims are Claims that are secured by a lien on property in which PHG has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in PHG's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Class 2D Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2D Claim and PHG, each Holder of an Allowed Class 2D Claim shall receive, in full and final satisfaction of such Allowed Class 2D Claim, one of the following alternative treatments, in the sole discretion of
PHG:

               (a) the Allowed Class 2D Claims shall be reinstated as an obligation of Reorganized PHG;

               (b) The Distribution Agent shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against PHG or Reorganized PHG, provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (c) such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 2D is unimpaired and the Holders of Class 2D Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2D are not entitled to vote to accept or reject the Plan.

               (iii) Class 3D -Reorganizing Debtor General Unsecured Claims
                    (Impaired)

          Class 3D Claims will voluntarily waive any right to receive a distribution under the Plan. CIHC is the only creditor in Class 3D and approves its treatment under this Subplan.

               (iv) Class 4D - Old PHG Common Stock Interests (Impaired)

               (v) Under the Plan, Class 4D consists of Interests in PHG. PHG is a Residual Subsidiary and the Old PHG Common Stock will be transferred to the Residual Trust. CIHC is the indirect parent of PHG. CIHC and intermediate holding company approve of their treatment under this Subplan.

          3. Summary of Claims and Equity Interests against the Liquidating Debtors

          The Liquidating Debtors currently anticipate selling substantially all of their assets pursuant to a Purchase Agreement and a motion pending before the Bankruptcy Court. The Debtors reserve the right to amend the Plan to provide for the distribution of sale proceeds and any residual assets.

F.        IMPLEMENTATION OF THE REORGANIZING SUBPLANS

          1. Corporate Existence and Vesting of Assets in the Reorganizing Debtors and Old CNC

          On the Effective Date (i) Old CNC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Indiana and its Articles of Incorporation and By-laws, each of which shall be amended and restated to limit Old CNC's activity to the implementation of the Plan, the liquidation of its Residual Assets and the winding-up of its affairs; (ii) Reorganized CNC shall be incorporated as a subsidiary of Old CNC and shall exist thereafter as a separate corporate entity, with all corporate powers in accordance with the laws of the State of Delaware, the Restated CNC Charter and the Reorganized CNC By-laws; and (iii) (a) the Residual Trust shall be settled and exist as a grantor trust and/or liquidating trust under the laws of the State of Delaware and pursuant to the Declaration of Trust; (b) Reorganized CIHC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Delaware and its Articles of Incorporation and By-laws; (c) Reorganized CTIHC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Delaware and its Articles of Incorporation and By-laws; and (d) Reorganized PHG shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Illinois and its Articles of Incorporation and By-laws.

          Except as otherwise contemplated by the Plan, on and after the Effective Date, all property of the Estate, and any property retained or acquired by the Debtors, Reorganizing Debtors or Reorganized Debtor under the Plan, shall vest in the respective Debtor, Reorganizing Debtor or Reorganized Debtor free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, each Debtor or Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

          On the Effective Date, all assets of Old CNC, other than the Residual Assets, shall be transferred by Old CNC to Reorganized CNC in exchange for the New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants and the assumption of the New Tranche A Bank Debt, the New Tranche B Bank Debt, New Secured Notes, New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants.

          2.   Cancellation of Claims and Equity Interests

          On the Effective Date, except to the extent otherwise expressly provided in the Plan, all notes, instruments, certificates, and other documents evidencing the (i) Senior Credit Facility, (ii) Exchange Notes, (iii) Original Notes, (iv) Subordinated Debentures, (v) Old CNC Common Stock, and (vi) Old CNC Preferred Stock and any and all other Claims and Equity Interests shall be canceled and the obligations of the Reorganizing Debtors or Reorganized Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise expressly provided in the Plan, any indenture or similar instrument relating to any of the foregoing shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the respective Reorganizing Debtors or Reorganized Debtors thereunder, shall be discharged and no such obligations will be assumed by the Reorganized Debtors.

          3.   Issuance of New Securities; Execution of Related Documents

          On or as soon as practicable after the Effective Date, the Reorganized Debtors shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, including, without limitation, (i) the New Credit Facility, (ii) New Secured Notes, (iii) New CNC Common Stock, (iv) New CNC Preferred Stock, and (v) New CNC Warrants, each of which shall be distributed as provided in the Plan. The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed pursuant to the terms hereof.

          On the Effective Date, if the G-Reorganization Election is made, Old CNC shall issue the Residual Share to the Residual Trust.

          The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys), the Unofficial Noteholders' Committee, the Unofficial Lenders' Committee, and the Official Committees, and each of the members of such committees (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

          4.   Creation of Residual Trust

          On the Effective Date, the Residual Trust shall be settled and exist as a grantor trust and/or liquidating trust under the laws of the State of Delaware and pursuant to the Declaration of Trust. The sole asset of the Residual Trust shall be the Residual Share.

          5.   Creation of Professional Escrow Account

          On the Effective Date, the Reorganized Debtors shall establish the Professional Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

          6.   Corporate Governance, Directors and Officers, and Corporate
               Action

               (a)  Amended Certificates of Incorporation and By-laws

          On the Effective Date, Reorganized CNC will file the Restated CNC Charter with the Secretary of State of Delaware in accordance with Section 103 of the Delaware General Corporation Law. The Restated CNC Charter and the Restated CNC By-laws will, among other things, authorize ____ shares of New CNC Common Stock and ____ shares of New CNC Preferred Stock. In addition, the Restated CNC Charter shall prohibit the issuance of non-voting equity securities to the extent required by the provisions of Section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, Reorganized CNC may amend and restate the Restated CNC Charter and other constituent documents as permitted by Delaware law.

          On the Effective Date, Reorganized CIHC, CTIHC, and/or PHG will file the applicable Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (or in the case of Reorganized PHG, with the Secretary of the State of Illinois) in accordance with Section 103 of the General Corporation Law of Delaware (or in the case of Reorganized PHG, with the Secretary of the State of Illinois). After the Effective Date, Reorganized CIHC, CTIHC and/or PHG may amend and restate their respective Restated Certificate of Incorporation and other constituent documents as permitted by Delaware or Illinois law, as applicable.

               (b)  Directors and Officers of the Reorganized Debtors

          The Boards of Directors of the respective Reorganized CNC, Reorganized CIHC and the other Debtors as reorganized immediately following the Consummation Date shall consist of the individuals specified in the Plan Supplement.

               (c)  Management Incentive Plan

          After the Effective Date, Reorganized CNC will implement the Management Incentive Plan substantially in the form set forth in the Plan Supplement.

               (d)  Employment Agreements

          On the Effective Date, Reorganized CNC shall enter into employment agreements with its key executives, substantially in the form set forth in the Plan Supplement.

               (e)  [Intentionally Omitted]

               (f)  Listing/Registration Rights

          On the Effective Date, Reorganized CNC shall (i) be a reporting company under the Exchange Act, (ii) cause the shares of New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants to be listed on [ ] or such other securities exchange as agreed with the Official Unsecured Committee, if the listing requirements for such securities exchange are satisfied with respect to such securities, and (iii) execute and deliver a Registration Rights Agreement substantially in the form set forth in the Plan Supplement.

               (g)  Corporate Action

          On the Effective Date, the adoption and filing of the Restated CNC Charter and the Restated Certificate of Incorporation for each of CIHC, CTIHC, and PHG, the approval of the Restated CNC By-laws and the Restated By-laws for each of CIHC, CTIHC and PHG, the appointment of directors and officers for the Reorganized Debtors, the adoption of the Management Stock Option Plan, and all actions contemplated hereby shall be authorized and approved in all respects (subject to the provisions hereof) pursuant to the Plan. All matters provided for in the Plan required by the Debtors or Reorganizing Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors without the need for any required approvals, authorizations or consents except for express consents required under the Plan.

          7.   Sources of Cash for Plan Distribution

          All Cash necessary for the Reorganizing Debtors and the Reorganized Debtors to make payments pursuant hereto shall be obtained from existing Cash balances of the Debtors.

          8.   Retiree Benefits

          The Reorganizing Debtors shall timely pay any retiree benefits as defined in section 1114(a) of the Bankruptcy Code to the extent that such retiree benefits are payable by the Reorganizing Debtors. Such retiree benefits include those that arise from the plans, funds or programs described in the Plan Supplement.

G.        TREATMENT OF LITIGATION AND OTHER LEGAL PROCEEDINGS

          The Debtors are involved on an ongoing basis in lawsuits (including purported class actions) relating to their operations, including with respect to sales practices, and certain of their current and former officers and directors are defendants in pending class action lawsuits asserting claims under the securities laws and derivative lawsuits. The ultimate outcome of these lawsuits cannot be predicted with certainty.

          1.   Securities Litigation

          As disclosed in CNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, CNC has settled certain securities litigation for $120 million. Of this amount, $95 million was paid by CNC's director and officer insurers. Certain underwriters at Lloyd's of London ("Lloyd's") have refused to pay the remaining $25 million. CNC is currently litigating coverage with Lloyd's. If CNC does not prevail in this litigation, then CNC will be required to pay the remaining $25 million in connection with the settlement. This Claim is classified as Class 14A Securities Claims pursuant to section 510(b) of the Bankruptcy Code.

          Since our August 9, 2002 announcement, a total of eight purported securities fraud class action lawsuits have been filed in the United States District Court for the Southern District of Indiana. The complaints name CNC as a defendant, along with certain current and former officers of CNC. These lawsuits were filed on behalf of persons or entities who purchased CNC's common stock on various dates between October 24, 2001 and August 9, 2002. These Claims are classified as Class 14A and 11B Securities Claims under the Plan. The maximum exposure to the Company from these lawsuits is estimated to be $275 million. CNC, however, believes that these lawsuits are meritless. Additionally, CNC has filed an adversary proceeding to extend the automatic stay provided for by the Bankruptcy Code to this litigation as it pertains to current and former officers and directors of CNC.

          In October 2002, Roderick Russell, on behalf of himself and a class of persons similarly situated, and on behalf of the ConsecoSavePlan, filed an action in the United States District Court for the Southern District of Indiana against CNC, Conseco Services and certain current and former officers of CNC (Roderick Russell, et al. v Conseco, Inc., et al., Case No. I :02-CV -1639 LJM). The purported class action consists of all individuals whose 401(k) accounts held common stock of CNC at any time from April 28, 1999 through the present. The ultimate outcome of this lawsuit cannot be predicted with certainty. These claims are classified as 14A and 11B Securities Claims under the Plan. The maximum exposure to the Company from this lawsuit is estimated to be $53 million. CNC, however, believes that this lawsuit is meritless. Additionally, CNC has filed an adversary proceeding to extend the automatic stay provided for by the Bankruptcy Code to this litigation as it pertains to current and former officers and directors of CNC.

          In January 2002, CTIHC was named as a defendant in a purported class action lawsuit filed in the Delaware Court of Chancery on behalf of stockholders of Telecorp PCS, Inc. ("Telecorp"). Plaintiffs in this lawsuit allege that CTIHC, formerly a substantial stockholder of Telecorp, aided and abetted alleged breaches of fiduciary duties by Telecorp's board of directors in connection with the merger of Telecorp and AT&T Wireless. CTIHC believes this lawsuit is meritless. Under CTIHC's Subplan, if the Claim relating to this lawsuit is ultimately Allowed against CTIHC, then holders of such Claim will receive the stock of CTIHC.

          2.   Derivative Litigation

          Nine shareholder derivative suits were filed in 2000 in the United States District Court for the Southern District of Indiana. The complaints named the current directors, certain former directors, certain non-director officers of CNC (in one case), and alleging aiding and abetting liability, certain banks that allegedly made loans in relation to CNC's "Stock Purchase Plan" (in three cases). CNC is also named as a nominal defendant in each complaint. These cases have now been consolidated into one case in the United States District Court for the Southern District of Indiana, captioned: "In Re Conseco, Inc. Derivative Litigation", Case Number IP00655-C-Y/S. Two similar cases have been filed in the Hamilton County Superior Court in Indiana. The cases filed in Hamilton County have been stayed pending resolution of the derivative suits filed in the United States District Court. CNC asserts that these lawsuits are assets of the estate pursuant to section 541(a) of the Bankruptcy Code and does not currently intend to pursue them postpetition because they are meritless. The maximum exposure to the Company for these lawsuits is unknown.

          3.   Other Litigation

          On January 15, 2002, Carmel Fifth, LLC ("Carmel"), an indirect, wholly owned subsidiary of CNC, exercised its rights to require 767 Manager, LLC ("Manager"), an affiliate of Donald J. Trump, to elect within 60 days, either to acquire Carmel's interests in 767 LLC for $499.4 million, or to sell its interests in 767 LLC to Carmel for $15.6 million (the "Buy/Sell Right"). Such rights were exercised pursuant to the Limited Liability Company Agreement of 767 LLC. 767 LLC is a Delaware limited liability company that indirectly owns the General Motors Building, a 50-story office building in New York, New York (the "GM Building"). 767 LLC is owned by Carmel and Manager. On February 6, 2002, Mr. Trump commenced a civil action against CNC, Carmel and 767 LLC in New York State Supreme Court, entitled Donald J. Trump v. Conseco, Inc., et al. (the "State Court Action"). Plaintiff claims that CNC and Carmel breached an agreement, dated July 3, 2001, to sell Carmel's interests in 767 LLC to plaintiff for $295 million on or before September 15, 2001 (the "July 3rd Agreement"). Specifically, plaintiff claims that CNC and Carmel improperly refused to accept a reasonable guaranty of plaintiff's payment obligations, refused to complete the sale of Carmel's interest before the September 15, 2001 deadline, repudiated an oral promise to extend the September 15 deadline indefinitely and repudiated the July 3rd Agreement by exercising Carmel's Buy/Sell Right. Plaintiff asserts claims for breach of contract, breach of the implied covenant of good faith and fair dealing, promissory estoppel, unjust enrichment and breach of fiduciary duty. Plaintiff is seeking compensatory and punitive damages of approximately $1 billion and declaratory and injunctive relief blocking Carmel's Buy/Sell Right. On March 25, 2002,

Carmel filed a Demand for Arbitration and Petition and Statement of Claim with the American Arbitration Association ("AAA") to have the issues relating to the Buy/Sell Right resolved by arbitration (the "Arbitration"). Manager and Mr. Trump requested the New York State Supreme Court to stay that arbitration, but the Court denied Manager's and Trump's request on May 2, 2002, allowing the arbitration to proceed. Mr. Trump and Manager appealed that decision to the New York Appellate Division. Their appeal is to be heard during the February Term. In addition, CNC and Carmel filed a Motion to Dismiss Mr. Trump's lawsuit on March 25, 2002. By Stipulation and Order, dated June 14, 2002, the State Court Action was stayed, pending resolution of the Arbitration. On June 10, 2002, Manager and Trump filed their Statement of Position which included affirmative defenses and counterclaims against Carmel and CNC, arising out of the same alleged breaches of the July 3rd Agreement that had formed the basis of the State Court Action. The Arbitration was heard by a Panel of three arbitrators in five hearing days between September 25, 2002 and October 29, 2002, and the parties filed Post-Hearing Briefs on November 5, 2002. At the first arbitration hearing the Panel unanimously ruled, in response to Carmel's motion for partial summary judgment, that "unless respondent 767 Manager can establish what amounts to an affirmative defense" based upon CNC's supposed breach of the July 3rd Agreement, Carmel would be entitled to enforce its Buy/Sell Right. While awaiting a decision from the Panel, upon Trump's motion, AAA disqualified one of the neutral arbitrators. CNC plans to vigorously pursue its options to compel prompt resolution of this dispute. CNC believes that Mr. Trump's lawsuit is without merit and intends to vigorously pursue its own rights to acquire the GM Building. The ultimate outcome cannot be predicted with certainty. If Trump's entities ultimately hold an Allowed Claim against CNC, such Claim is classified as a Class 8A Reorganizing Debtor General Unsecured Claim against CNC.

          On June 24, 2002, the heirs of a former officer, Lawrence Inlow, commenced an action against CNC, Conseco Services and two former officers in the Boone Circuit Court (Inlow et al. v. Conseco, Inc., et al., Cause No. 06C01-0206-CT-244). The heirs assert that unvested options to purchase 756,248 shares of CNC common stock should have been vested at Mr. Inlow's death. The heirs further claim that if such options had been vested, they would have been exercised, and that the resulting shares of common stock would have been sold for a gain of approximately $30 million based upon a stock price of $58.125 per share, the highest stock price during the alleged exercise period of the options. CNC believes the heirs' claims are without merit and will defend the action vigorously. The maximum exposure to the Company for this lawsuit is estimated to be $33 million, although CNC believes that the lawsuit is without merit. The ultimate outcome cannot be predicted with certainty. Under the Plan, claims relating to this lawsuit, if allowed, will be treated as Class 8A Reorganizing Debtor General Unsecured Claims, although the Debtors reserve their right to seek to subordinate this claim under section 510(b) of the Bankruptcy Code.

          CNC is also a party to litigation related to the death of Lawrence Inlow with the manufacturer of the corporate helicopter and other parties. This litigation was consolidated in the United States District Court for the Southern District of Indiana (In re: Inlow Accident Litigation, Cause No. IP99-0830-C-H/G) and is currently on appeal to the Seventh Circuit Court of Appeals. The maximum exposure for this litigation is estimated to be $25 million, although CNC believes that the claims against it are without merit. The ultimate outcome cannot be predicted with certainty. Under the Plan claims relating to this lawsuit, if allowed, will be treated as Class 8A Reorganizing Debtor General Unsecured and Claims. CNC is also party to litigation with Associated Aviation Underwriters, Inc. in Hamilton County Superior Court (Associated Aviation Underwriters, Inc. v. Conseco Inc., et al, Cause No. 29C01-9909-CP588) relating to Associated Aviation Underwriters' obligation to defend and/or indemnify CNC in the aforementioned litigation. If CNC prevails in this lawsuit, Associated Underwriters may be obligated to indemnify the CNC for all or part of its liability in the aforementioned litigation. This litigation has been stayed until final judgments are rendered in the former litigation.

          In addition, CNC and its subsidiaries are involved on an ongoing basis in other lawsuits and arbitrations (including purported class actions) related to their operations. These actions include one action brought by the Texas Attorney General regarding long term care policies, two purported nationwide class actions involving claims related to "vanishing premiums," two purported nationwide class actions involving claims related to "modal premiums" (the alleged imposition and collection of insurance premium surcharges in excess of stated annual premiums) and an arbitration involving a dispute with a reinsurer of a block of long term care business, among others. The ultimate outcome of all of these other legal matters pending against CNC or its subsidiaries cannot be predicted, and, although such lawsuits are not expected individually to have a material adverse effect on CNC, such lawsuits could have, in the aggregate, a material adverse effect on CNC's consolidated financial condition, cash flows or results of operations. The maximum aggregate exposure for such lawsuits is estimated to be approximately $22 million. Under the Plan, claims relating to these lawsuits, if allowed, will be treated as Class 8A Reorganizing Debtor General Unsecured Claims.

          4.   Other Proceedings

          CNC has been notified that the staff of the U.S. Securities and Exchange Commission has obtained a formal order of investigation in connection with an inquiry that relates to events in and before the spring of 2000, including CNC's accounting for its interest-only securities and servicing rights. These issues were among those addressed in CNC's write-down and restatement in the spring of 2000, and were the subject of shareholder class action litigation, which has recently been settled as described above. CNC is cooperating with the SEC staff in this matter.

          CNC has been notified that the Alabama Securities Commission is examining CNC's 1998 Directors/Officers & Key Employees Stock Purchase Program and the 2000 Employee Stock Purchase Program Work-Down Plan. CNC is cooperating with the Commissioner's staff in this matter.

H.        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          1.   Reorganizing Debtors: Executory Contracts and Unexpired Leases

          Immediately prior to the Effective Date, except as otherwise provided in the Plan, all executory contracts, including without limitation, the prepetition engagement letters for the Unofficial Bank Committee and the Unofficial Noteholder Committee, or unexpired leases of the Reorganizing Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court,(3) (2) have previously been assumed by order of the Bankruptcy Court,(4)
(3) are the subject of a motion to reject pending on the Effective Date, (4) are identified in the Plan Supplement to be rejected, (5) that relate to the purchase or other acquisition of Equity Interests. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

          2.   Claims Based on Rejection of Executory Contracts or Unexpired
               Leases

          All Proofs of Claims with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection (which order, in the case of executory contracts or unexpired leases rejected pursuant to the Plan, shall be the Confirmation Order). Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against any Debtor or Reorganized Debtor, any Estate or property of any Debtor or Reorganized Debtor unless otherwise ordered by the Bankruptcy Court. All Allowed Claims arising from the rejection of executory contracts or unexpired leases of the Reorganizing Debtors will be classified as Reorganizing Debtor General Unsecured Claims.

------------------
3 A list of the executory contracts and unexpired leases that the Reorganizing Debtors have rejected as of the date of this Disclosure Statement is attached to this Disclosure Statement as Exhibit H.

4 A list of the executory contracts and unexpired leases that the Reorganizing Debtors have assumed as of the date of this Disclosure Statement is attached to this Disclosure Statement as Exhibit I.

          3.   Cure of Defaults for Executory Contracts and Unexpired Leases
               Assumed

          Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, or as soon thereafter as is practicable, or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the relevant Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

          4.   Indemnification of Directors, Officers and Employees

          The obligations of any of the Debtors to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in such Debtor's constitutive documents, by a written agreement with such Debtor or under Indiana or Delaware state corporate law (to the maximum extent permitted thereunder), shall be deemed and treated as executory contracts that are assumed by the relevant Reorganized Debtor (it being understood that Reorganized CNC is the relevant Reorganized Debtor of CNC) pursuant hereto and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. The Conseco Creditors Committee has not yet agreed to this and is continuing its investigation with respect to these matters.

          5.   Compensation and Benefit Programs

          Except as otherwise expressly provided in the Plan, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their respective employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date shall be deemed assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; and the Debtors' obligations under such programs to Persons shall survive confirmation of the Plan, except for (i) executory contracts or employee benefit plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (ii) all employee equity or equity-based incentive plans, and (iii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.

          6.   Assumption of D&O Insurance

          All directors' and officers' liability insurance policies maintained by the Debtors are hereby assumed. Entry of the order confirming the Plan by the clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code. The Reorganized Debtors shall maintain for a period not less than 10 years from the Effective Date coverage for the individuals covered, as of the Petition Date, by such policies at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan. Solely with respect to directors and officers of any of the Debtors who served in such capacity at any time on or after the Petition Date, the Debtors shall be deemed to assume, as of the Effective Date, their respective obligations to indemnify such individuals (and only such individuals) with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the extent provided by the Debtors' respective articles of incorporation, certificates of formation, corporate charters, bylaws and similar corporate documents as in effect as of the date of entry of the Confirmation Order. Notwithstanding anything to the contrary contained in the Plan, such assumed indemnity obligations shall not be discharged, Impaired, or otherwise modified by confirmation of the Plan and shall be deemed and treated as executory contracts that have been assumed by the Debtors pursuant to the Plan as to which no proofs of claim need be Filed. The Conseco Creditors Committee has not yet agreed to this and is continuing its investigation with respect to these matters.

I.        PROVISIONS GOVERNING DISTRIBUTIONS

          1. Distributions for Claims and Equity Interests Allowed as of the Effective Date

          Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims and Equity Interests that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon as practicable thereafter.

          For purposes of determining the accrual of interest, dividends or rights in respect of any other payment from and after the Effective Date, the New Tranche A Bank Debt, the New Tranche B Bank Debt, the New Secured Notes, New CNC Preferred Stock, New CNC Warrants and New CNC Common Stock shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or distributed; provided that the respective Reorganized Debtor shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

          2. Distributions by the Reorganized Debtors; Distributions with Respect to Debt Securities

          Except as otherwise provided in the Plan, the Distribution Agent shall make all distributions required under the Reorganizing Subplans, except (i) as otherwise provided in the Plan, or (ii) with respect to a Holder of a Claim or Equity Interest whose distribution is governed by an indenture, credit agreement or other agreement and is administered by an Indenture Trustee, agent, or servicer, which distributions shall be deposited with the appropriate Indenture Trustee, agent, or servicer, who shall deliver such distributions to the Holders of Claims or Equity Interest in accordance with the provisions of the Plan and the terms of the relevant indenture, credit agreement or other governing agreement. The Distribution Agent will receive from the respective Reorganized Debtor, without further Bankruptcy Court approval, reasonable compensation for such services and reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with the Reorganized Debtors and will not be deducted from distributions made under the Reorganizing Subplans.

          3. Delivery and Distributions and Undeliverable or Unclaimed Distributions

               (a)  Delivery of Distributions in General

          Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made to the Holders of such Allowed Claims and Allowed Equity Interests as of the Distribution Record Date. Except as otherwise provided in
Article VIII.D.2 of the Plan, distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made at the address of the Holder of such Claim or Equity Interest as indicated on the records of the Debtors as of the date that such distribution is made.

               (b)  Undeliverable Distributions

               (i)  Holding of Undeliverable Distributions.

          If any distribution to a Holder of an Allowed Claim or Allowed Equity Interest is returned to the Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder's then-current address.

Undeliverable distributions shall remain in the possession of the Distribution Agent subject to Article VIII.C.2.b of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, the Distribution Agent shall make all distributions that become deliverable.

               (ii) Failure to Claim Undeliverable Distributions

          In an effort to ensure that all Holders of Allowed Claims and Equity Interests receive their allocated distributions, ninety (90) days after the Effective Date, the Reorganized Debtors will file with the Bankruptcy Court a listing of unclaimed distribution. This list will be maintained for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim or Equity Interest (irrespective of when a Claim or Equity Interest became an Allowed Claim or Equity Interest) that does not assert a Claim or Equity Interest pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within two years after the Effective Date shall have its Claim or Equity Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim or Equity Interest against the relevant Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such Claims or Equity Interests shall be property of the relevant Reorganized Debtor or Liquidating Plan Administrator, free of any restrictions thereon; and (ii) any securities issued under the Plan held for distribution on account of such Claims or Equity Interests shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Distribution Agent to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

               (c)  Compliance with Tax Requirements/Allocations.

          In connection with the Plan, to the extent applicable, each Reorganizing Debtor, Reorganized Debtor and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Each Reorganizing Debtor, Reorganized Debtor and Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

          4.   Timing and Calculation of Amounts to be Distributed

          On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against or Allowed Equity Interest in the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of such Disputed Claim or Equity Interest shall be made pursuant to the provisions set forth in Article X.A.4 of the Plan.

          5.   Minimum Distribution

          Any other provision of the Plan notwithstanding, payments of fractions of shares of New CNC Common Stock or New CNC Preferred Stock or fractions of New CNC Warrants will not be made and will be deemed to be zero. Any other provision of the Plan notwithstanding, the Reorganized Debtors or the Distribution Agent will not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

          6.   Setoffs

          Except as expressly provided for in the Plan, each Reorganizing Debtor and Reorganized Debtor may, as the case may be, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Equity Interest (before any distribution is made on account of such Claim or Equity Interest), any Claims, Equity Interests, rights and Causes of Action of any nature that such Reorganizing Debtor or Reorganized Debtor, as the case may be, may hold against the Holder of such Allowed Claim or Equity Interest to the extent the Claims, Equity Interests, rights or Causes of Action against such Holder have not been compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that, neither the failure to effect such a setoff nor the allowance of any Claim or Equity Interest under the Plan shall constitute a waiver or release by such Reorganizing Debtor or Reorganized Debtor of any such Claims, Equity Interests, rights and Causes of Action that such Reorganizing Debtor or Reorganized Debtor may possess against such Holder.

          Without limiting the generality of the foregoing, on the Effective Date, prior to effectuating the distribution contemplated by the Plan, the CIHC/CFC Intercompany Notes shall be offset against (i) the CFC/CIHC Intercompany Notes, (ii) all other prepetition amounts owed by CFC and (iii) all postpetition amounts owed by CFC that are not repaid in full in Cash by CFC, including, without limitation, health and welfare benefits, insurance, other direct CFC expenses and an appropriate allocation of the postpetition professional fees paid by CIHC. Any balance of the CIHC/CFC Intercompany Notes remaining after giving effect to the setoffs in the preceding sentence will be Class 6B Claims.

          In addition, without limiting the generality of the foregoing, each of the Reorganizing Debtors shall offset against Claims by any of the Liquidating Debtors all (x) prepetition Claims owing by the Liquidating Debtors to the Reorganizing Debtors, including without limitation, (i) amounts owing under the prepetition tax sharing payments, (ii) in connection with EXL Services.com,
(iii) an appropriate allocation of prepetition professional fees incurred by the Debtors in connection with restructuring of the Debtors and the preparation for these Chapter 11 Cases, (iv) prepetition amounts owing by the Liquidating Debtors to Conseco Services LLC or CIHC, and (y) postpetition amounts owing by the Liquidating Debtors to the Reorganizing Debtors that are not repaid in full in Cash, including without limitation, (i) postpetition tax sharing payments owed by the Liquidating Debtors, (ii) an appropriate allocation of the postpetition professional fees incurred by the Reorganizing Debtors during these Chapter 11 Cases and (iii) postpetition amounts owed by the Liquidating Debtors to Conseco Services or CIHC.

          7.   Surrender of Canceled Instruments or Securities

          Subject to Article VIII.I of the Plan, each record Holder of an Allowed Claim or Equity Interest relating to the (i) Senior Credit Facility,
(ii) CIHC Guarantee of Senior Credit Facilities, (iii) CNC Guarantee of D&O Credit Facilities, (iv) CIHC Guarantee of D&O Credit Facilities, (v) Exchange Notes, (vi) Original Notes, (vii) Subordinated Debentures, (viii) CNC Common Stock, or (ix) CNC Preferred Stock shall surrender the certificates or other documentation underlying such Claim or Equity Interest, and all such surrendered certificates and other documentations shall be marked as canceled.

          8.   Failure to Surrender Canceled Instruments

          Any Holder of Allowed Claims or Equity Interests relating to the (i) Senior Credit Facility, (ii) CIHC Guarantee of Senior Credit Facilities, (iii) CNC Guarantee of D&O Credit Facilities, (iv) CIHC Guarantee of D&O Credit Facilities, (v) Exchange Notes, (vi) Original Notes, (vii) Subordinated Debentures, (viii) CNC Common Stock, or (ix) CNC Preferred Stock that fails to surrender or is deemed to have failed to surrender its certificates or other documentation representing such Claim or Equity Interest required to be tendered under the Plan within one year after the Effective Date shall have its Claim for a distribution pursuant hereto on account of such Allowed Claim or Allowed Equity Interests discharged and shall be forever barred from asserting any such Claim or Equity Interest against any Reorganizing Debtor, Reorganized Debtor or the Distribution Agent or their assets.

          9.   Lost, Stolen, Mutilated or Destroyed Securities

          Any Holder of Allowed Claims or Equity Interests relating to the (i) Senior Credit Facility, (ii) CIHC Guarantee of Senior Credit Facilities, (iii) CNC Guarantee of D&O Credit Facilities, (iv) CIHC Guarantee of D&O Credit Facilities, (v) Exchange Notes, (vi) Original Notes, (vii) Subordinated Debentures, (viii) CNC Common Stock, or (ix) CNC Preferred Stock that is evidenced by a note or by a stock certificate which has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or stock certificate, deliver to the Distribution Agent: (a) an affidavit of loss reasonably satisfactory to the Distribution Agent setting forth the unavailability of the note or the stock certificate; and (b) such additional security or indemnity as may reasonably be required by the Distribution Agent to hold the Distribution Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Equity Interest. Upon compliance with this procedure by a Holder of an Allowed Claim or Equity Interest evidenced by such a lost, stolen, mutilated or destroyed note or stock certificate, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note or certificate.

J. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

          1. Resolution of Disputed Claims

               (a)  Prosecution of Objections to Claims

          After the Effective Date, the Reorganized Debtors (for Claims against the Reorganized Debtors) shall have the exclusive authority on or before the Claims Objection Bar Date to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims or Equity Interests. From and after the Effective Date, the Debtors and the Reorganized Debtors may settle or compromise any Disputed Claim or Equity Interest without approval of the Bankruptcy Court. The Debtors, the Reorganizing Debtors and the Reorganized Debtors also reserve the right to resolve any Disputed Claims or Equity Interests outside the Bankruptcy Court under applicable governing law.

               (b)  Estimation of Claims and Equity Interests

          The Reorganizing Debtors and the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code regardless of whether such Reorganizing Debtor and Reorganized Debtor has previously objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the relevant Reorganizing Debtor or Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims or Equity Interests and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims and Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

               (c) Payments and Distributions on Disputed Claims and Equity Interests

          Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by a Reorganizing Debtor or Reorganized Debtor (for Claims against the Reorganizing Debtors) in their sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Equity Interest until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is 20 calendar days after the calendar quarter in which a Disputed Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, the Holder of such Allowed Claim or Allowed Equity Interest will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) (or an Allowed Equity Interest(s) and a Disputed Equity Interest(s)) will not receive the appropriate payment or distribution on the Allowed Claim(s) (or Allowed Equity Interest(s)), except as otherwise agreed by such Reorganizing Debtor or Reorganized Debtor, as the case may be, in its sole discretion, until the Disputed Claim(s) or Disputed Equity Interest(s) are resolved by settlement or Final Order. In the event that there are Disputed Claims or

Equity Interests requiring adjudication and resolution, the Reorganizing Debtors and Reorganized Debtors reserve the right, or upon order of the Court, to establish appropriate reserves for potential payment of such Claims or Equity Interests.

          2.   Allowance of Claims and Equity Interests

          Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Equity Interest shall be deemed Allowed, unless and until such Claim or Equity Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Equity Interest. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order) and the Reorganizing Debtors (for Claims against the Reorganizing Debtors) or Reorganized Debtors after confirmation will have and retain any and all rights and defenses such Debtor had with respect to any Claim or Equity Interest as of the Petition Date.

          3.   Controversy Concerning Impairment

          If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

          4.   Reserve of New CNC Common Stock

          On the Effective Date, CNC shall maintain in reserve shares of New CNC Common Stock as the New CNC Common Stock Holdback. The New CNC Common Stock Holdback, along with any dividends or other distributions accruing with respect thereto, shall be held for the Holders of Disputed Class 6A, 7A, 8A, 5B and 6B Claims and Equity Interests. As Disputed Class 6A, 7A, 8A, 5B and 6B Claims and Equity Interests are resolved, (a) CNC shall distribute, in accordance with the terms hereof, New CNC Common Stock to Holders of Allowed Class 6A, 7A, 8A, 5B and 6B Claims and Equity Interests (along with dividends and distributions that accrue after the Effective Date), and (b) the New CNC Common Stock Holdback shall be adjusted.

K.        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

          1.   Conditions to Confirmation

          The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article XI.C of the
Plan:

               (a) The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee, approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

               (b) The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee.

               (c) The Plan Supplement and all of the schedules, documents and exhibits contained therein shall be in form and substance satisfactory to the relevant Debtor, the Noteholder Subcommittee and the Lender Subcommittee.

               (d) The maximum estimated amount of the Reorganized Debtors General Unsecured Claims against CNC being no more than $160 million.

               (e) The maximum estimated amount of the Reorganized Debtors General Unsecured Claims against CIHC being no more than $40 million.

          2.   Conditions Precedent to Consummation

         The following are conditions precedent to consummation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article IV.X.C of the
Plan:

               (a) The Confirmation Order becoming a Final Order in form and substance reasonably satisfactory to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee;

               (b) The Plan Supplement and all of the schedules, documents and exhibits contained therein shall be in form and substance reasonably satisfactory to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee;

               (c) The following agreements, instruments and documents, in form and substance reasonably satisfactory to the relevant Debtor, the Noteholder Subcommittee and the Lender Subcommittee, becoming effective:

               (i)  the Restated CNC Charter and Restated CNC By-laws;

               (ii) the Restated Certificates of Incorporation of CIHC, CTIHC,
                    PHG;

               (iii) the New Credit Facility;

               (iv) the New CNC Warrant Agreement;

               (v)  the Registration Rights Agreement;

               (d) Obtaining all necessary regulatory approvals for Consummation of the Plan, including approval of the application for change of control of the insurance company subsidiaries.

               (e) CIHC distributing all of the capital stock of the Residual Subsidiaries to the extent not included in the assets of the Residual Subsidiaries, any other Residual Assets of CIHC or its Subsidiaries in the form of a dividend;

               (f) The Residual Trust being established, and the Residual Assets being vested in Old CNC without further action on the part of Old CNC, CIHC, the Residual Trustee or any other Person;

               (g) The Residual Trustee being identified by the Administrative Agent and being duly appointed and qualified to serve;

               (h) Old CNC issuing the Residual Share to the Residual Trust;

               (i) The maximum estimated amount of the Reorganized Debtors General Unsecured Claims against CNC being no more than $160 million;

               (j) The maximum estimated amount of the Reorganized Debtors General Unsecured Claims against CIHC being no more than $40 million;

               (k) The CIHC Subsidiary Guarantees shall have been fully and completely released.

          3.   Waiver of Conditions

          Except with respect to the conditions that the Lender Subcommittee, Noteholder Subcommittee, and the Debtors agree will require the consent of each such party to waive, the Debtors, in their sole discretion, may waive any of the conditions to Confirmation of the Plan and/or Consummation of the Plan set forth in Article X of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to conform and/or consummate the Plan. In addition, the Debtors, the Lender Subcommittee and the Note Subcommittee continue to discuss whether the selection of the New CNC Board of Directors shall be a condition to the Effective Date.

          4.   Effect of Non-Occurrence of Conditions to Consummation

          If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in any Debtor; (2) prejudice in any manner the rights of any Debtor or (3) constitute an admission, acknowledgment, offer or undertaking by any Debtor in any respect.

L.        RELEASE, INJUNCTIVE AND RELATED PROVISIONS

          1.   Compromise and Settlement

          The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and, as of the Effective Date, any and all such rights are settled, compromised and released pursuant hereto. In addition, the allowance, classification and treatment of Allowed Claims in Classes 4A, 5A, 4B, 5B, 6A and 6B takes into account any Causes of Action, claims or counterclaims, whether under the Bankruptcy Code or other applicable law, that may exist between the Debtors and the Holders of such Claims or among the Holders of such Claims and other Holders of Claims or Equity Interests, and, as of the Effective Date, any and all such Causes of Action, claims and counterclaims are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights or Causes of Action, claims or counterclaims against such Holder satisfied, compromised and settled in this manner.

          2.   Releases by the Debtors

          Except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, the Releasees, on and after the Effective Date, are deemed released by the Debtors and the Reorganized Debtors from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to each Releasee's obligations to repay its obligations under the D&O Credit Facilities. As of the Date of the Disclosure Statement, the Lender Subcommittee, the Note Subcommittee and the Debtors have not agreed on the scope of these provisions.

          3.   Releases by Holders of Claims

          On and after the Effective Date, each Holder of a Claim (a) who has accepted the Plan or (b) who is entitled to receive a distribution of property in connection with or is classified under with the Plan, shall be deemed to have unconditionally released the Releasees from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of a Debtor,
(x) a Debtor or Reorganized Debtor, (y) the Chapter 11 Cases, or (z) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents. No portion of the limited releases by the Holders of Claims in any way impairs any Cause of Action, liability, Claim or right arising out of or relating to their obligations to repay the D&O Credit Facilities. As of the Date of the Disclosure Statement, the Lender Subcommittee, the Note Subcommittee and the Debtors have not agreed on the scope of these provisions.

          4.   Exculpation

          The Debtors, Reorganizing Debtors, the Releasees, Noteholder Subcommittee, Lender Subcommittee and the Official Committees, the Unofficial Noteholder Committee, Unofficial Bank Committee and their respective members, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors.

          5.   Preservation of Rights of Action

               (a)  The Debtors' Retained Causes of Action

          Except as otherwise provided in the Plan, the Reorganized Debtors shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases, including the actions specified on Exhibit G of the Disclosure Statement.

          The Debtors have reviewed available information regarding Causes of Action against other parties or entities, which investigation has not been completed and is ongoing, except with respect to compromises and settlements under the Plan. In addition, due to the size and scope of the Debtors' business operations and the multitude of business transactions therein, there may be numerous other Causes of Actions which currently exist or may subsequently arise, in addition to the matters identified below. The Debtors are also continuing to investigate and assess which Causes of Action may be pursued. The Debtors do not intend, and it should not be assumed that because any existing or potential claims or Causes of Action have not yet been pursued by the Debtors or do not fall within the list below, that any such claims or Causes or Action have been waived. Under the Plan, the Debtors retain all rights to pursue any and all Causes of Action to the extent the Debtors, deem appropriate (under any theory of law, including, without limitation, the Bankruptcy Code and any applicable local, state, or federal law, in any court or other tribunal, including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases), including, without limitation:

                    (i)    Objections to Claims under the Plan

                    (ii) Any and all litigation or Causes of Action of the Debtors relating to the Causes of Action listed on Exhibit G

                    (iii) Any other litigation or Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' businesses, assets or operations or otherwise affecting the Debtors, including, without limitation, possible claims against the following types of parties for the following types of claims:

                           o Possible claims against vendors, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters;

                           o Possible claims against utilities or other persons or parties for wrongful or improper termination of services to the Debtors;

                           o Failure of any persons or parties to fully perform under contracts with the Debtors before the assumption or rejection of the subject contracts;

                           o     Mechanic's lien claims of the Debtors;

                           o Possible claims for deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, factor or other person;

                           o Possible claims for damages or other relief against any party arising out of employee, management or operational matters;

                           o Possible claims for damages or other relief against any party arising out of financial reporting;

                           o Possible claims for damages or other relief against any party arising out of environmental, asbestos and product liability matters;

                           o Actions against insurance carriers relating to coverage, indemnity or other matters;

                           o Counterclaims and defenses relating to notes or other obligations;

                           o Possible claims against local, state and federal taxing authorities (including, without limitation, any claims for refunds of overpay-ments);

                           o Possible claims against attorneys, accountants or other professionals relating to services rendered to the Debtors;

                           o Contract, tort, or equitable claims which may exist or subsequently arise;

                           o Except as otherwise provided in the Plan or other Final Order, any intracompany or intercompany claims of the Debtors;

                           o Any claims of the Debtors arising under section 362 of the Bankruptcy Code;

                           o     Equitable subordination claims arising under
                                 section 510 of the Bankruptcy Code or other applicable law; and

                           o Turnover claims arising under sections 542 or 543 of the Bankruptcy Code.

                           o Claims relating to any of the Debtors' mergers or acquisitions.

                           o Any and all claims arising under chapter 5 of the Bankruptcy Code, including but not limited to, preferences under section 547 of the Bankruptcy Code.

               (b) Preservation of All Causes of Action Not Expressly Settled or Released

          Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors, and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, Claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been waived, relinquished, released, compromised or settled in the Plan or a Final Order. In addition, the Debtors and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised or settled that is alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

          Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors subsequent to the Effective Date and may, to the extent not theretofore waived, relinquished, released, compromised or settled, be the subject of an action after the Effective Date, whether or not
(i) such Person has Filed a proof of Claim against the Debtors in the Chapter 11 Cases; (ii) such Person's proof of Claim has been objected to; (iii) such Person's Claim was included in the Debtors' Schedules; or (iv) such Person's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

          6.   Discharge of Claims and Termination of Equity Interests

          Except as otherwise provided in the Plan, and except with respect to the Liquidating Debtors: (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Reorganizing or Reorganized Debtors or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in, the Reorganizing or Reorganized Debtors shall be satisfied, discharged and released in full and (3) all Persons and Entities shall be precluded from asserting against the Reorganizing or Reorganized Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

          7.   Injunction

          Except as otherwise expressly provided in the Plan or obligations issued pursuant to the Plan, all Persons who have held, hold or may hold Claims or Equity Interests in the Reorganizing Debtors are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Reorganized Debtors; (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against the Reorganized Debtors; (c) creating, perfecting, or enforcing any encumbrance of any kind against the Reorganized Debtors; (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Reorganizing Debtors or against the property of the Reorganizing Debtors, their estates or the Reorganized Debtors with respect to any such Claim or Equity Interest; and (e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Cause of Action released or settled hereunder.

M.        RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

               (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

               (b) grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

               (c) resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract and unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to
Article VI of the Plan to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

               (d) ensure that distributions to Holders of Allowed Claims and Allowed Equity Interests are accomplished pursuant to the provisions of the Plan;

               (e) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

               (f) enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

               (g) resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

               (h) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation or enforcement of the Plan, except as otherwise provided herein;

               (i) resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

               (j) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

               (k) determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

               (l) enter an order and/or final decree concluding the Chapter 11 Cases.

N.        MISCELLANEOUS PROVISIONS

          Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.

          1.   Modification of the Plan Supplement

          Modification of or amendments to the Plan Supplement, may be Filed with the Bankruptcy Court no later than ten days before the Confirmation Hearing. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XII.E of the Plan. Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement by contacting Bankruptcy Management Corporation at 1-888-909-0100 or review such documents on the internet at www.bmccorp.net/conseco. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

          2.   Effectuating Documents, Further Transactions and Corporation
               Action

          Each of the Debtors and the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the notes and securities issued pursuant hereto.

          Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the shareholders or directors of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation laws of the State of Delaware, the State of Indiana or the State of Illinois without any requirement of further action by the shareholders or directors of the Debtors or the Reorganized Debtors.

          3.   Dissolution of the Official Committees

          Upon the Effective Date, the Official Committees shall dissolve, except with respect to any appeal of an order in the Chapter 11 Cases and applications for Professional Fees, and members shall be released and discharged from all rights, duties and liabilities arising from, or related to, the Chapter 11 Cases.

          4.   Payment of Statutory Fees

          All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

          5.   Modification of Plan

          Subject to the limitations contained in the Plan, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and (2) after the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, may (with the consent of the Official Committees whose consent shall not be unreasonably withheld, delayed or denied), upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, provided however, that (i) no material modification of the Plan that adversely affects the treatment of Class 6A, 7A, or 5B shall be made without the written consent of the Noteholder Subcommittee and (ii) no material modification of the Plan that adversely affects the treatment of Classes 5A, 4B or 5B shall be made without the written consent of the Lender Subcommittee.

          6.   Revocation of Plan

          The Debtors reserve the right (with the prior consent of the Official Committees) to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If a

Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by such Debtor or any other Person.

          7.   Successors and Assigns

          The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person.

          8.   Reservation of Rights

          Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

          9.   Section 1146 Exemption

          Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument or transfer from a Debtor to a Reorganized Debtor, or any other Person or entity pursuant to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          10.  Further Assurances

          The Debtors, the Reorganized Debtors and all Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

          11.  Service of Documents

          Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors or the Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

Conseco, Inc.
CIHC, Incorporated
CTIHC, Inc.
Partners Health Group, Inc.
11825 N. Pennsylvania Street
P.O. Box 1911 (46082)
Carmel, Indiana 46032
Attn:    General Counsel
         with copies to:
         --------------
         Kirkland & Ellis
         200 E. Randolph Drive
         Chicago, Illinois 60601
         Attn:    James H.M. Sprayregen, P.C.
                  Anne M. Huber
                  Anup Sathy

          12.  Transactions on Business Days

          If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

          13.  Filing of Additional Documents

          On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

          14.  Term of Injunctions or Stays

          Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

                                      VII.
                        VOTING AND CONFIRMATION PROCEDURE

          The following is a brief summary regarding the acceptance and confirmation of the Plan. Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys. Additional information regarding voting procedures is set forth in the Notices accompanying this Disclosure Statement.

A.        VOTING INSTRUCTIONS

          This Disclosure Statement, accompanied by a Ballot to be used for voting on the Plan, is being distributed to Holders of Claims and Equity Interests in Classes 4A, 5A-1, 5A-2, 6A, 7A, 8A, 10A, 11A-1, 11A-2, 12A, 4B-1,
4B-2, 5B and 6B. Only Holders in these Classes are entitled to vote to accept or reject the Plan and may do so by completing the Ballot and returning it in the envelope provided. Beneficial owners who receive a return envelope addressed to their Nominee should allow enough time for their vote to be received by the Nominee and processed on a Master Ballot. In light of the benefits of the Plan for each Class of Claims and Equity Interests, the Debtors recommend that Holders of Claims and Equity Interests in each of the Impaired Classes vote to accept the Plan and return the Ballot.

          BALLOTS AND MASTER BALLOTS CAST BY HOLDERS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE AT THE FOLLOWING ADDRESSES:


If by U.S. Mail:                                        If by courier/hand delivery:
---------------                                         ---------------------------
Bankruptcy Management Corporation                       Bankruptcy Management Corporation
Attention: Conseco, Inc. Solicitation Agent             Attention: Conseco, Inc. Solicitation Agent
PO Box 1098                                             1330 E. Franklin Avenue
El Segundo, CA 90245-1098                               El Segundo, CA 90245


          IF YOU HAVE ANY QUESTIONS ON VOTING PROCEDURES, PLEASE CALL BANKRUPTCY MANAGEMENT CORPORATION TOLL FREE AT (888) 909-0100.

          BALLOTS ARE ACCOMPANIED BY RETURN ENVELOPES WHENEVER POSSIBLE. IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE (I.E., AN INTERMEDIARY), PLEASE ALLOW ADDITIONAL TIME FOR YOUR VOTE TO BE PROCESSED BY THE NOMINEE AND VOTED ON A MASTER BALLOT. IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURE, CONTACT THE APPLICABLE INTERMEDIARY OR THE SOLICITATION AGENT. ANY BALLOT, OR MASTER BALLOT VOTED BY YOUR NOMINEE ON YOUR BEHALF, RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED.

          ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST OR ANY COMBINATION OF BALLOTS REPRESENTING CLAIMS OR EQUITY INTERESTS IN THE SAME CLASS HELD BY THE SAME HOLDER BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED AN ACCEPTANCE OF THE PLAN.

          The Debtors will publish the Confirmation Hearing Notice in the national edition of The Wall Street Journal, the national edition of The USA Today, Chicago Tribune, Minneapolis Star Tribune, Indianapolis Star, and St. Paul Pioneer Press, which will contain the Plan Objection Deadline and Confirmation Hearing, in order to provide notification to persons who may not otherwise receive notice by mail.

For all Holders:

          By signing and returning a Ballot, each Holder of Claims and Equity Interests in Classes 4A, 5A, 6A, 7A, 8A, 10A, 11A, 12A, 4B, 5B and 6B will also be certifying to the Bankruptcy Court and the Debtors that, among other things:

          o such Holder has received and reviewed a copy of the Disclosure Statement and related Ballot and/or Master Ballot and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth in the Plan;

          o such Holder has cast the same vote on every Ballot completed by such Holder with respect to holdings of such Class of Claims or Equity Interests;

          o no other Ballots with respect to such Class of Claims or Equity Interests have been cast or, if any other Ballots have been cast with respect to such Class of Claims or Equity Interests, such earlier Ballots are thereby revoked;

          o the Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder; and

          o except for information provided by the Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan.

          By signing and returning a Ballot, each Holder of Claims and Equity Interests also acknowledges that the securities being distributed pursuant to the Plan are not being distributed pursuant to a registration statement filed with the Securities and Exchange Commission or with any securities authority outside of the United States and represents that any such securities will be acquired for its own account and not with a view to any distribution of such securities in violation of the Securities Act. It is expected that when issued pursuant to the Plan, except with respect to entities deemed to be underwriters, such securities will be exempt from the registration requirements of the Securities Act by virtue of section 1145 of the Bankruptcy Code and may be resold by the Holders thereof subject to the provisions of section 1145.

B.        VOTING TABULATION

          In tabulating votes, the following rules shall be used to determine the claim amount associated with a creditor's vote:

          o If the Debtors do not object to a claim, the claim amount for voting purposes shall be the claim amount contained on a timely filed proof of claim or, if no proof of claim was filed, the non-contingent, liquidated and undisputed claim amount listed in the Debtors' schedules of liabilities.

          o If the Debtors object to a claim, such creditor's Ballot shall not be counted in accordance with Bankruptcy Rule 3018(a), unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

          o If a creditor casts a Ballot and is listed on the Debtors' schedules of liabilities as holding a claim that is contingent, unliquidated or disputed, such creditor's Ballot shall not be counted in accordance with Bankruptcy Rule 3018(a), unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

          o If a creditor believes that it should be entitled to vote on the Plan, then such creditor must serve on the Debtors and file with the Court a motion for an order pursuant to Bankruptcy Rule 3018(a) (a "Rule 3018(a) Motion") seeking temporary allowance for voting purposes. Such Rule 3018(a) Motion, with evidence in support thereof, must be filed by the Plan Objection Deadline.

          o Ballots cast by creditors whose claims are not listed on the Debtors' schedules of liabilities, but who timely file proofs of claim in unliquidated or unknown amounts that are not the subject of an objection filed before the commencement of the Confirmation Hearing, will count for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will count as ballots for claims in the amount of $1.00 solely for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code.

          o In the case of publicly-held securities, the principal amount or number of shares according to the records of the transfer agent for the particular series of securities, including a further breakdown, in the case of The Depository Trust Company ("DTC"), of the individual nominee holders which are DTC participants, as of the Voting Record Date, shall be the claim or interest amount, except that in no event shall a nominee holder be permitted to vote in excess of its position in DTC as of the Voting Record Date.

          The Claim amount or Equity Interest amount established through the above process controls for voting purposes only and does not constitute the Allowed amount of any Claim or Equity Interest for distribution purposes.

          To ensure that its vote is counted, each Holder of a Claim or Equity Interest must (a) complete a Ballot; (b) indicate the Holder's decision either to accept or reject the Plan in the boxes provided in the respective Ballot; and
(c) sign and return the Ballot to the address set forth on the envelope enclosed therewith (if included).

          The Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or Equity Interest or an assertion or admission of a Claim or Equity Interest.

          If a Holder holds Claims or Equity Interests in more than one Class under the Plan, the Holder may receive more than one Ballot coded for each Class of Claims or Equity Interests held by such Holder.

          Creditors shall not split their vote within a claim; thus, each creditor shall be deemed to have voted the full amount of its claims or equity interests either to accept or reject the Plan.

          Except to the extent the Debtors so determine or as permitted by the Bankruptcy Court, Ballots received after the Voting Deadline will not be accepted or counted by the Debtors in connection with the Debtors' request for confirmation of the Plan. The method of delivery of Ballots to be sent to the Solicitation Agent is at the election and risk of each Holder of a Claim or Equity Interest. Except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot is actually received by the Solicitation Agent. In all cases, sufficient time should be allowed to assure timely delivery. Original executed Ballots or Master Ballots are required. Delivery of a Ballot or Master Ballot by facsimile, e-mail or any other electronic means will not be accepted. No Ballot or Master Ballot should be sent to the Debtors, any indenture trustee, or the Debtors' financial or legal advisors. The Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code). If the Debtors make material changes in the terms of the Plan or if the Debtors waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation, in each case to the extent directed by the Bankruptcy Court.

          If multiple Ballots or Master Ballots are received from or on behalf of an individual Holder of a Claim or Equity Interest with respect to the same claims or equity interests prior to the Voting Deadline, the last ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior ballot.

          If a Ballot or Master Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person shall be required to indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors to so act on behalf of a beneficial interest holder.

          The Debtors, in their sole discretion, subject to contrary order of the Bankruptcy Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting, and without notice. Except as otherwise provided herein, unless the Ballot or Master Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Debtors may, in their sole discretion, reject such Ballot or Master Ballot as invalid and, therefore, not count it in connection with confirmation of the Plan.

          In the event a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim or Equity Interest will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

          Any holder of impaired claims or equity interests who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Bankruptcy Rule 3018(a).

          The Debtors' interpretation of the terms and conditions of the Plan shall be final and binding on all parties, unless otherwise directed by the Bankruptcy Court.

          Subject to any contrary order of the Bankruptcy Court, the Debtors reserve the absolute right to reject any and all Ballots and Master Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code. Subject to any contrary order of the Bankruptcy Court, the Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot or Master Ballot unless otherwise directed by the Bankruptcy Court. Neither the Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots or Master Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Court, delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots and Master Ballots previously furnished (as to which any irregularities have not theretofor been cured or waived) will not be counted.

C.        VOTING PROCEDURES

          The Voting Record Date for purposes of determining which Holders of Claims and Equity Interests are entitled to vote on the Plan is ___________, 2003.

          1.   Beneficial Holders

          Any Beneficial Holder of Claims and Equity Interests holding as a record holder in its own name, shall vote on the Plan by completing and signing the Ballot and returning it to the Solicitation Agent.

          Any Beneficial Holder of Claims and Equity Interests who holds in "street name" through a Nominee shall vote on the Plan either (i) if the Nominee has provided a prevalidated Ballot, by completing and signing the prevalidated Ballot and returning it directly to the Solicitation Agent or (ii) by promptly completing and signing the Ballot and returning it to the Nominee in sufficient time to allow the Nominee to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline.

          Any Ballot returned to a Nominee by a Beneficial Holder will not be counted for purposes of accepting or rejecting the Plan until such Nominee properly completes and delivers to the Solicitation Agent a Master Ballot that reflects the vote of such Beneficial Holder.

          2.   Nominees

          Because of the complexity and difficulty associated with reaching beneficial owners of publicly traded securities, many of which hold their securities in brokerage accounts and through several layers of ownership, the Debtors are distributing a Ballot (a) to each record holder of the Secured Note Claims, Exchange Note Claims, Original Note Claims, Trust Related Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests as of the Voting Record Date (as discussed in Section VII.C.1 above) and (b) an appropriate number of copies to each bank or brokerage firm (or the agent or other Nominee therefor) identified by the Solicitation Agent as an entity through which beneficial owners hold the Secured Note Claims, Exchange Note Claims, Original Note Claims, Trust Related Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests. Each Nominee will be requested to immediately distribute a copy of this Disclosure Statement and accompanying materials including the Ballots to all Beneficial Holders for which it holds the Secured Note Claims, Exchange Note Claims, Original Note Claims, Trust Related Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests. Each Nominee must summarize the individual votes of its respective individual Beneficial Holders from their individual Beneficial Holders' Ballots on a Master Ballot and shall return such Master Ballot to the Solicitation Agent. These procedures will enable the Debtors to transmit materials to the Holders of its publicly traded securities and afford Beneficial Holders of the Secured Note Claims, Exchange Note Claims, Original Note Claims, Trust Related Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests a fair and reasonable opportunity to vote. In order for votes to be counted, all Ballots and Master Ballots received from the Debtors must be returned to the Solicitation Agent by the Voting Deadline as indicated on the Ballots.

          A Nominee may also pre-validate a Ballot for Holders of Secured Note Claims, Exchange Note Claims, Original Note Claims, Trust Related Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests by completing all the information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot to the Beneficial Holder for voting. The Ballot may then be delivered directly to the Solicitation Agent in the return envelope provided with the Ballot.

          If a Beneficial Holder holds Secured Note Claims, Exchange Note Claims, Original Note Claims, Trust Related Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests or any combination thereof through more than one Nominee, such Beneficial Holder should execute a separate Ballot for each block of Secured Note Claims, Exchange Note Claims, Original Note Claims, Trust Related Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests that it holds through any Nominee and (unless the ballot was "prevalidated") return the Ballot to the respective Nominee that holds the Secured Note Claims, Exchange Note Claims, Original Note Claims, Trust Related Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests.

          If a Beneficial Holder holds a portion of its Secured Note Claims, Exchange Note Claims, Original Note Claims, Old CNC Preferred Stock Interests and Old CNC Common Stock Interests through a Nominee and another portion directly or in its own name as the record holder, such Beneficial Holder should follow the procedures described in Section VII.C.1 above to vote the portion held in its own name and the procedures described in Section VII.C.2 above to vote the portion held by the Nominee or Nominees.

D.        THE CONFIRMATION HEARING

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

          The Bankruptcy Court has scheduled the Confirmation Hearing for [__________], 2003 before the Honorable Carol A. Doyle, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Northern District of Illinois, located at the Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604, Courtroom ____. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

          Objections to confirmation of the Plan must be filed and served on or before [__________], 2003 in accordance with the Confirmation Hearing Notice accompanying this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE APPROVAL ORDER, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

E.        STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

          At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Court have been satisfied. If so, the Bankruptcy Court shall enter the Confirmation Order. The Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

          o The Plan complies with the applicable provisions of the Bankruptcy Code.

          o The Debtors, as Plan proponent, will have complied with the applicable provisions of the Bankruptcy Code.

          o The Plan has been proposed in good faith and not by any means forbidden by law.

          o Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, this Bankruptcy Case, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

          o With respect to each Class of Impaired Claims or Equity Interests, either each Holder of a Claim or Equity Interest of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code.

          o Each Class of Claims or Equity Interests that is entitled to vote on the Plan has either accepted the Plan or is not impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to section 1129(b) of the Bankruptcy Code.

          o Except to the extent that the Holder of a particular Claim will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative, Allowed Priority Tax Claims and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as practicable.

          o At least one Class of Impaired Claims or Equity Interests will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.

          o Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

          o All fees of the type described in 28 U.S.C.ss. 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

          o The Plan addresses payment of retiree benefits in accordance with
          Section 1114 of the Bankruptcy Code.

          The Debtors believe that (a) the Plan satisfies or will satisfy all of the statutory requirements of Chapter 11 of the Bankruptcy Code, (b) they have complied or will have complied with all of the requirements of Chapter 11 and
(c) the Plan has been proposed in good faith.

          1.   Best Interests of Creditors Test/Liquidation Analysis

          Before the Plan may be confirmed, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each Class, that each Holder of a Claim or Equity Interest in such Class either (a) has accepted the Plan or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such person would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

          In chapter 7 liquidation cases, unsecured creditors and interest holders of a debtor are paid from available assets generally in the following order, with no lower Class receiving any payments until all amounts due to senior Classes have been paid fully or payment provided for:

          o Secured creditors (to the extent of the value of their collateral).

          o Priority creditors.

          o Unsecured creditors.

          o Debt expressly subordinated by its terms or by order of the Bankruptcy Court.

          o Equity Interest Holders.

            (a) Liquidation Analysis of CNC and CIHC

          As described in more detail in the Liquidation Analysis set forth on Exhibit A attached hereto, the Debtors believe that the value of any distributions in a chapter 7 case would be less than the value of distributions under the Plan because, among other reasons, such distributions in a chapter 7 case may not occur for a longer period of time thereby reducing the present value of such distributions. In this regard, it is possible that distribution of the proceeds of a liquidation could be delayed for a period in order for a chapter 7 trustee and its professionals to become knowledgeable about the Bankruptcy Case and the Claims against the Debtors. In addition, proceeds received in a chapter 7 liquidation are likely to be significantly discounted due to the distressed nature of the sale, and the fees and expenses of a chapter 7 trustee would likely exceed those of the Estate Representative (thereby further reducing Cash available for distribution).

            (b) Liquidation Analysis of PHG and CTIHC

          PHG and CTIHC believe that the value of any distributions in a chapter 7 case would be less than the value of distributions under their respective Subplans.

          On January 2, 2003, PHG filed its schedules and statement of financial affairs. In those documents, PHG disclosed that it has no assets, and $105,955 of unsecured liabilities owed to CIHC. PHG's Subplan provides that CIHC will receive no distribution on account of this claim, and CIHC has consented to this treatment.

          On January 2, 2003, CTIHC filed its schedules and statement of financial affairs. In those documents, CTIHC discloses that it has liquid assets of $2,607, an intercompany claim of unknown value and potential causes of action. Although CTIHC is a named defendant in a pending lawsuit, CTIHC's liabilities are unknown at this time. CTIHC's Subplan proposes that if an unsecured claim is allowed against CTIHC, then such creditor will receive the stock of CTIHC.

          PHG's and CTIHC's schedules are available at www.bmccorp.net/conseco or by contacting the Debtors' notice agent at 1-888-909-0100.

          2.   Financial Feasibility

          The Bankruptcy Code requires the Bankruptcy Court to find, as a condition to confirmation, that confirmation is not likely to be followed by the liquidation of Debtors or the need for further financial reorganization, unless such liquidation is contemplated by the Plan. For purposes of showing that the Plan meets this feasibility standard, the Debtors, together with Lazard, have analyzed (taking into account the Company's Projections) the ability of the Reorganized Debtors to meet its obligations under the Plan and to retain sufficient liquidity and capital resources to conduct its businesses.

          The Debtors believe that with a significantly deleveraged capital structure, the Company's business will be able to return to viability. The decrease in the amount of debt on the Company's balance sheet will substantially reduce its interest expense, improving its cash flow. Based on the terms of the Plan, at emergence the Company will have $1.4 billion of debt in contrast to more than $6.4 billion of debt and Trust Preferred Securities obligations prior to the restructuring.

          The Projections indicate that the Company should have sufficient cash flow to pay and service its debt obligations and to fund its operations. Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of section 1129(a)(11) of the Bankruptcy Code.

          3.   Acceptance by Impaired Classes

          The Bankruptcy Code requires, as a condition to confirmation, that each Class of Claims or Equity Interests that is impaired under the Plan accept the Plan, with the exception described in the following section. A Class that is not "impaired" under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such Class is not required. A Class is "impaired" unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the Claim or Equity Interest entitles the Holder of such Claim or Equity Interest or (b) cures any default and reinstates the original terms of the obligation.

          4.   Confirmation Without Acceptance by All Impaired Classes

          Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan, even if such plan has not been accepted by all Impaired Classes entitled to vote on such plan, provided that such plan has been accepted by at least one Impaired Class.

          Section 1129(b) of the Bankruptcy Code states that notwithstanding the failure of an Impaired Class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as "cram-down," so long as the plan does not "discriminate unfairly," and is "fair and equitable" with respect to each Class of Claims or Equity Interests that is impaired under, and has not accepted, the plan.

          In general, a plan does not discriminate unfairly if it provides a treatment to the class that is substantially equivalent to the treatment that is provided to other classes that have equal rank. In determining whether a plan discriminates unfairly, courts will take into account a number of factors, including the effect of applicable subordination agreements between parties. Accordingly, two classes of unsecured creditors could be treated differently without unfairly discriminating against either class.

          The condition that a plan be "fair and equitable" with respect to a non-accepting Class of secured claims includes the requirements that (a) the Holders of such secured claims retain the liens securing such Claims to the extent of the allowed amount of the Claims, whether the property subject to the liens is retained by debtor or transferred to another entity under the plan and
(b) each Holder of a secured claim in the Class receives deferred Cash payments totaling at least the allowed amount of such Claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant's interest in the debtor's property subject to the liens.

          The condition that a plan be "fair and equitable" with respect to a non-accepting Class of unsecured claims includes the following requirement that either: (a) the plan provides that each Holder of a Claim of such Class receive or retain on account of such Claim property of a value, as of the effective date of the plan, equal to the allowed amount of such Claim; or (b) the Holder of any Claim or Equity Interest that is junior to the Claims of such Class will not receive or retain under the plan on account of such junior Claim or Equity Interest any property.

          The condition that a plan be "fair and equitable" with respect to a non-accepting Class of Equity Interests includes the requirements that either:
(a) the plan provide that each Holder of an Equity Interest in such Class receive or retain under the plan, on account of such Equity Interest, property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such Holder is entitled, (ii) any fixed redemption price to which such Holder is entitled or
(iii) the value of such interest; or (b) if the Class does not receive such an amount as required under (a), no Class of Equity Interests junior to the non-accepting Class may receive a distribution under the plan.

                                     VIII.
                                  RISK FACTORS

HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.        CERTAIN BANKRUPTCY CONSIDERATIONS

The Bankruptcy Filing May Further Disrupt Our Operations and the Operations of Our Subsidiaries.

          The impact that the Chapter 11 Cases may have on our operations and the operations of our subsidiaries cannot be accurately predicted or quantified. Since the announcement of our intention to seek a restructuring of our capital in August 2002 and the filing of the Chapter 11 Cases, we have suffered significant disruptions in our operations. Our leveraged condition and liquidity difficulties have eliminated CFC's access to the securitization markets, which have historically served as CFC's main source of funding. As a result, CFC has had to terminate the origination of loans which it is unable to sell profitably in the whole-loan market. In addition, insurance regulators in each of the states in which our insurance subsidiaries are domiciled have been monitoring the Company's activities associated with its financial restructuring. Our two insurance subsidiaries domiciled in Texas each entered into consent orders with the Commissioner of Insurance for the State of Texas, which, among other things, has limited their ability to pay dividends without regulatory approval and to make disbursements other than in the ordinary course of business. In August 2002, A.M. Best further downgraded the financial strength ratings of our primary insurance subsidiaries to "B (fair)." These ratings downgrades and other adverse publicity concerning the Company's financial condition have caused sales of our insurance products to decline and policyholder redemptions and lapses to increase. In some cases, we have experienced defections among our sales force of agents and/or have increased commissions in order to retain them.

          The continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could further adversely affect our operations and relationship with our customers, employees, regulators, distributors and agents. If confirmation and consummation of the Plan do not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for professional fees and similar expenses. In addition, prolonged Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with our financial reorganization instead of focusing on the operation of our business.

We May Not Be Able to Obtain Confirmation of the Plan.

          We cannot assure you that we will receive the requisite acceptances to confirm the Plan. Even if we receive the requisite acceptances, we cannot assure you that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity holder might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes.
Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, (i) a finding by the Bankruptcy Court that the Plan "does not unfairly discriminate" and is "fair and equitable" with respect to any non-accepting Classes, (ii) confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and
(iii) the value of distributions to non-accepting Holders of claims and interests within a particular Class under the Plan will not be less than the value of distributions such Holders would receive if the Company were liquidated under chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, we believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and costs associated with any such chapter 7 case. We believe that Holders of Equity Interests in Conseco would receive no distribution under either a liquidation pursuant to chapter 7 or chapter 11.

          The confirmation and consummation of the Plan are also subject to certain conditions described in Section VI.L above. If the Plan is not confirmed, it is unclear whether a restructuring of Conseco could be implemented and what distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative reorganization could not be agreed to, it is possible that we would have to liquidate our assets, in which case it is likely that Holders of Claims and Equity Interests would receive substantially less favorable treatment than they would receive under the Plan.

The Bankruptcy Court May Not Subordinate Certain Litigation Under Section 510(b) of the Bankruptcy Code.

          As described in Section VI.H above, eight purported securities fraud class action lawsuits have been filed in the United States District Court for the Southern District of Indiana. The Debtors will seek to subordinate the claims related to these lawsuits under section 510(b) of the Bankruptcy Code. If these claims are not subordinated, then they would be treated as General Unsecured Claims. The maximum exposure to the Debtors from these lawsuits is estimated to be approximately $275 million.

          As described in Section VI.H above, in October 2002, Roderick Russell, on behalf of himself and a class of persons similarly situated, and on behalf of the ConsecoSavePlan, filed an action in the United States District Court for the Southern District of Indiana against CNC, Conseco Services and certain current and former officers of CNC (Roderick Russell, et al. v Conseco, Inc., et al, Case No. I :02-CV -1639 LJM). The purported class action consists of all individuals whose 401(k) accounts held common stock of CNC at any time from April 28, 1999 through the present. The Debtors will seek to subordinate the claims related to this lawsuit under section 510(b) of the Bankruptcy Code. If these claims are not subordinated, then they would be treated as General Unsecured Claims. The maximum exposure to the Debtors from this lawsuit is estimated to be approximately $53 million.

Our Valuation of Reorganized CNC May Be Challenged.

          The Debtors believe based on, among other things, the valuation included herein, that the approximate midpoint enterprise value of Reorganized CNC is $3.8 billion. This is significantly less than the value that would be required to provide a recovery to the holders of Trust Preferred Securities or the equity securities of CNC. The holders of the Trust Preferred Securities and the holders of equity securities of CNC, among others, may oppose confirmation of the Plan alleging that value of Reorganized CNC is higher than $3.8 billion and that the Plan thereby improperly extinguish their rights to recoveries under the Plan. At the Confirmation Hearing, the Bankruptcy Court will hear evidence regarding the views of the Debtors and opposing parties (if any) with respect to the valuation of Reorganized CNC. Based on that evidence, the Bankruptcy Court will determine the appropriate valuation for Reorganized CNC for purposes of the Plan. The Debtors believe that $3.8 billion is the appropriate valuation. We cannot, however, assure you that the Bankruptcy Court will adopt our valuation of Reorganized CNC.

General Unsecured Claims Against CNC or CIHC May Be Diluted.

          Under the Reorganizing Subplans, the Reorganizing Debtors propose to distribute all or substantially all of the New CNC Common Stock to Holders of Original Note Claims, Exchange Note Claims and Reorganizing Debtor General Unsecured Claims. Disputed litigation claims, however, may materially impact the amount of General Unsecured Claims against CNC and CIHC. In addition, there may be other Claims asserted by unknown parties. If such Claims are Allowed, they will dilute the percentage of shares distributed to Holders of Original Note Claims, Exchange Note Claims and Reorganizing Debtor General Unsecured Claims.

Parties in Interest May Object to Our Classification of Claims.

          Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. We believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

We May Object to the Amount or Classification of a Claim.

         We reserve the right to object to the amount or classification of any Claim or Equity Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any creditor or equityholder whose Claim or Equity Interest is subject to an objection. Any such Holder of a Claim or Equity Interest may not receive its specified share of the estimated distributions described in this Disclosure Statement.

B.        FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE
          PLAN

We May Not Be Able to Achieve Our Projected Financial Results.

          We may not be able to meet our projected financial results or achieve the revenue or cash flow that we have assumed in projecting our future business prospects. If we do not achieve these projected revenue or cash flow levels, we may lack sufficient liquidity to continue operating as planned after the Effective Date. Our financial projections represent management's view based on currently known facts and hypothetical assumptions about our future operations. However, the Projections set forth on Exhibit B attached hereto do not guarantee our future financial performance.

The Plan Exchanges Senior Securities for Junior Securities.

          If the Plan is confirmed and consummated, holders of Original Notes and Exchange Notes will, and holders of Secured Notes may, receive shares of New CNC Common Stock, and the Lenders will receive shares of New CNC Preferred Stock and New CNC Warrants. Thus, in agreeing to the Plan, the Lenders and holders of Original Notes and Exchange Notes will be consenting to the exchange of their interests in senior debt, which has a stated interest rate, a maturity date, a liquidation preference over equity securities and, in the case of the Lenders and holders of the Exchange Notes, a guaranty, for shares of New CNC Preferred Stock, New CNC Warrants or New CNC Common Stock, as applicable, which will be subordinate to all creditor claims, and, in the case of New CNC Common Stock and New CNC Warrants, the claims of holders of New CNC Preferred Stock.

A Liquid Trading Market for the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants May Not Develop.

          Although the Company intends to apply to list the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants on a national securities exchange or NASDAQ, we cannot assure you that we will be able to obtain these listings or, even if we do, that liquid trading markets for the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants will develop. The liquidity of any market for the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants will depend, among other things, upon the number of Holders of New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants, our financial performance, and the market for similar securities, none of which can be determined or predicted. Therefore, we cannot assure you that an active trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be.

The Trading Price For the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants May Be Depressed Following the Effective Date.

          Assuming consummation of the Plan, the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants will be issued substantially simultaneously to Holders of Claims and Equity Interests who had originally purchased other securities of the Company or who purchased such securities before the need for the financial restructuring of the Company became manifest. Following the Effective Date, such Holders may seek to dispose of the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants in an effort to obtain liquidity, which could cause the initial trading prices for these securities to be depressed, particularly in light of the lack of established trading markets for these securities.

The Estimated Valuation of Reorganized CNC and the New CNC Preferred Stock and New CNC Common Stock, and the Estimated Recoveries to Holders of Claims and Equity Interests, is Not Intended to Represent the Trading Values of the New CNC Preferred Stock and New CNC Common Stock.

          The estimated valuation of the Company set forth in Section II.J above, prepared by Lazard at the request of the Company and based on the Projections developed by the Company's management, is based on commonly accepted valuation analyses and is not intended to represent the trading values of Reorganized CNC's securities in public or private markets. This valuation analysis is based on numerous assumptions (the realization of many of which is beyond our control), including, among other things, our successful reorganization, an assumed Effective Date of June 1, 2003, our ability to achieve the operating and financial results included in the Projections, our ability to maintain adequate liquidity to fund operations and the assumption that capital and equity markets remain consistent with current conditions. Even if we achieve the Projections, the trading market values for the New CNC Preferred Stock and New CNC Common Stock could be adversely impacted by the lack of trading liquidity for these securities, the lack of institutional research coverage and concentrated selling by recipients of these securities.

The Trading Price of the New CNC Common Stock May be Adversely Affected by Potential Dilution Caused by the New CNC Preferred Stock, the New CNC Warrants and Management Options.

          In addition to the New CNC Common Stock, as of the Effective Date, there will be issued and New CNC Preferred Stock (which will be exchangeable or convertible into shares of New CNC Common Stock in the future), New CNC Warrants to purchase 5% of the New CNC Common Stock and management options exercisable for up to [__]% of the New CNC Common Stock. On and after 10 years from the Effective Date, the New CNC Preferred Stock will be exchangeable into shares of New CNC Common Stock based on the fair market value of the New CNC Common Stock on the date of exchange. On and after September 30, 2005, the New CNC Preferred Stock will be convertible into shares of New CNC Common Stock at a conversion price, to be measured on the 120th day following the Effective Date, equal to the average of the volume weighted average prices of the New CNC Common Stock for the immediately preceding 60 days. The potential dilution of the New CNC Common Stock from the conversion or exchange of the New CNC Preferred Stock, the exercise of the New CNC Warrants and the exercise of the management options may cause the market price of the New CNC Common Stock to trade significantly below the level that it otherwise would.

Certain Holders of New CNC Common Stock May Hold Substantial Interests in Reorganized CNC, Including Interests in Excess of 5%.

          During the pendency of the Chapter 11 Cases, there is no limitation on the trading of Claims. Accordingly, upon consummation of the Plan, certain Holders of Claims may receive distributions of New CNC Common Stock representing a substantial amount of the outstanding shares of New CNC Common Stock. If Holders of significant numbers of shares of New CNC Common Stock were to act as a group, such Holders could be in a position to control the outcome of actions requiring stockholder approval, including, among other things, election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Company and, consequently, impact the value of the New CNC Common Stock.

          Further, the possibility that one or more Holders of significant numbers of shares of New CNC Common Stock may determine to sell all or a large portion of their shares of New CNC Common Stock in a short period of time may adversely affect the market price of the New CNC Common Stock.

Reorganized CNC's Certificate of Incorporation Imposes Restrictions on the Voting Power of Significant Stockholders.

          In the event that any Person or group of affiliated Persons obtains direct or indirect beneficial ownership of shares of capital stock of Reorganized CNC providing such Person(s) in excess of 10% of the voting power with respect to a particular stockholder vote, such Person(s) will be entitled to vote only such number of shares of capital stock as do not in the aggregate equal or exceed 10% of the voting power with respect to that stockholder vote, unless, prior to that stockholder vote, the acquisition, ownership and voting of such shares of capital stock by such Person(s) in excess of 10% has been approved, or exempted from approval, pursuant to all applicable insurance regulatory requirements. See Section II.G, "Terms of New Securities and New Bank Debt to be Issued Pursuant to the Plan."

The New CNC Common Stock Will Be Issued in Odd Lots.

          Holders of Allowed Claims and Allowed Equity Interests may receive odd lot distributions (less than 100 shares) of New CNC Common Stock. Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased brokerage charges in connection with any such disposition.

We Do Not Expect to Pay Cash Dividends on the New CNC Preferred Stock and New CNC Common Stock For the Foreseeable Future.

          The terms of the New Credit Facility will limit, among other things, Reorganized CNC's ability to pay dividends, and it is not anticipated that any cash dividends will be paid on the New CNC Preferred Stock and New CNC Common Stock in the near future. See Section II.G., "Terms of New Securities and New Bank Debt to be Issued Pursuant to the Plan."

Certain Tax Consequences of the Plan Raise Unsettled and Complex Legal Issues and Involve Various Factual Determinations.

          Some of the material consequences of the Plan regarding United States federal income taxes are summarized in Article IX hereof. Many of these tax issues raise unsettled and complex legal issues, and also involve various factual determinations, such as valuations, that raise additional uncertainties. We cannot assure you that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought regarding the tax consequences described herein. In addition, we cannot assure you that the IRS will not challenge the various positions we have taken, or intend to take, with respect to our tax treatment, or that a court would not sustain such a challenge. FOR A MORE DETAILED DISCUSSION OF RISKS RELATING TO THE SPECIFIC POSITIONS WE INTEND TO TAKE WITH RESPECT TO VARIOUS TAX ISSUES, PLEASE REVIEW ARTICLE IX.

C.        RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

Our Degree of Leverage May Limit Our Financial and Operating Activities.

          We will have significant indebtedness even after the Plan is consummated. Further, our historical capital requirements have been significant and our future capital requirements could vary significantly and may be affected by general economic conditions, industry trends, performance, and many other factors that are not within our control. Recently, we have had difficulty financing our operations due, in part, to our significant losses and leveraged condition, and we cannot assure you that we will be able to obtain financing in the future. Even if the Plan is approved and consummated, we cannot assure you that we will not experience losses. Our profitability and ability to generate cash flow will likely depend upon our ability to successfully implement our business strategy and meet or exceed the results forecasted in the projections. However, we cannot assure you that we will be able to accomplish these results.

A Failure to Improve and Maintain the Financial Strength Ratings of Our Insurance Subsidiaries Could Negatively Impact Our Operations and Financial Results.

          An important competitive factor for our insurance subsidiaries is the ratings they receive from nationally recognized rating organizations. See "Description of Conseco's Business - The Company's Business - Competition". In July 2002, A.M. Best downgraded the financial strength ratings of Conseco's primary insurance subsidiaries to "B++ (Very Good)" and placed the ratings "under review with negative implications." On August 14, 2002, A.M. Best further lowered the financial strength ratings of our primary insurance subsidiaries from "B++ (very good)" to "B (fair)". The A.M. Best downgrades caused sales of our insurance products to decline and policyholder redemptions and lapses to increase. In some cases, the downgrades also caused defections among our independent agent sales force and increases in the commissions we must pay. These events have had a material adverse effect on our operations, financial results and liquidity.

          Although we currently expect our insurance subsidiaries to achieve a category "A" rating by the end of 2004, we cannot assure you that we will be able to achieve or maintain this rating. If we fail to achieve and maintain a category "A" rating, sales of our insurance products could continue to fall and additional existing policyholders may redeem or lapse their policies, adversely affecting our future operations, financial results and liquidity.

The Covenants in the New Credit Facility Restrict Our Activities and Require Us to Meet or Maintain Various Financial Ratios and Minimum Insurance Ratings.

          In connection with our reorganization, we will enter into the New Credit Facility with our lenders. We have agreed to a number of covenants and other provisions that restrict our ability to engage in various financing transactions and pursue certain operating activities without the prior consent of the lenders under the New Credit Facility. We have also agreed to meet or maintain various financial ratios and minimum financial strength ratings for our insurance subsidiaries. For instance, if we experience a ratings downgrade following confirmation of the Plan, if we fail to achieve an "A-" rating by a specified date following confirmation of the Plan or if we experience a ratings downgrade after achieving an "A-" rating, we will suffer an event of default under the New Credit Facility. Our ability to meet these financial and ratings covenants may be affected by events beyond our control. Although we expect to be in compliance with these requirements as of the Effective Date, these requirements represent significant restrictions on the manner in which we may operate our business. If we default under any of these requirements, the lenders could declare all outstanding borrowings, accrued interest and fees to be due and payable. If that were to occur, we cannot assure you that we would have sufficient liquidity to repay or refinance this indebtedness or any of our other debts.

CNC and CIHC are Holding Companies and Depend on their Subsidiaries for Cash.

          CNC and CIHC are holding companies with no business operations of their own; they depend on their operating subsidiaries for cash to make principal and interest payments on debt, and to pay administrative expenses and income taxes. The cash CNC and CIHC receive from insurance subsidiaries consists of fees for services, tax sharing payments, dividends and distributions, and from our non-insurance subsidiaries, loans and advances. A deterioration in the financial condition, earnings or cash flow of the material subsidiaries of CNC or CIHC for any reason could limit such subsidiaries' ability to pay cash dividends or other disbursements to CNC and/or CIHC, which, in turn, would limit CNC's and/or CIHC's ability to meet debt service requirements and satisfy other financial obligations.

          The ability of our insurance subsidiaries to pay dividends is subject to state insurance department regulations. These regulations generally permit dividends to be paid from earned surplus of the insurance company for any 12-month period in amounts equal to the greater of (or in a few states, the lesser of): (i) net gain from operations for the prior year; or (ii) 10% of surplus as of the end of the preceding year. Any dividends in excess of these levels require the approval of the director or commissioner of the applicable state insurance department. As described in "Events Leading to The Chapter 11 Case - Insurance Ratings and Regulatory Issues," Bankers National Life Insurance Company and Conseco Life Insurance Company of Texas (on behalf of itself and its subsidiaries), entered into consent orders with the Commissioner of Insurance for the State of Texas on October 30, 2002. These consent orders, among other things, limit the ability of our insurance subsidiaries to pay dividends.

          Although we believe that amounts required for us to meet our financial and operating obligations will be available from our subsidiaries and from funds currently held by CNC and CIHC, our results for future periods are subject to numerous uncertainties. We may encounter liquidity problems, which could affect our ability to meet our obligations while attempting to meet competitive pressures or adverse economic conditions.

The Obligations of CNC and CIHC are Structurally Subordinated to the Obligations of CNC's and CIHC's Subsidiaries.

          Because our operations are conducted through subsidiaries, claims of the creditors of those subsidiaries (including policyholders) will rank senior to claims to distributions from the subsidiaries, which we depend on to make payments on our obligations. CIHC's subsidiaries had indebtedness for borrowed money (including capitalized lease obligations but excluding indebtedness to affiliates), policy reserves and other liabilities of approximately $24.9 billion at September 30, 2002. The obligations of CNC and CIHC, as parent holding companies, will rank effectively junior to these liabilities.

          If an insurance company subsidiary were to be liquidated, that liquidation would be conducted under the insurance law of its state of domicile by such state's insurance regulator as the receiver with respect to such insurer's property and business. In the event of a default on our debt or our insolvency, liquidation or other reorganization, our creditors and stockholders will not have the right to proceed against the assets of our insurance subsidiaries or to cause their liquidation under federal and state bankruptcy laws.

Our Insurance Business Performance May Decline if Our Premium Rates Are Not Adequate.

          We set the premium rates on our health insurance policies based on facts and circumstances known at the time we issue the policies and on assumptions about numerous variables, including the actuarial probability of a policyholder incurring a claim, the severity, and the interest rate earned on our investment of premiums. In setting premium rates, we consider historical claims information, industry statistics, the rates of our competitors and other factors. If our actual claims experience proves to be less favorable than we assumed and we are unable to raise our premium rates, our financial results may be adversely affected. We generally cannot raise our health insurance premiums in any state unless we first obtain the approval of the insurance regulator in that state. We review the adequacy of our premium rates regularly and file rate increases on our products when we believe existing premium rates are too low. It is possible that we will not be able to obtain approval for premium rate increases from currently pending requests or requests filed in the future. If we are unable to raise our premium rates because we fail to obtain approval for a rate increase in one or more states, our net income may decrease. If we are successful in obtaining regulatory approval to raise premium rates due to unfavorable actual claims experience, the increased premium rates may reduce the volume of our new sales and cause existing policyholders to allow their policies to lapse. This would reduce our premium income in future periods. Increased lapse rates also could require us to expense all or a portion of the deferred policy costs relating to lapsed policies in the period in which those policies lapse, adversely affecting our financial results in that period.

Our Reserves for Future Insurance Policy Benefits and Claims May Prove To Be Inadequate, Requiring Us To Increase Liabilities and Resulting In Reduced Net Income and Shareholders' Equity.

          We calculate and maintain reserves for the estimated future payment of claims to our policyholders based on assumptions made by our actuaries. For our health insurance business, we establish an active life reserve plus a liability for due and unpaid claims, claims in the course of settlement, and incurred but not reported claims, as well as a reserve for the present value of amounts not yet due on claims. Many factors can affect these reserves and liabilities, such as economic and social conditions, inflation, hospital and pharmaceutical costs, changes in doctrines of legal liability, and extracontractual damage awards. Therefore, the reserves and liabilities we establish are necessarily based on extensive estimates, assumptions and prior years' statistics. Establishing reserves is an uncertain process, and it is possible that actual claims will materially exceed our reserves and have a material adverse effect on our results of operations and financial condition. Our financial performance depends significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in setting our reserves and pricing our policies. If our assumptions with respect to future claims are incorrect, and our reserves are insufficient to cover our actual losses and expenses, we would be required to increase our liabilities resulting in an adverse effect to our financial results and financial position.

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Our Insurance Subsidiaries May be Required to Pay Assessments to Fund
Policyholder Losses or Liabilities; This May Have a Material Adverse Effect on Our Results of Operations.

          The solvency or guaranty laws of most states in which an insurance company does business may require that company to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insurance companies that become insolvent. Recent insolvencies of insurance companies increase the possibility that these assessments may be required. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. We cannot estimate the likelihood and amount of future assessments. Any future assessments may have a material adverse effect on our financial results and financial position.

We are Subject to Further Risk of Loss Notwithstanding Our Reinsurance Arrangements.

          We transfer exposure to certain risks to others through reinsurance arrangements. Under these arrangements, other insurers assume a portion of our losses and expenses associated with reported and unreported claims in exchange for a portion of policy premiums. The availability, amount and cost of reinsurance depend on general market conditions and may vary significantly. Furthermore, we face credit risk with respect to reinsurance. When we obtain reinsurance, we are still liable for those transferred risks if the reinsurer cannot meet its obligations. Therefore, the inability of our reinsurers to meet their financial obligations could materially affect our operations and financial condition.

We Are Subject to Extensive Regulation.

          Our insurance business is subject to extensive regulation and supervision in the jurisdictions in which we operate, which is primarily for the benefit and protection of our customers, and not for the benefit of our investors or creditors. Our insurance subsidiaries are subject to state insurance laws that establish supervisory agencies with broad administrative powers relative to granting and revoking licenses to transact business, regulating sales and other practices, licensing agents, approving policy forms, setting reserve and solvency requirements, determining the form and content of required statutory financial statements, limiting dividends and prescribing the type and amount of investments.

          We have been operating under heightened scrutiny from state insurance regulators. As described in "Events Leading to The Chapter 11 Case - Insurance Ratings and Regulatory Issues," our insurance subsidiaries domiciled in Texas, Bankers National Life Insurance Company and Conseco Life Insurance Company of Texas (on behalf of itself and its subsidiaries), entered into consent orders with the Commissioner of Insurance for the State of Texas on October 30, 2002.

In Certain Circumstances, Regulatory Authorities May Place Our Insurance Subsidiaries Under Regulatory Control.

          Our insurance subsidiaries are subject to risk-based capital requirements. These requirements were designed to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks associated with: asset quality; mortality and morbidity; asset and liability matching; and other business factors. The requirements are used by states as an early warning tool to discover potential weakly capitalized companies for the purpose of initiating regulatory action. Generally, if an insurer's risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the magnitude of the deficiency. Possible regulatory actions range from requiring the insurer to propose actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

Recently Enacted and Pending or Future Legislation Could Also Affect the Financial Performance of Our Insurance Operations.

          During recent years, the health insurance industry has experienced substantial changes, including those caused by healthcare legislation. Recent federal and state legislation and legislative proposals relating to healthcare reform contain features that could severely limit or eliminate our ability to vary our pricing terms or apply medical underwriting standards with respect to individuals which could have the effect of increasing our loss ratios and have an adverse effect on our financial results. In particular, Medicare reform and legislation concerning prescription drugs could affect our ability to price or sell our products.

          Proposals currently pending in Congress and some state legislatures may also affect our financial results. These proposals include the implementation of minimum consumer protection standards for inclusion in all long term care policies, including: guaranteed premium rates; protection against inflation; limitations on waiting periods for pre-existing conditions; setting standards for sales practices for long term care insurance; and guaranteed consumer access to information about insurers (including lapse and replacement rates for policies and the percentage of claims denied). Enactment of any of these proposals could adversely affect our financial results.

          In addition, the federal government may seek to regulate the insurance industry, and recent government regulation may increase competition in the insurance industry and may affect our insurance subsidiaries' current sales methods. Although the federal government generally does not directly regulate the insurance industry, federal initiatives often have a direct impact on the insurance business. Current and proposed measures that may significantly affect the insurance business generally include limitations on antitrust immunity and minimum solvency requirements.

Changing Interest Rates May Adversely Affect Our Results of Operations.

          Profitability may be directly affected by the level of and fluctuations in interest rates. While we monitor the interest rate environment and employ hedging strategies designed to mitigate the impact of changes in interest rates, our financial results could be adversely affected by changes in interest rates. Our spread-based insurance and annuity business is subject to several inherent risks arising from movements in interest rates, especially if we fail to anticipate or respond to such movements. First, interest rate changes can cause compression of our net spread between interest earned on investments and interest credited on customer deposits, thereby adversely affecting our results. Second, if interest rate changes produce an unanticipated increase in surrenders of our spread-based products, we may be forced to sell investment assets at a loss in order to fund such surrenders. At September 30, 2002, approximately 20 percent of our total insurance liabilities (or approximately $4.5 billion) could be surrendered by the policyholder without penalty. Finally, changes in interest rates can have significant effects on the performance of our mortgage-backed securities portfolio, including collateralized mortgage obligations, as a result of changes in the prepayment rate of the loans underlying such securities. We follow asset/liability strategies that are designed to mitigate the effect of interest rate changes on our profitability. However, there can be no assurance that management will be successful in implementing such strategies and achieving adequate investment spreads.

Litigation and Regulatory Investigations May Harm Our Financial Strength and Reduce Our Profitability.

          Insurance companies historically have been subject to substantial litigation resulting from claims disputes and other matters. In addition to the traditional policy claims associated with their businesses, insurance companies are increasingly facing policyholder suits, class actions and disputes with reinsurers. The class actions and policyholder suits are often in connection with insurance sales practices, policy and claims administration practices and other market conduct issues. State insurance departments are increasingly focusing on sales practices and product issues in their market conduct examinations. Negotiated settlements of class action and other lawsuits have had a material adverse effect on the business, financial condition and results of operations of insurance companies. As a result of these trends, we are in the ordinary course of our business a plaintiff or defendant in actions arising out of our insurance business and investment operations, including class actions and reinsurance disputes, and, from time to time, are also involved in various governmental and administrative proceedings. Such litigation and proceedings may harm our financial strength and reduce our profitability. We cannot assure you that such litigation will not adversely affect our future business, financial condition or results of operations.

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


A Delay or an Unfavorable Outcome in the Dispute Surrounding Our Interest in the GM Building May Adversely Affect Our Financial Condition and Our Ability to Fund Our Business Plan.

          As explained in Section VI.H.3 above, entities controlled by Donald J. Trump currently dispute CNC's subsidiary's ability to acquire the GM Building and later to monetize that asset. This dispute could delay Reorganized CNC's subsidiary's ability to sell the GM Building and distribute the profits of that sale. CNC's projections presume that CNC's interest in the GM Building will be monetized in the first quarter of 2004, although timing of actual resolution of the dispute with Trump and sale of the building is not certain. The Projections attached hereto as Exhibit B presume that the GM Building will be sold for $1.1 billion. The mortgages on the GM Building, which total $700 million, are due on August 1, 2003.

The Markets in Which We Compete Are Highly Competitive.

          Each of the markets in which we operate is highly competitive. Competitors include other life insurers, commercial banks, thrifts, mutual funds and broker-dealers. Many of our competitors in different segments and regions are larger companies that have greater capital, technological and marketing resources, and have access to capital at a lower cost. Because the actual cost of products is unknown when they are sold, we are subject to competitors who may sell a product at a price that does not cover its actual cost.

          Agents placing insurance business with our insurance subsidiaries generally are compensated on a commission basis. There are many life and health insurance companies in the U.S. Some of these companies may pay higher commissions and charge lower premium rates, and many companies have more substantial resources than we do. Publicity about our recent financial difficulties may cause agents to place business with other insurers.

          We must attract and retain sales representatives to sell our insurance and annuity products. Strong competition exists among financial services companies for efficient sales representatives. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services and compensation and product features. Our competitiveness for such agents also depends upon the relationships we develop with these agents. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete and our revenues would suffer.

Tax Law Changes Could Adversely Affect Our Insurance Product Sales and Profitability.

          We sell deferred annuities and some forms of life insurance products which are attractive to purchasers, in part, because policyholders generally are not subject to United States federal income tax on increases in policy values until some form of distribution is made. Recently, Congress enacted legislation to lower marginal tax rates, reduce the federal estate tax gradually over a ten-year period, with total elimination of the federal estate tax in 2010 and increase contributions which may be made to individual retirement accounts and 401(k) accounts. While these tax law changes will sunset at the beginning of 2011 absent future congressional action, they could in the interim diminish the appeal of our annuity and life insurance products. Additionally, Congress has considered, from time to time, other possible changes to the U.S. tax laws, including elimination of the tax deferral on the accretion of value within certain annuities and life insurance products. There can be no assurance that further tax legislation will not be enacted which would contain provisions with possible adverse effects on our annuity and life insurance products.

The Impact of Recent Terrorist Attacks and Possible Military and Other Actions May Adversely Affect the Insurance Industry and Financial Markets.

          Terrorist attacks in New York City and Washington, D.C. on September 11, 2001 adversely affected commerce throughout the United States and resulted in significant disruption to the insurance industry and significant declines and volatility in financial markets. The continued threat of terrorism within the United States and abroad, and the military action and heightened security measures in response to that threat, including the possibility of hostilities in Iraq, may cause additional disruptions to the insurance industry, reduced economic activity and continued volatility in markets throughout the world, which may adversely impact our financial results.

THESE RISK FACTORS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, THE RATINGS ASSIGNED TO OUR INSURANCE SUBSIDIARIES BY RELEVANT RATING AGENCIES, THE PRICES AT WHICH THE COMPANY CAN MARKET AND SELL ITS INSURANCE PRODUCTS, THE PERFORMANCE OF THE COMPANY'S INVESTMENT PORTFOLIOS, ACHIEVING OPERATING EFFICIENCIES, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS, ACTS OF TERRORISM OR WAR, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.



                                      IX.
                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of certain U.S. federal income tax consequences of the Restructuring to the Debtors and Holders of Lender Claims, Original Notes, Exchange Notes, Secured Notes, Trust Preferred Securities and Old CNC Equity Interests. We sometimes refer to the Original Notes and the Exchange Notes collectively as the "New Notes". This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to any of such tax consequences, and there can be no assurance that the IRS will not challenge one or more of the tax consequences of the Restructuring described below.

          This summary does not apply to Holders of Lender Claims, New Notes, Secured Notes, Trust Preferred Securities and Old CNC Equity Interests that are not United States persons (as defined in the Code) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks (which includes some or all of the Holders of Lender Claims), governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, and regulated investment companies). The following discussion assumes that Holders of Lender Claims, New Notes, Secured Notes, Trust Preferred Securities and Old CNC Equity Interests hold such interests as "capital assets" within the meaning of Code
Section 1221. Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to Debtors and Holders of Lender Claims, New Notes, Secured Notes, Trust Preferred Securities and Old CNC Equity Interests based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under state, local, or foreign tax law.

          The Debtors and the Official Unsecured Committee continue to explore various possible alternative structures to maximize the going concern value of the Reorganized Debtors' estates. In this regard, if the Debtors and the Official Unsecured Committee determine that an alternative structure should be implemented, the Plan may be modified to effectuate such alternate structure; provided that such modifications shall not affect the treatment and recoveries of Holders of Claims and Equity Interests set forth herein.

          The following summary is not a substitute for careful tax planning and advice based on the particular circumstances of each Holder of Lender Claims, New Notes, Secured Notes, Trust Preferred Securities and Old CNC Equity Interests. All Holders are urged to consult their own tax advisors as to the U.S. federal income tax consequences, as well as any applicable state, local, and foreign consequences of the Restructuring.

A. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS AND EQUITY INTERESTS

          1.   Consequences to Holders of Lender Claims

          Pursuant to the Plan, the Lender Claims will be exchanged for the New Bank Debt, New CNC Preferred Stock and New CNC Warrants. The U.S. federal income tax consequences to Holders of the Lender Claims depend on whether (a) the Reorganization will result in a deemed exchange of the Lender Claims for the New Bank Debt for U.S. federal income tax purposes, (b) the Lender Claims are treated as "securities" for purposes of the reorganization provisions of the Code and (c) the Restructuring qualifies as a tax-free reorganization.

          Treasury regulations promulgated under Code Section 1001 (the "Exchange Regulations") provide that if there is a "significant modification" in the terms of a debt instrument, the modification is treated as a deemed exchange of the debt instrument for a new debt instrument. The Exchange Regulations provide that certain changes in the yield, timing of payments, changes in the obligor or security and change in payment expectation result in a significant modification of debt instruments. It is expected that the terms of the Lender Claims will be modified and that the modifications would be treated as significant under Code Section 1001.

          Whether an instrument constitutes a "security" is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including among others, the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued.

          As explained in more detail below (see "Certain U.S. Federal Income Tax Consequences to CNC," "G Reorganization") the Restructuring should constitute a tax-free reorganization as described in Code ss.368(a)(1)(G). The discussion of the tax consequences of the Restructuring to the Holders of Lender Claims assumes that the Restructuring constitutes a tax-free reorganization.

          If the Lender Claims are not treated as securities or the Restructuring is not treated as a tax-free reorganization, Holders of Lender Claims will be treated as exchanging their Lender Claims for New Bank Debt, New CNC Preferred Stock and New CNC Warrants in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of Lender Claims should recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the New CNC Preferred Stock and New CNC Warrants received and (b) the "issue price" of the New Bank Debt received (provided such New CNC Preferred Stock, New CNC Warrants and/or New Bank Debt is not allocable to accrued but untaxed interest) and (ii) such Holder's basis in the Lender Claims. To the extent such Holders hold their Lender Claims as capital assets, such gain or loss should be capital in nature and should be long-term capital gain or loss if the Lender Claims were held for more than one year (subject to the "market discount" rules discussed below). To the extent that a portion of the New Bank Debt, New CNC Preferred Stock or New CNC Warrants received in exchange for the Lender Claims is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New CNC Preferred Stock (including in any fractional shares) and New CNC Warrants received should equal the fair market value of the New CNC Preferred Stock and New CNC Warrants as of the Effective Date and a

Holder's tax basis in New Bank Debt will equal its "issue price." The issue price of the New Bank Debt should equal its stated principal amount since neither the Lender Claims nor the New Bank Debt are (or will be) traded on an established market and the New Bank Debt will provide for adequate stated interest. A Holder's holding period for New Bank Debt, New CNC Preferred Stock and New CNC Warrants should begin on the day following the Effective Date.

          If the Lender Claims are treated as securities and the Restructuring pursuant to which the Lender Claims are exchanged for New Bank Debt, New CNC Preferred Stock and New CNC Warrants is treated as a tax-free reorganization, Holders of Lender Claims should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New Bank Debt, New CNC Preferred Stock and New CNC Warrants are treated as received in satisfaction of accrued but untaxed interest on the Lender Claims. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New Bank Debt, New CNC Preferred Stock and New CNC Warrants equal to the tax basis of the Lender Claims surrendered therefor and should have a holding period for the New Bank Debt, New CNC Preferred Stock and New CNC Warrants that includes the holding period for the Lender Claims; provided that the tax basis of New Bank Debt, New CNC Preferred Stock and New CNC Warrants treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Bank Debt, New CNC Preferred Stock and New CNC Warrants should not include the holding period of the Lender Claims.

          2. Consequences to Holders of New Notes, Secured Notes and Trust Preferred Securities

               (a)  Exchange of New Notes for New CNC Common Stock

          Whether Holders of New Notes will recognize gain or loss on the exchange of New Notes for New CNC Common Stock depends on whether (a) the Restructuring qualifies as a tax-free reorganization and (b) the New Notes are treated as "securities" for purposes of the reorganization provisions of the Code.

          As explained in more detail below (see "Certain U.S. Federal Income Tax Consequences to CNC," "G Reorganization") the Restructuring should constitute a tax-free reorganization as described in Code ss.368(a)(1)(G). Hence, the discussion of the tax consequences of the Restructuring to the Holders of New Notes assumes that the Restructuring constitutes a tax-free reorganization.

          As described above, whether an instrument constitutes a "security" is determined based on all the facts and circumstances, with the length of the term of a debt instrument being an important factor. The following series of New Notes have terms to maturity between five and ten years and, based on their terms to maturity and other features, these series of New Notes are likely to be treated as securities for federal income tax purposes: 6.4% Original Notes (issued on February 15, 1998 and maturing on February 10, 2003); 8.75% Original Notes (issued on February 3, 2000 and maturing on February 9, 2004); 6.8% Original Notes (issued on June 5, 1998 and maturing on June 15, 2005); 9.0% Original Notes (issued October 19, 1999 and maturing on October 15, 2006); 10.75% Original Notes (issued June 27, 2001 and maturing on June 15, 2008); 6.8% Exchange Notes (issued on April 24, 2002 and maturing on June 15, 2007); 9.0% Exchange Notes (issued on April 24, 2002 and maturing on October 15, 2008); and 10.75% Exchange Notes (issued on April 24, 2002 and maturing on June 15, 2009).

          The following series of New Notes have terms to maturity of less than five years and, based on their terms to maturity and other features, these series of New Notes may not be treated as securities for federal income tax purposes: 8.5% Exchange Notes (issued on April 24, 2002 and maturing on October 15, 2003); 6.4% Exchange Notes (issued April 24, 2002 and maturing on February 10, 2004); 8.75% Exchange Notes (issued on April 24, 2002 and maturing on February 9, 2006); and 8.5% Original Notes (issued on October 18, 1999 and maturing on October 15, 2002).

          If any series of New Notes are treated as securities and the Restructuring pursuant to which the New Notes are exchanged for New CNC Common Stock is treated as a tax-free reorganization, Holders of such New Notes should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New CNC Common Stock is treated as received in satisfaction of accrued but untaxed interest on such New Notes. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New CNC Common Stock (including any fractional shares) equal to the tax basis of the New Notes surrendered therefor and should have a holding period for the New CNC Common Stock (including for any fractional share) that includes the holding period for the New Notes; provided that the tax basis of any share of New CNC Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New CNC Common Stock should not include the holding period of the New Notes.

          If any series of New Notes are not treated as securities or the Restructuring pursuant to which the New Notes are exchanged for New CNC Common Stock does not qualify as a tax-free reorganization, Holders of such New Notes will be treated as exchanging their New Notes for New CNC Common Stock in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of the New Notes should recognize gain or loss equal to the difference between (i) the fair market value of New CNC Common Stock (as of the Effective Date) received in exchange for the New Notes and (ii) the Holder's adjusted basis in the New Notes. Such gain or loss should be capital in nature so long as the New Notes are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the New Notes were held for more than one year. To the extent that a portion of the New CNC Common Stock received in exchange for the New Notes is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New CNC Common Stock (including in any fractional share) received should equal the fair market value of the New CNC Common Stock as of the Effective Date. A Holder's holding period for New CNC Common Stock (including for any fractional share) should begin on the day following the Effective Date.

               (b) Exchange of Secured Notes for New CNC Common Stock or New Secured Notes

          Pursuant to the Plan, the Holders of Secured Notes will receive either
(a) New CNC Common Stock or (b) New Secured Notes. Whether Holders of Secured Notes will recognize gain or loss on the exchange of Secured Notes for New CNC Common Stock or New Secured Notes depends on (a) the type of consideration received (i.e., New CNC Common Stock or New Secured Notes); (b) whether the Restructuring qualifies as a tax-free reorganization and (c) whether Secured Notes and (if the Holders of Secured Notes receive New Secured Notes) New Secured Notes are treated as "securities" for purposes of the reorganization provisions of the Code.

          As explained in more detail below (see "Certain U.S. Federal Income Tax Consequences to CNC," "G Reorganization") the Restructuring should constitute a tax-free reorganization as described in Code ss.368(a)(1)(G). Hence, the discussion of the tax consequences of the Restructuring to the Holders of Secured Notes assumes that the Restructuring constitutes a tax-free reorganization.

          As described above, whether an instrument constitutes a "security" is determined based on all the facts and circumstances, with the length of the term of a debt instrument being an important factor. Each series of Secured Notes has a term to maturity of approximately ten years and, based on their terms to maturity and other features, the Secured Notes should be treated as securities for federal income tax purposes. At this time, the maturity date and other terms of the New Secured Notes have not yet been determined.

          If Holders of Secured Notes receive New CNC Common Stock under the Plan, and (i) Secured Notes are treated as securities and (ii) the Restructuring pursuant to which the Secured Notes are exchanged for New CNC Common Stock is treated as a tax-free reorganization, Holders of such Secured Notes should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New CNC Common Stock is treated as received in satisfaction of accrued but untaxed interest on such Secured Notes. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New CNC Common Stock (including any fractional shares) equal to the tax basis of the Secured Notes surrendered therefor and should have a holding period for the New CNC Common Stock (including for any fractional shares) that includes the holding period for the Secured Notes; provided that the tax basis of any share of New CNC Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New CNC Common Stock should not include the holding period of the Secured Notes.

          If Holders of Secured Notes receive New CNC Common Stock under the Plan, and (i) the Secured Notes are not treated as securities or (ii) the Restructuring pursuant to which the Secured Notes are exchanged for New CNC Common Stock does not qualify as a tax-free reorganization, Holders of such Secured Notes will be treated as exchanging their Secured Notes for New CNC Common Stock in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of the Secured Notes should recognize gain or loss equal to the difference between (i) the fair market value of New CNC Common Stock (as of the Effective Date) received in exchange for the Secured Notes and (ii) the Holder's adjusted basis in the Secured Notes. Such gain or loss should be capital in nature so long as the Secured Notes are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the Secured Notes were held for more than one year. To the extent that a portion of the New CNC Common Stock received in exchange for the Secured Notes is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New CNC Common Stock (including in any fractional shares) received should equal the fair market value of the New CNC Common Stock as of the Effective Date. A Holder's holding period for New CNC Common Stock (including for any fractional share) should begin on the day following the Effective Date.

          If Holders of Secured Notes receive New Secured Notes under the Plan, and (i) both, Secured Notes and New Secured Notes are treated as securities and
(ii) the Restructuring pursuant to which the Secured Notes are exchanged for New Secured Notes is treated as a tax-free reorganization, Holders of such Secured Notes should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that any portion of New Secured Notes is treated as received in satisfaction of accrued but untaxed interest on such Secured Notes. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New Secured Notes equal to the tax basis of the Secured Notes surrendered therefor and should have a holding period for the New Secured Notes that includes the holding period for the Secured Notes; provided that the tax basis of any portion of New Secured Notes treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Secured Notes should not include the holding period of the Secured Notes.

          If Holders of Secured Notes receive New Secured Notes under the Plan, and (i) either the Secured Notes or New Secured Notes are not treated as securities or (ii) the Restructuring pursuant to which the Secured Notes are exchanged for New Secured Notes does not qualify as a tax-free reorganization, Holders of such Secured Notes will be treated as exchanging their Secured Notes for New Secured Notes in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of the Secured Notes should recognize gain or loss equal to the difference between (i) the value of New Secured Notes (as of the Effective Date) received in exchange for the Secured Notes and (ii) the Holder's adjusted basis in the Secured Notes. Such gain or loss should be capital in nature so long as the Secured Notes are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the Secured Notes were held for more than one year. To the extent that a portion of the New Secured Notes received in exchange for the Secured Notes is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New Secured Notes received should equal the value of the New Secured Notes as of the Effective Date. A Holder's holding period for New Secured Notes should begin on the day following the Effective Date.

          (c)  Exchange of Trust Preferred Securities for New CNC Common Stock

          Whether Holders of Trust Preferred Securities will recognize gain or loss on the exchange of Trust Preferred Securities for New CNC Common Stock depends on whether (a) the Restructuring qualifies as a tax-free reorganization and (b) the Subordinated Debentures underlying the Trust Preferred Securities are treated as "securities" for purposes of the reorganization provisions of the Code.

          As explained in more detail below (see "Certain U.S. Federal Income Tax Consequences to CNC," "G Reorganization") the Restructuring should constitute a tax-free reorganization as described in Code ss.368(a)(1)(G). Hence, the discussion of the tax consequences of the Restructuring to the Holders of Trust Preferred Securities assumes that the Restructuring constitutes a tax-free reorganization.

          As described above, whether an instrument constitutes a "security" is determined based on all the facts and circumstances, with the length of the term of a debt instrument being an important factor. Each series of Trust Preferred Securities (other than the 6.75% Trust Preferred Securities) has a term to maturity of more than five years and, based on their term to maturity and other features, the Subordinated Debentures underlying the Trust Preferred Securities should be treated as securities for federal income tax purposes.

          If the Trust Preferred Securities are treated as securities and the Restructuring pursuant to which the Trust Preferred Securities are exchanged for New CNC Common Stock is treated as a tax-free reorganization, Holders of the Trust Preferred Securities should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New CNC Common Stock is treated as received in satisfaction of accrued but untaxed interest on Trust Preferred Securities. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New CNC Common Stock (including any fractional shares) equal to the tax basis of Trust Preferred Securities surrendered therefor and should have a holding period for the New CNC Common Stock (including for any fractional share) that includes the holding period for the Trust Preferred Securities; provided that the tax basis of any share of New CNC Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New CNC Common Stock should not include the holding period of the Trust Preferred Securities.

          If the Trust Preferred Securities are not treated as securities or the Restructuring pursuant to which the Trust Preferred Securities are exchanged for New CNC Common Stock does not qualify as a tax-free reorganization, Holders of such Trust Preferred Securities will be treated as exchanging their Trust Preferred Securities for New CNC Common Stock in a taxable exchange under
Section 1001 of the Code. Accordingly, a Holder of Trust Preferred Securities should recognize gain or loss equal to the difference between (i) the fair market value of New CNC Common Stock (as of the Effective Date) received in exchange for the Trust Preferred Securities and (ii) the Holder's adjusted basis in the Trust Preferred Securities. Such gain or loss should be capital in nature (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the Trust Preferred Securities were held for more than one year. To the extent that a portion of the New CNC Common Stock received in exchange for the Trust Preferred Securities is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New CNC Common Stock (including in any fractional share) received should equal the fair market value of the New CNC Common Stock as of the Effective Date. A Holder's holding period for New CNC Common Stock (including for any fractional share) should begin on the day following the Effective Date.

               (d) Accrued Interest and Market Discount

               (i) Accrued But Untaxed Interest

          To the extent that any amount received in the Reorganization by a Holder of Lender Claims, New Notes, Secured Notes or Trust Preferred Securities is attributable to accrued but untaxed interest, such amount should be taxable to the Holder as interest income, if such accrued interest has not been previously included in the Holder's gross income for U.S. federal income tax purposes. Conversely, a Holder of Lender Claims, New Notes, Secured Notes or Trust Preferred Securities may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent that any accrued interest was previously included in the Holder's gross income but was not paid in full by CNC.

          The extent to which New CNC Common Stock, New CNC Preferred Stock, Secured Notes or New CNC Warrants received by a Holder of Lender Claims, New Notes, Secured Notes or Trust Preferred Securities will be attributable to accrued but untaxed interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such Holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a bankruptcy plan is binding for federal income tax purposes. However, the IRS could take the position that the consideration received by a Holder should be allocated in some way other than as provided in the Plan. Holders of Lender Claims, New Notes, Secured Notes and Trust Preferred Securities should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

               (ii) Market Discount

          Holders of Lender Claims, New Notes, Secured Notes and Trust Preferred Securities who exchange Lender Claims, New Notes, Secured Notes or Trust Preferred Securities for New Bank Debt, New CNC Preferred Stock, New CNC Common Stock, New Secured Notes or New CNC Warrants may be affected by the "market discount" provisions of Code Sections 1276 through 1278. Under these rules, some or all of the gain realized by a Holder of Lender Claims, New Notes or Trust Preferred Securities may be treated as ordinary income (instead of capital gain), to the extent of the amount of "market discount" on such Lender Claims, New Notes, Secured Notes or Trust Preferred Securities.

          In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be a acquired with "market discount " as to that holder if the debt obligation's stated redemption price at maturity (or revised issue price, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

          Any gain recognized by a Holder on the taxable disposition of Lender Claims, New Notes, Secured Notes or Trust Preferred Securities (determined as described above) that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Lender Claims, New Notes, Secured Notes or Trust Preferred Securities were considered to be held by a Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the Lender Claims, New Notes, Secured Notes or Trust Preferred Securities that were acquired with market discount are exchanged in a tax-free transaction for other property (as may occur here), any market discount that accrued on the Lender Claims, New Notes, Secured Notes or Trust Preferred Securities (i.e., up to the time of the exchange) but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued market discount.

               (e) Receipt of Interests in a Residual Trust

          On the Effective Date, the Residual Trust shall be settled and exist as a grantor trust for the benefit of certain creditors. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Residual Trustee), pursuant to Treasury Regulation Section 1.671-1(a) and/or Treasury Regulation Section 301.7701-4(d) and related regulations, the Residual Trustee may designate and file returns for the Residual Trust as a "grantor trust" and/or "liquidating trust" and therefore, for federal income tax purposes, the Residual Trust's taxable income (or loss) should be allocated pro rata to its beneficiaries.

          The tax consequences of the right to receive and of the receipt (if any) of property from the Residual Trust are uncertain, and may depend, among other things, on the timing of the distribution and the nature of the property received. It is possible that the receipt of property from the Residual Trust would be a taxable event to the Holders of Claims at the time the property is received; however, it is also possible that the IRS could seek to treat the right to receive property from the Residual Trust as property received at the time of the Restructuring, and tax it in the same manner as cash or other property received on the exchange. Alternatively, the Holders of Claims could be treated as exchanging the right to receive property from the Residual Trust in exchange for a portion of Claims. Finally, a portion of any amount of property received from the Residual Trust may be treated in respect of accrued but unpaid interest to the Holders of

Claims. In light of these substantial uncertainties, Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the Residual Trust.

          3. Consequences to Holders of Old CNC Preferred Stock and Old CNC Common Stock

          Holders of Old CNC Preferred Stock and Old CNC Common Stock that is cancelled in the Restructuring will be allowed a worthless stock deduction (unless such Holder had previously claimed a worthless stock deduction with respect to any Old CNC Preferred Stock or Old CNC Common Stock and assuming that the taxable year that includes the Restructuring is the same taxable year in which such stock first became worthless) in an amount equal to the Holder's adjusted basis in the Old CNC Preferred Stock and/or Old CNC Common Stock. A worthless stock deduction is a deduction allowed to a holder of a corporation's stock for the taxable year in which such stock becomes worthless. If the Holder held Old CNC Preferred Stock and/or Old CNC Common Stock as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset.

          4. Consequences to Holders of Reorganizing Debtor General Unsecured Claims

          Pursuant to the Plan, Holders of Reorganizing Debtor General Unsecured Claims may receive a distribution of New CNC Common Stock in respect of such claims. Holders of Reorganizing Debtor General Unsecured Claims should recognize gain or loss equal to the amount realized under the Plan in respect of their claims less their respective tax basis in those claims. The amount realized for this purpose generally will equal the fair market value of New CNC Common stock and other consideration (if any) received under the Plan. Any gain or loss recognized in the exchange will be capital or ordinary depending on the status of the claim in the Holder's hands. The Holder's aggregate tax basis for any consideration received under the Plan should equal the fair market value of the property received under the Plan. The holding period for any consideration under the Plan generally will begin on the day following the Effective Date.

B.        CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO CNC

          1.   G Reorganization

          CNC intends to accomplish the Restructuring in the form of a reorganization described in Code ss.368(a)(1)(G) (a "G Reorganization"). Pursuant to the Plan, on the Effective Date, CNC will transfer substantially all of its assets (principally the stock of CIHC and other direct subsidiaries of CNC) to Reorganized CNC in exchange for New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants, New Secured Notes and Reorganized CNC's assumption of certain indebtedness of CNC, as specified in the Plan. Certain of CNC's assets (the "unwanted assets") will not be transferred to Reorganized CNC. The unwanted assets consist of (i) the stock of certain indirect subsidiaries of CNC that management of CNC has determined do not have material operations that would be beneficial to Reorganized CNC and its subsidiaries and (ii) cash or cash equivalents that will be used to satisfy certain obligations of CNC pursuant to the Plan. CNC will then distribute New CNC Common Stock, New CNC Preferred Stock, New Secured Notes and New CNC Warrants to Holders of Lender Claims, New Notes and Trust Preferred Securities.

          This transfer of assets and distribution of New CNC Common Stock, New CNC Preferred Stock, New Secured Notes and New CNC Warrants pursuant to the Plan should constitute a reorganization as described in Code ss. 368(a)(1)(G), assuming that certain non-statutory requirements, such as the requirement that a reorganization have a business purpose and preserve continuity of proprietary interest, are satisfied. The (i) corporate law benefits to be derived from an incorporation of Reorganized CNC in Delaware, (ii) ability of CNC to leave unwanted assets behind in the Reorganization in order to facilitate the winding up of certain non-critical subsidiaries and the satisfaction of certain claims pursuant to the Plan, and (iii) ability of CNC to substantially reduce its debt in the Reorganization should satisfy the business purpose requirement. For purposes of G reorganizations, a corporation's creditors that receive stock are considered to hold proprietary interests; as a result, the receipt of New CNC Common Stock and

New CNC Preferred Stock by the holders of Lender Claims, New Notes and Trust Preferred Securities should satisfy the requirements for continuity of proprietary interest. Accordingly, the transfer of assets by CNC to Reorganized CNC in exchange for New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants and the distribution of all consideration received from Reorganized CNC to the creditors of CNC should constitute a G Reorganization.

          Assuming that the transfers and distributions described above constitute a G reorganization, (i) CNC will recognize no gain or loss with respect to such transactions, (ii) CNC's taxable year will close on the Effective Date and it will begin a new taxable year on the day after the Effective Date, and (iii) all of CNC's tax attributes existing on the Effective Date, including NOLs and other loss and credit carryovers, will be transferred to Reorganized CNC as of the close of the Effective Date. Thus any income recognized by CNC (and not excluded under Code ss. 108) in its tax year beginning on the day following the Effective Date (or subsequent tax years), during its winding up, will not be protected by CNC's pre-Effective Date NOLs, but only by NOLs (if any) incurred after the Effective Date or attributable to unwanted assets.

          If the transfers and distributions described above do not constitute a G reorganization, (i) CNC will recognize gain or loss with respect to the transaction, although the amount of such gain, if any, is not expected to exceed the amount of the NOL of CNC, and thus is not expected to result in any tax upon CNC, (ii) CNC's taxable year will not close on the Effective Date, and (iii) all of CNC's tax attributes should remain with CNC, and will not be transferred to Reorganized CNC.

          2.   Cancellation of Indebtedness and Reduction of Tax Attributes

          As a result of the Restructuring, the amount of CNC's aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income ("COD Income") upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid and the fair market value of any new consideration (including stock of the debtor) given in satisfaction of such indebtedness at the time of the exchange.

         A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a Title 11 bankruptcy proceeding and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income which it excluded from gross income under Code Section 108. In general, tax attributes will be reduced in the following order: (a) net operating losses ("NOLs"), (b) tax credits and capital loss carryovers, and (c) tax basis in assets.

          Because the Plan provides that Holders of New Notes, Lender Claims and Trust Preferred Securities will receive New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants and New Bank Debt, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend on the fair market value of the New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants and the issue price of New Bank Debt. These values and issue price of the New Bank Debt cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted.

C.        CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO REORGANIZED CNC

          1.   Transfer of Assets from CNC to Reorganized CNC

          Reorganized CNC will recognize no gain or loss with respect to the receipt of CNC assets in exchange for New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants pursuant to the Restructuring. Assuming, as described above, that the transfer of assets by CNC to Reorganized CNC constitutes a G reorganization, the assets transferred to Reorganized CNC will have the same basis in Reorganized CNC's hands as such assets did in CNC's hands, and Reorganized CNC's holding period for such assets will include CNC's holding period. Reorganized CNC will also succeed to CNC's tax attributes at the close of the Effective Date. As described above, subject to potential limitations imposed by Code Section 382, as described below, Reorganized CNC intends to take the position that CNC will succeed to the attributes of Reorganized CNC without reduction for the COD Income of CNC, and that such attributes will be available to offset income of Reorganized CNC in its tax year beginning on the day following the Effective Date (and in subsequent tax years). However, there is no assurance that the IRS will not take a contrary position and assert that Reorganized CNC will only succeed to the attributes of CNC with a reduction for the COD Income of CNC, or, as discussed below, that Code Section 269 will apply to reduce or eliminate Reorganized CNC's ability to use the attributes of CNC.

          2.   Limitation of Net Operating Loss Carryovers and Other Tax
               Attributes

          Code Section 382 generally limits a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change) if a corporation undergoes an "ownership change." This discussion describes the limitation determined under Code Section 382 in the case of an "ownership change" as the "Section 382 Limitation." The Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change and the long term tax-exempt rate (which is published monthly by the Treasury Department and most recently was approximately 4.65%) in effect for the month in which the ownership change occurs. In addition, Code Section 383 applies a similar limitation to capital loss carryforwards and tax credits.

          In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable "testing period" (generally, the shorter of (a) the three-year period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation). A "5 percent shareholder" for these purposes includes, generally, an individual or entity that directly or indirectly owns 5 percent or more of a corporation's stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation's stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that have consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group. An ownership change will occur with respect to CNC and its successor, Reorganized CNC, in connection with the Plan. Therefore, Reorganized CNC's ability to use its NOLs will be limited by Code ss. 382.

          When an "ownership change" occurs pursuant to the implementation of a plan of reorganization under the Bankruptcy Code, the general Section 382 Limitation may not apply if certain requirements are satisfied. Under Section 382(l)(5) of the Code, the Section 382 Limitation does not apply to an ownership change of a loss corporation if the corporation was under the jurisdiction of a bankruptcy court immediately before the change and those persons who were shareholders and creditors of the loss corporation immediately before the ownership change own at least 50 percent of the loss corporation's stock by value and voting power after the ownership change (the "Bankruptcy Exception").

          Thus, under Code Section 382(l)(5), Reorganized CNC would avoid entirely the application of Section 382 Limitation to the NOLs and recognized built-in losses, if any, but would be required to reduce their NOLs and possibly other tax attributes by any deduction for interest claimed by CNC with respect to any indebtedness converted into stock for (a) the three-year period preceding the taxable year of the "ownership change" and (b) the portion of the year of the "ownership change" prior to the consummation of the Plan. However, Reorganized CNC currently intends to elect out of the application of Code
Section 382(l)(5). Instead, CNC expects to take advantage of the special rule in Code Section 382(l)(6) (discussed immediately below).

          As noted above, the Section 382 Limitation is generally determined by reference to the fair market value of the loss corporation's outstanding stock immediately before the ownership change. However, Code Section 382(l)(6) provides that a debtor may elect, in the case of an ownership change resulting from a bankruptcy proceeding of a debtor, to have the value of the debtor's stock for the purpose of calculating the

Section 382 Limitation determined by reference to the net equity value of the debtor's stock immediately after the ownership change. Although it is not possible to know with certainty what the fair market value of New CNC Common Stock and New CNC Preferred Stock will be following the Effective Date (and accordingly what the amount of the Section 382 Limitation would be), CNC believes that the Code Section 382(l)(6) rule could be of significant benefit with respect to Reorganized CNC's ability to utilize any remaining tax attributes following the Effective Date. Accordingly, CNC currently intends to elect the application of this rule. Thus, for purposes of calculating the
Section 382 Limitation, the value of New CNC Common Stock and New CNC Preferred Stock would reflect the increase, if any, in value resulting from any surrender or cancellation of creditors' claims against CNC in the bankruptcy.

          3.   Application of Code Section 269 to the G Reorganization

          Pursuant to Code Section 269(a)(1), the IRS may disallow a corporate tax benefit if the principal purpose for an acquisition of 50% or more (in vote or value) of the stock of a corporation (the "Applicable Stock Acquisition") is the evasion or avoidance of federal income tax by securing a corporate tax benefit that would not otherwise be available. Furthermore, pursuant to Code
Section 269(a)(2), the IRS may disallow a corporate tax benefit if the principal purpose for certain asset acquisitions (the "Applicable Asset Acquisition") is the evasion or avoidance of federal income tax by securing a corporate tax benefit that would not otherwise be available. If the IRS were to assert Code
Section 269 with respect to an Applicable Stock Acquisition or an Applicable Asset Acquisition, the taxpayer would have the burden of proof because the IRS's determination of a tax avoidance principal purpose is presumptively correct. If the taxpayer is unable to carry the burden of proving a principal purpose other than tax avoidance, the determination of a tax avoidance would stand.

          In the Reorganization, Reorganized CNC will acquire substantially all of the assets of CNC and more than 50% in value of New CNC Common Stock will be acquired by Holders of New Notes and Trust Preferred Securities. If the IRS determines that either the acquisition of New CNC Common Stock or CNC assets is principally for tax avoidance purposes, it could assert that Code Section 269 authorizes it to disallow deductions with respect to some or all of Reorganized CNC's NOLs. This determination is primarily a question of fact.

          There is a risk that the IRS could assert that the principal purpose of the G Reorganization is to enhance the ability of the reorganized CNC to utilize its NOLs. To prevail in this assertion, the IRS must demonstrate that the purpose to evade or avoid federal income tax exceeds in importance any other purpose. The determination of the purpose for which an acquisition was made requires a scrutiny of the entire circumstances in which the transaction or course of conduct occurred, in connection with the tax result claimed to arise therefrom. Courts are generally reluctant to invoke Code Section 269 where a reasonable business purpose existed for the timing and form of the acquisition, even if the availability of NOLs was also a major consideration in the transaction.

          As noted above, the determination of whether tax avoidance is the principal motivation of a transaction is primarily a question of fact. Although the matter is subject to some uncertainty, CNC believes that, if the G Reorganization were challenged by the IRS, the IRS should not be able to demonstrate that the federal tax avoidance was the principal motivation for the G Reorganization. CNC believes that the acquisition of control of CNC and Reorganized CNC by holders of Lender Claims, New Notes and Trust Preferred Securities pursuant to the Plan will be made for legitimate business purposes. The Holders of Lender Claims, New Notes and Trust Preferred Securities will be offered New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants because CNC cannot offer them sufficient cash and/or new debt instruments to preserve their investment in CNC. In light of business exigencies requiring CNC to satisfy most of the claims against CNC with New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants, tax avoidance should not be considered the principal motivation for the Plan. Further, CNC believes that there are legitimate business purposes for the reincorporation of CNC, an Indiana corporation, as Reorganized CNC, a Delaware corporation, which will carry on the CNC business unhampered by concerns relating to the unwanted assets. Accordingly, CNC believes that Code Section 269 should not apply to the G Reorganization.

          If, nevertheless, the IRS were to make an assertion that Code Section 269 applied and such assertion were sustained, Code Section 269 would severely limit or even extinguish Reorganized CNC's ability to utilize CNC's pre-ownership change NOLs to which it succeeded in the G Reorganization. Due to the highly fact dependent nature of this issue, there can be no assurance that the IRS would not prevail if it were to assert the application of Code Section 269 to the G Reorganization.

          4.   Information Reporting and Backup Withholding

          Under the backup withholding rules, a Holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or
(b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax.

          CNC and Reorganized CNC will withhold all amounts required by law to be withheld from payments of interest and dividends. CNC and Reorganized CNC will comply with all applicable reporting requirements of the Code.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF LENDER CLAIMS, NEW NOTES, SECURED NOTES, TRUST PREFERRED SECURITIES AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

                                       X.
                                 RECOMMENDATION

          In the opinion of the Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims and Equity Interests. Accordingly, the Debtors recommend that Holders of Claims and Equity Interests entitled to vote on the Plan support confirmation of the Plan and vote to accept the Plan.

Dated: January 31, 2003               Respectfully Submitted,

                                      CONSECO, INC.


                                      By:   /s/Eugene M. Bullis
                                            ----------------------------
                                            Name:  Eugene M. Bullis
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                      CIHC, INCORPORATED


                                      By:   /s/Eugene M. Bullis
                                            ----------------------------
                                            Name:  Eugene M. Bullis
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                      CTIHC, INC.


                                      By:   /s/Eugene M. Bullis
                                            ----------------------------
                                            Name:  Eugene M. Bullis
                                            Title: Company Director

                                      PARTNERS HEALTH GROUP, INC.


                                      By:   /s/Daniel J. Murphy
                                            ----------------------------
                                            Name:  Daniel J. Murphy
                                            Title: Senior Vice President and
                                                   Treasurer

                                      CONSECO FINANCE CORP.

                                      By:   /s/Charles H. Cremens
                                            ----------------------------
                                            Name:  Charles H. Cremens
                                            Title: President

                                      CONSECO FINANCE SERVICING CORP.

                                      By:   /s/Charles H. Cremens
                                            ----------------------------
                                            Name:  Charles H. Cremens
                                            Title: President

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


Prepared by:

James H.M. Sprayregen, P.C.
Anne M. Huber
Anup Sathy
KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, Illinois  60601
(312) 861-2000

COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION















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